     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                 XL CAPITAL LTD
             (Exact Name of Registrant as Specified in Its Charter)

             CAYMAN ISLANDS                                 6351                                   98-0191089
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER IDENTIFICATION
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                         NUMBER)

                         ------------------------------

                     CUMBERLAND HOUSE, ONE VICTORIA STREET
                             HAMILTON, BERMUDA HM11
                                 (441) 292-8515
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             PAUL S. GIORDANO, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 XL CAPITAL LTD
                           C/O CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 246-5070
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   COPIES TO:

                 LEE MEYERSON, ESQ.                                    DENNIS J. BLOCK, ESQ.
             Simpson Thacher & Bartlett                            Cadwalader, Wickersham & Taft
                425 Lexington Avenue                                      100 Maiden Lane
              New York, New York 10017                               New York, New York 10038

        Approximate date of commencement of proposed sale to the public:

  AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE     AGGREGATE OFFERING  AGGREGATE OFFERING   REGISTRATION FEE
                 TO BE REGISTERED                     REGISTERED (1)    PRICE PER UNIT (2)      PRICE (2)              (2)
Class A Ordinary Shares, $0.01 par value
  (including associated Rights)(3)                  19,734,740 shares         $50.72          $1,093,903,116       $304,105.07

(1) Represents the number of Class A Ordinary Shares of XL Capital Ltd which may be issued to former stockholders of NAC Re Corp. pursuant to the merger described herein. The number of XL Class A Ordinary Shares to be registered has been determined by multiplying the exchange ratio (0.915) by 21,568,022, the maximum aggregate number of shares of NAC Re Common Stock convertible in the merger.

(2) The registration fee was calculated pursuant to Rule 457(f) as 0.000278 of $1,093,903,116 (the average of the high and low prices of NAC Re Common Stock on the New York Stock Exchange, Inc. Composite Transaction Tape on April 19, 1999, multiplied by the maximum aggregate number of shares of NAC Re Common Stock convertible in the merger). The amount of the registration fee includes $230,209.13 previously paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, in connection with the filing by NAC Re Corp. of a preliminary proxy statement/prospectus related to the proposed merger.

(3) Includes associated Rights (the "Rights") to purchase one XL Class A Ordinary Share. Until the occurrence of certain prescribed events, the Rights are not exercisable. The Rights are evidenced by the certificate representing XL Class A Ordinary Shares and will be transferred only with such shares.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               NAC RE CORPORATION

  [LOGO]
               ONE GREENWICH PLAZA
               P.O. BOX 2568
               GREENWICH, CT 06836-2568
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

April 26, 1999

To the Stockholders of NAC Re Corp.:

    The boards of directors of NAC Re and XL Capital Ltd have unanimously approved a strategic combination between your company and XL, one of the world's leaders in excess liability insurance and also one of the world's largest property reinsurers. We believe that this combination will provide NAC Re stockholders with an exciting opportunity to participate in the growth of a larger, more diversified insurer and reinsurer with the resources to compete in the rapidly evolving insurance and reinsurance marketplace. We believe this combination will enhance the value of both NAC Re and XL. This Proxy Statement/Prospectus explains why and we encourage you to read it all carefully.

    Upon completion of the merger, NAC Re stockholders will receive 0.915 of an XL Class A voting ordinary share for each share of NAC Re common stock that they own. Approximately 16,522,818 XL shares are expected to be issued in the merger, based on the outstanding shares of NAC Re common stock on April 23, 1999.

    The merger will be tax-free to NAC Re stockholders for U.S. federal income tax purposes except for taxes due on cash received by NAC Re stockholders in lieu of fractional shares.

    The merger requires the approval of the stockholders of NAC Re. NAC Re has scheduled a special meeting of its stockholders on May 26, 1999 at One Greenwich Plaza, Greenwich, Connecticut 06836-2568 to vote on the merger. We urge you to attend this meeting, at which we will be available to answer any questions you may have.

    Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. The board of directors of NAC Re unanimously recommends that you vote FOR adoption of the merger agreement. Voting instructions are inside.

    This document provides you with detailed information about the proposed merger. Again, we encourage you to read this entire document carefully.

/s/ Nicholas M. Brown Jr.
------------------------------------------------

Nicholas M. Brown, Jr.
President and Chief Executive Officer
NAC Re Corp.

    FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 15.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE XL SHARES TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS PROXY STATEMENT/PROSPECTUS IS DATED APRIL 26, 1999, AND IS FIRST BEING MAILED TO STOCKHOLDERS ON APRIL 27, 1999.

               NAC RE CORPORATION

  [LOGO]
               ONE GREENWICH PLAZA
               P.O. BOX 2568
               GREENWICH, CT 06836-2568
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1999

NOTICE IS HEREBY GIVEN THAT NAC RE CORP. WILL HOLD A SPECIAL MEETING OF ITS STOCKHOLDERS ON MAY 26, 1999 AT 10:00 A.M., LOCAL TIME, AT ONE GREENWICH PLAZA, GREENWICH, CONNECTICUT 06836-2568, FOR THE FOLLOWING PURPOSE:

        (i) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 15, 1999, as amended by Amendment No. 1 dated as of April 26, 1999, among NAC Re Corp., Dasher Acquisition Corp. and XL Capital Ltd pursuant to which, among other things:

           (a) Dasher Acquisition Corp., a wholly owned subsidiary of XL, will be merged with and into NAC Re; and

           (b) each share of NAC Re common stock outstanding immediately prior to the merger will be converted into 0.915 of an XL Class A voting ordinary share; and

        (ii) To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    A copy of the merger agreement, as amended, is attached as Appendix A to the proxy statement/ prospectus accompanying this notice.

    NAC Re has established the close of business on April 23, 1999 as the record date to determine the stockholders entitled to vote at the NAC Re special meeting or any postponement or adjournment thereof. No business other than the proposal described in this notice will be considered at the NAC Re special meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the NAC Re special meeting will be available for inspection by stockholders of record for any purpose germane to the meeting during business hours at the principal executive offices of NAC Re during the ten-day period prior to the date of the NAC Re special meeting and will also be available at the NAC Re special meeting.

    The affirmative vote of a majority of the outstanding shares of NAC Re common stock is required to adopt the merger agreement.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT, AS AMENDED, AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF NAC RE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT, AS AMENDED, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

    Your vote is important and we urge you to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope as promptly as possible, whether or not you expect to attend the NAC Re special meeting. If you are unable to attend in person, your shares will be voted at the NAC Re special meeting if you return your proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR adoption of the merger agreement. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by them regarding how to instruct them to vote your shares.

By Order of the Board of Directors

/s/ Celia R. Brown
-------------------------------------------

Celia R. Brown
Secretary
NAC Re Corp.
Greenwich, Connecticut

April 26, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

SUMMARY....................................................................................................           3

SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............           8

COMPARATIVE PER SHARE INFORMATION..........................................................................          12
  Comparative Per Share Financial Data.....................................................................          12
  Comparative Market Price and Dividend Information........................................................          13

RISK FACTORS...............................................................................................          15

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................          17

THE PROPOSED MERGER........................................................................................          19
  General..................................................................................................          19
  The Merger...............................................................................................          19
  Background of the Merger.................................................................................          19
  XL's Reasons for the Merger..............................................................................          22
  NAC Re's Reasons for the Merger; Recommendation of the Board of Directors of NAC Re......................          22
  Opinion of NAC Re's Financial Advisor....................................................................          25
  Listing of the XL Shares.................................................................................          32
  Delisting and Deregistration of NAC Re Common Stock; Cessation of NAC Re Periodic Reporting..............          32
  Accounting Treatment.....................................................................................          32
  Material United States Federal Income Tax Consequences...................................................          33
  Regulatory Approvals.....................................................................................          35
  No Appraisal Rights......................................................................................          36
  Federal Securities Laws Consequences; Stock Transfer Restriction.........................................          37

THE NAC RE SPECIAL MEETING.................................................................................          38
  Purpose, Time and Place..................................................................................          38
  Record Date; Quorum; Vote Required.......................................................................          38
  Proxies..................................................................................................          39
  Independent Auditors.....................................................................................          39

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................          40

INFORMATION REGARDING DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT STOCKHOLDERS..........................          47

INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................          47

  NAC Re Directors Who Will Become Directors of XL Upon the Merger.........................................          47
  Employment Agreements....................................................................................          47
  Change in Control Agreements.............................................................................          49
  Stock Options and Restricted Stock Held by NAC Re Directors and Officers.................................          50
  Ownership of Common Stock; Stock Options.................................................................          51
  Indemnification and Insurance............................................................................          51

THE MERGER AGREEMENT.......................................................................................          52
  General..................................................................................................          52
  Closing of the Merger; Effective Time of the Merger; NAC Re Following the Merger.........................          52
  Consideration to Be Received in the Merger...............................................................          52

                                                                                                                PAGE
                                                                                                                -----
  Treatment of NAC Re Stock Options........................................................................          53
  Exchange of Shares; Fractional Shares....................................................................          53
  Conditions to the Merger.................................................................................          54
  Representations and Warranties by NAC Re.................................................................          55
  Representations and Warranties by XL and the Merger Subsidiary...........................................          56
  Covenants and Other Agreements...........................................................................          57
  No Solicitation..........................................................................................          59
  Directors' and Officers' Indemnification and Insurance...................................................          60
  Termination..............................................................................................          61
  Termination Fees and Expenses............................................................................          63
  Other Expenses...........................................................................................          63
  Amendment; Extension and Waiver..........................................................................          63

THE STOCK OPTION AGREEMENT.................................................................................          64
  General..................................................................................................          64
  Terms of the Options.....................................................................................          64
  Repurchase at the Option of XL...........................................................................          65
  Right of First Refusal...................................................................................          66
  Registration Rights......................................................................................          66
  Substitute Option........................................................................................          66
  Limitation of Profit.....................................................................................          66
  Effect of the Stock Option Agreement.....................................................................          66

COMPARISON OF STOCKHOLDERS' RIGHTS AND DESCRIPTION OF THE SHARE CAPITAL OF XL FOLLOWING THE MERGER.........          67
  Share Capital............................................................................................          67
  XL Shares................................................................................................          67
  Transfer Agent and Registrar.............................................................................          67
  Stock Exchange Listing...................................................................................          68
  Annual Meeting of Stockholders...........................................................................          68
  Special Meetings of Stockholders.........................................................................          68
  Quorum of Stockholders...................................................................................          68
  Stockholder Consent to Action Without a Meeting..........................................................          68
  Notice of Stockholder Proposals..........................................................................          69
  Inspection of Books and Records..........................................................................          69
  Amendment of Organizational Documents....................................................................          69
  Voting Rights............................................................................................          69
  Transfer of Shares.......................................................................................          71
  Preemptive Rights........................................................................................          71
  Distributions and Dividends; Repurchases and Redemptions.................................................          71
  Appraisal Rights.........................................................................................          71
  Directors; Election and Removal of Directors.............................................................          72
  Transactions with Directors..............................................................................          73
  Indemnification of Directors and Officers................................................................          74
  Limited Liability of Directors...........................................................................          74
  Stockholders' Suits......................................................................................          75
  Anti-takeover Laws.......................................................................................          75
  Voluntary Dissolution....................................................................................          76
  Stockholder Approval of Business Combinations............................................................          76
  Absence of Required Vote for Certain Mergers.............................................................          77
  Rights Plans.............................................................................................          77

                                                                                                                PAGE
                                                                                                                -----
LEGAL MATTERS..............................................................................................          78

EXPERTS....................................................................................................          78

FUTURE STOCKHOLDER PROPOSALS...............................................................................          79

WHERE YOU CAN FIND MORE INFORMATION........................................................................          79

LIST OF APPENDICES

  Appendix A     Agreement and Plan of Merger
  Appendix B     Stock Option Agreement
  Appendix C     Opinion of Morgan Stanley & Co. Incorporated

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION THAT I AM BEING ASKED TO VOTE FOR?

A: XL Capital Ltd will acquire NAC Re Corp. in a "reverse triangular" merger, which means that a newly formed Delaware subsidiary of XL will merge with and into NAC Re, with NAC Re surviving the merger. As a result, NAC Re will become a wholly-owned subsidiary of XL.

Q: WHY ARE THE TWO COMPANIES PROPOSING THE MERGER?

A: NAC Re and XL believe the proposed merger is fair to and in the best interests of both of the companies and their respective stockholders. We believe this combination will provide our stockholders with the opportunity to participate in the growth of a larger, more diversified insurer and reinsurer. The operations, expertise and assets of XL and NAC Re will fit well together, as our operations will have little overlap. At the same time, the capabilities of each company will complement the other's business. We believe that the combined company will be a strong competitor in both the U.S. and international reinsurance markets with the size, financial resources and expertise to pursue growth opportunities.

    You should review the reasons for the merger described in greater detail at pages 22 through 25.

Q: WHAT EFFECT WILL THE MERGER HAVE ON MY NAC RE SHARES?

A: Each share of outstanding NAC Re common stock will be converted into 0.915 of an XL Class A voting ordinary share and the associated stock purchase rights. (Whenever we refer in this document to the common or ordinary shares of either company, we are also referring to the associated stock purchase rights issued under their respective stockholders' rights plans.) You will receive a cash payment in place of any fractional XL share you would otherwise have received. For example, if you own 100 shares of NAC Re common stock, you will receive 91 XL shares plus cash equal to the market value of 0.5 of an XL share at the time of the merger. If you own 1,000 shares of NAC Re common stock, you will receive 915 XL shares and no cash payment.

Q: WHAT IS THE TAX IMPACT OF THE MERGER ON NAC RE STOCKHOLDERS?

A: The merger has been structured to qualify as a nontaxable transaction under the U.S. Internal Revenue Code. As a result, it is expected that NAC Re stockholders will not recognize any taxable gain or loss for U.S. federal income tax purposes on the exchange of their shares of NAC Re common stock for XL shares in the merger. Any cash payments they receive in place of fractional XL shares will, however, be taxable. Tax matters are very complicated and the tax consequences of the transaction will depend on the facts of your own situation. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q: HOW WILL THE MERGER BE TREATED FOR ACCOUNTING PURPOSES?

A: XL plans to account for the merger as a "pooling-of-interests" under U.S. generally accepted accounting principles. Pooling-of-interests accounting means that the book value of NAC Re's assets and liabilities will be carried over to XL's balance sheet and the new combined company will be treated as if the two companies had always been combined.

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: XL pays a regular quarterly dividend per share on its ordinary shares. XL intends to continue paying the regular quarterly dividend after the merger, although all dividends are subject to approval and declaration by XL's board of directors.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. Under Delaware law, which governs NAC Re and the merger, you are not entitled to appraisal rights.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The NAC Re special meeting is scheduled to take place on May 26, 1999 at 10:00 a.m., local time, at One Greenwich Plaza,

Greenwich, Connecticut 06836-2568.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger promptly after receiving the NAC Re stockholder approval at the special meeting and after all necessary insurance and other regulatory approvals are received.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be voted at the special meeting. Your proxy card will instruct the persons named on the card to vote your shares at the special meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted FOR adoption of the merger agreement. If you do not vote or you abstain, the effect will be a vote against the merger. You may withdraw your proxy up to and on the day of the special meeting by following the directions on page 39. YOUR VOTE IS VERY IMPORTANT.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, NAC Re stockholders will receive written instructions for exchanging their stock certificates.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to NAC Re Corp. at One Greenwich Plaza, Greenwich, Connecticut 06836-2568, Attention: Secretary. Third, you can attend the NAC Re special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

    A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares. You cannot vote shares held in "street name" by returning a proxy card to us.

Q: WHAT VOTE IS REQUIRED FOR APPROVAL?

A: The merger agreement must be adopted by the holders of a majority of the outstanding shares of NAC Re common stock.

Q: WHAT DOES THE NAC RE BOARD OF DIRECTORS RECOMMEND?

A: The NAC Re board of directors has determined that the proposed merger is fair to and in the best interests of NAC Re and its stockholders and unanimously recommends that NAC Re stockholders vote FOR the proposal to adopt the merger agreement.

WHO CAN HELP ANSWER MY QUESTIONS?

    If you have more questions about the merger, you should contact:

         Celia R. Brown
         Secretary
         NAC Re Corp.
         One Greenwich Plaza
         Greenwich, CT 06836-2568
         (203) 622-5200

                                    SUMMARY

    THE TRANSACTIONS DESCRIBED IN THIS DOCUMENT ARE COMPLEX. THIS SUMMARY, TOGETHER WITH THE PRECEDING QUESTION AND ANSWER SECTION, HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND RELATED TRANSACTIONS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER AND RELATED TRANSACTIONS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 81. REFERENCES IN THIS DOCUMENT TO "$" OR DOLLARS ARE TO U.S. DOLLARS. FINANCIAL INFORMATION REGARDING BOTH NAC RE AND XL HAS BEEN PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                                 THE COMPANIES

XL CAPITAL LTD

Principal Executive Office:
Cumberland House
One Victoria Street
Hamilton, Bermuda HM 11
(441) 292-8515
Internet address: www.xl.bm

    XL Capital Ltd is a holding company incorporated under the laws of the Cayman Islands on March 16, 1998 in connection with XL's merger with Mid Ocean Limited, as the successor to EXEL Limited, a Cayman Islands company incorporated on April 14, 1986. XL, through XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd, The Brockbank Group plc, XL Capital Products Ltd and other subsidiaries, provides insurance and reinsurance, including coverages relating to certain financial risks, to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of February 28, 1999, XL and its subsidiaries had total consolidated assets of $10.5 billion.

NAC RE CORP.

Principal Executive Office:
One Greenwich Plaza
Greenwich, Connecticut 06836-2568
(203) 622-5200
Internet address: www.nacre.com

    NAC Re Corp. is a corporation organized and incorporated under the laws of the state of Delaware on June 27, 1985. Through its subsidiaries, NAC Re writes insurance and reinsurance throughout the world. NAC Re is engaged principally in providing treaty and facultative reinsurance to primary insurers of casualty risks and commercial and personal property risks. As of March 31, 1999, NAC Re had assets in excess of $3.2 billion.

                                   THE MERGER

WHAT NAC RE STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 19)

    Each NAC Re stockholder will receive 0.915 of an XL Class A voting ordinary share for each share of NAC Re common stock owned on the date of the merger, which in the aggregate will constitute approximately 14.4% of the common stock of the combined company (based on the number of XL and NAC Re shares outstanding on the record date and the number of shares reserved for issuance in connection with employee stock options). NAC Re stockholders will not receive fractional shares. Instead, NAC Re stockholders will receive cash equal to the market value of any fractional shares (based on the average closing price of XL shares over the 20 days prior to the merger).

    Upon the merger, NAC Re stockholders will no longer be stockholders of a company governed by the Delaware General Corporation Law but will instead become shareholders of XL, which is governed by the Companies Law (1998 Revision) of the Cayman Islands. For a discussion of some of the differences between Delaware and Cayman Islands law, see "Comparison of Stockholders' Rights and Description of the Share Capital of XL Following the Merger" on pages 67 through 78.

DIRECTORS AND SENIOR MANAGEMENT OF XL FOLLOWING THE MERGER (SEE PAGE 47)

    Upon completion of the merger, Ronald L. Bornhuetter, Chairman of NAC Re, and another non-executive director of NAC Re to be designated by XL prior to closing after consultation with Nicholas M. Brown, Jr., the President and Chief Executive Officer of NAC Re, will be added to XL's 17-member board of directors.

    Brian M. O'Hara, the President and Chief Executive Officer of XL, will retain these positions in the combined company. Nicholas M. Brown, Jr., the President and Chief Executive Officer of NAC Re, will become an Executive Vice President of XL. In addition, he will become President and Chief Executive Officer of XL America, Inc., XL's U.S. holding company, with responsibility for North American insurance and reinsurance operations, and will serve as Chairman, President and Chief Executive Officer of NAC Re, which will retain its name after the merger. The other senior executive officers of XL and NAC Re are expected to continue with the combined company in their current positions.

                                     VOTING

MATTERS TO BE VOTED ON (SEE PAGE 38)

    At the NAC Re special meeting, NAC Re stockholders will be asked to adopt the merger agreement, as amended.

VOTES REQUIRED (SEE PAGE 38)

    The affirmative vote of the holders of a majority of the outstanding shares of common stock of NAC Re is required for adoption of the merger agreement.

RECORD DATE (SEE PAGE 38)

    You are entitled to vote at the NAC Re special meeting if you owned shares of NAC Re stock as of the close of business (5:00 p.m., New York time) on April 23, 1999.

NAC RE'S RECOMMENDATIONS TO ITS STOCKHOLDERS (SEE PAGE 22)

    NAC Re's board of directors believes that the merger and the related transactions are advisable and fair to and in the best interests of NAC Re and NAC Re's stockholders. Accordingly, it has unanimously approved the merger and the merger agreement and unanimously recommends that NAC Re stockholders vote FOR the proposal to adopt the merger agreement.

OPINION OF FINANCIAL ADVISOR (SEE PAGES 25 THROUGH 32)

    In deciding to approve the merger, the board of directors of NAC Re considered the opinion of Morgan Stanley & Co. Incorporated, its financial advisor, that, as of the date of the opinion, the exchange ratio was fair from a financial point of view to the holders of shares of NAC Re common stock (other than XL and its affiliates). This opinion is attached as Appendix C to this document. We encourage you to read this opinion carefully, as well as the descriptions of the analyses and assumptions on which the opinion was based contained on pages 26 through 28.

                              THE MERGER AGREEMENT

    THE MERGER AGREEMENT, AS AMENDED, IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. ALL REFERENCES IN THIS DOCUMENT TO THE MERGER AGREEMENT ARE TO THE MERGER AGREEMENT, AS AMENDED.

CONDITIONS TO THE MERGER (SEE PAGES 54 AND 55)

    The completion of the merger depends upon the satisfaction of a number of customary conditions, including the following:

    - adoption of the merger agreement by the NAC Re stockholders;

    - there being no law or court order that prohibits the merger;

    - approval for listing by the New York Stock Exchange of the XL shares to be issued in the merger;

    - receipt of all necessary regulatory approvals;

    - receipt of letters from both NAC Re's and XL's independent accountants as to the appropriateness of "pooling-of-interests" accounting treatment of the merger;

    - the continued accuracy of each company's representations and warranties and compliance by each company with its agreements contained in the merger agreement;

    - no material adverse change with respect to NAC Re or XL;

    - receipt by XL of evidence that all third party consents have been obtained;

    - receipt by XL and NAC Re of all customary closing documents in form and substance reasonably satisfactory to each of them;

    - no event having triggered the NAC Re rights plan; and

    - receipt of legal opinions from counsel for each company as to the qualification of the merger as a tax-free reorganization under U.S. income tax laws.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGES 61 AND 62)

    The merger agreement can be terminated at any time prior to the effective time of the merger under various circumstances, including:

    - by mutual written consent of both parties;

    - by either party if a court or governmental authority permanently prohibits the merger;

    - by either party if the merger is not completed on or before December 31, 1999, other than due to a breach of the merger agreement by the terminating party;

    - by either party if the stockholders of NAC Re fail to adopt the merger agreement;

    - by either party upon a material breach of the merger agreement by the other party which is not cured within a specified time or which cannot be cured;

    - by either party if the merger is not consummated because certain conditions to the merger are not satisfied or waived on the closing date and after thirty days of good faith negotiations to adjust the terms of the merger agreement, no agreement is reached, so long as the party seeking to terminate did not prevent consummation by breaching the merger agreement.

    - by XL if NAC Re's board of directors (1) withdraws or adversely modifies its recommendation to its stockholders in favor of the merger, (2) approves, recommends or enters into an agreement with respect to a business combination or similar transaction proposal with a party other than XL or (3) fails to recommend that its stockholders reject a tender offer or exchange offer within ten business days after it is proposed;

    - by NAC Re, prior to the adoption of the merger agreement by its stockholders, if its board of directors decides to accept an unsolicited superior proposal from a party other than XL and

        - NAC Re's board determines that the proposal is superior to the merger, and that failure to terminate the merger agreement in order to accept that superior proposal would likely be a breach of the board's fiduciary duty to its stockholders, and

        - prior to terminating the merger agreement, NAC Re gives XL three prior business days' notice of its intent to terminate, along with details of the superior proposal, and negotiates in good faith with XL if XL wishes to make an equivalent proposal to the third party proposal that NAC Re has determined to accept; and

    - by NAC Re at any time during a five-day period beginning on a specified date shortly before closing if both

            1. the average closing price of XL shares for the ten full New York Stock Exchange trading days preceding the specified date declines by more than 15% from the closing price of such shares on February 16, 1999 (which was $59.6875), and

            2. between February 16, 1999 and the specified date the percentage decline in XL's share price exceeds by more than 15 percentage points the percentage decline over the same period of an agreed index of property and casualty insurance stocks, unless XL elects to increase the exchange ratio so that either clause (1) or clause (2) above is not satisfied;

TERMINATION FEE AND EXPENSES (SEE PAGE 63)

    The merger agreement requires the payment by NAC Re to XL of a termination fee of $38 million, plus $8 million for XL's out-of-pocket expenses, after termination of the merger agreement in any of the following circumstances:

    - termination by XL because NAC Re's board of directors:

        - withdraws or adversely modifies its recommendation for the merger;

        - approves or recommends, or NAC Re enters into an agreement with respect to, a business combination with a party other than XL;

        - fails to recommend that its stockholders reject a tender or exchange offer commenced by a third party within 10 business days after the commencement of the offer;

    - termination by NAC Re in order to accept a superior business combination proposal; or

    - if the merger is not completed by December 31, 1999 and NAC Re's stockholders fail to approve the merger or NAC Re breaches the merger agreement AND

        - prior to the termination of the merger agreement a business combination proposal for NAC Re has been made and

        - within 18 months after the termination, NAC Re enters into an agreement for or consummates a business combination with a third party.

    The merger agreement also requires XL to pay to NAC Re $8 million for NAC Re's expenses if the merger agreement is terminated by NAC Re because the "pooling-of-interests" condition is not satisfied (other than because of a breach by NAC Re) and XL and NAC Re cannot agree to mutually acceptable adjustments to the merger agreement within a specified time period.

    In addition, if the merger agreement is terminated after July 1, 1999 for any reason beyond NAC Re's control and NAC Re has increased its dividend in accordance with the merger agreement, XL will reimburse NAC Re for the aggregate amount of the increased dividend paid to NAC Re stockholders prior to the termination of the merger agreement for the second fiscal quarter and any subsequent fiscal quarters.

                           THE STOCK OPTION AGREEMENT

TERMS OF OPTION (SEE PAGES 64 AND 65)

    In connection with the merger agreement, NAC Re granted XL an option to purchase 10.1% of its common stock, exercisable under certain circumstances. If NAC Re does not have a sufficient number of shares available for issuance at the time the option is exercised, NAC Re will fill the shortfall by issuing shares of a new class of preferred stock with dividend and voting rights that correspond to its common stock. The per share exercise price of the option is $45.3125, which is equal to NAC Re's closing price on the New York Stock Exchange on February 5, 1999, which was the last full trading day before XL and NAC Re confirmed publicly that they were engaged in discussions regarding the proposed merger. The option is exercisable only if one of the following circumstances occurs:

    - NAC Re authorizes, recommends or enters into a transaction proposal with a party other than XL;

    - any person or "group" other than XL acquires beneficial ownership of 10% or more of NAC Re's common stock;

    - any person or "group" other than XL begins or files a registration statement under the Securities Act of 1933 with respect to a tender offer or exchange offer to purchase 10% or more of NAC Re's common stock;

    - NAC Re's stockholders do not vote in favor of the adoption of the merger agreement or NAC Re fails to hold a stockholders' meeting to vote on the merger after any third party has publicly communicated a transaction proposal or filed an application or notice with a governmental authority for approval to make its transaction proposal or consummate the transaction contemplated by such proposal;

    - NAC Re's board of directors withdraws or modifies its recommendation with respect to the merger in any respect adverse to XL; or

    - the merger agreement is terminated under circumstances in which NAC Re is required to pay a termination fee, as described above in "Termination Fees and Expenses".

    In certain circumstances, if NAC Re consummates, or enters into an agreement with a person other than XL, for a significant business combination after the option has become exercisable, the holder of the option may require NAC Re to repurchase both the option and any shares issued upon exercise of the option, at a specified price.

OPTION MAY DETER COMPETING BIDDERS (SEE PAGE 66)

    The option agreement was intended to increase the likelihood that the merger will be consummated and to discourage third parties from seeking to acquire NAC Re. The option agreement may discourage, but does not preclude, a third party from proposing a competing transaction, including one that some NAC Re stockholders might perceive to be more favorable to stockholders than the merger.

                               OTHER INFORMATION

VOTE REQUIRED; VOTING POWER OF NAC RE DIRECTORS AND EXECUTIVE OFFICERS (SEE
  PAGES 38 AND 39)

    Adoption of the merger agreement requires the affirmative vote by the holders of a majority of the outstanding shares of NAC Re common stock, excluding shares held by subsidiaries of NAC Re, as of the record date. As of the close of business on the record date and excluding shares underlying stock options, NAC Re's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and have the power to vote 1,293,445 outstanding shares of NAC Re common stock, representing approximately 7.2% of the then outstanding shares of NAC Re common stock.

REGULATORY APPROVALS (SEE PAGES 35 AND 36)

    In order to complete the merger, XL and NAC Re must receive authorizations from various U.S. federal, state and foreign governmental and non-governmental entities. XL and NAC Re have filed (or will promptly file) all applications and notices and have taken (or will promptly take) other appropriate action with respect to any authorization which XL or NAC Re deems necessary.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGES 12 THROUGH 14)

    XL's ordinary shares and NAC Re's common stock are each listed on the New York Stock Exchange. On February 5, 1999, the last full trading day before XL and NAC Re confirmed publicly that they were engaged in discussions regarding the merger, XL shares closed at $62.375 per share and NAC Re common stock closed at $45.3125. On February 12, 1999, the last full trading day on the New York Stock Exchange prior to the public announcement of the proposed merger, XL shares closed at $60.50 per share and NAC Re common stock closed at $49.8125 per share. On April 23, 1999 XL shares closed at $59.25 per share and NAC Re common stock closed at $53.00 per share.

STOCK EXCHANGE LISTING OF XL SHARES (SEE PAGE 32)

    XL has applied to list the XL shares to be issued in connection with the merger on the New York Stock Exchange.

SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                  INFORMATION

    We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of XL and NAC Re and the related notes contained in their annual, quarterly and other reports and other information that XL and NAC Re have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 79.

XL HISTORICAL FINANCIAL INFORMATION

    The following table presents summary historical financial data for XL and its consolidated subsidiaries for the years indicated. The historical financial data as of and for the five years ended November 30, 1998 was derived from XL's audited consolidated financial statements as filed in XL's respective Forms 10-K, as amended. The historical financial data as of and for the quarter ended February 28, 1999 was derived from XL's unaudited consolidated financial statements, as filed in XL's Form 10-Q. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of XL incorporated by reference in this proxy statement/ prospectus.

    The historical financial information for XL reflects the following items which you should consider in making period-to-period comparisons:

    1. Net income per share is based on the weighted average number of ordinary shares and ordinary share equivalents outstanding for each period as required by Statement of Financial Accounting Standard No. 128.

    2. All share and per share information has been retroactively restated to give effect to a one-for-one stock dividend paid to shareholders of record on July 26, 1996.

    3. Subsequent to February 28, 1999, XL repurchased approximately 714,000 shares of treasury stock.

                  XL SUMMARY HISTORICAL FINANCIAL INFORMATION

                                      QUARTER ENDED                   YEAR ENDED NOVEMBER 30
                                      FEBRUARY 28,   ---------------------------------------------------------
INCOME STATEMENT DATA:                    1999          1998         1997        1996       1995       1994
------------------------------------  -------------  -----------  -----------  ---------  ---------  ---------
                                       (UNAUDITED)

                                                (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenues
Net premiums earned.................   $   263,503   $   685,200  $   540,653  $ 517,892  $ 558,049  $ 521,177
Net investment income...............        97,074       279,375      216,552    198,598    200,145    182,262
Net realized gains (losses) on sales
  of investments....................        64,650       191,795      335,939    206,212     49,774    (95,197)
Other income........................         9,096        61,278       65,882     59,249     51,074     25,028
                                      -------------  -----------  -----------  ---------  ---------  ---------
Total revenues......................   $   434,323   $ 1,217,648  $ 1,159,026  $ 981,951  $ 859,042  $ 633,270
                                      -------------  -----------  -----------  ---------  ---------  ---------
Expenses
Losses and loss expenses............   $   143,482   $   390,483  $   365,325  $ 405,357  $ 440,922  $ 407,172
Acquisition costs...................        42,096        88,596       46,108     35,556     53,016     54,315
Administration expenses.............        39,428       109,268       52,557     43,920     30,586     26,904
Other expenses......................        15,062        35,449       13,020          0          0          0
                                      -------------  -----------  -----------  ---------  ---------  ---------
Total expenses......................   $   240,068   $   623,796  $   477,010  $ 484,833  $ 524,524  $ 488,391
                                      -------------  -----------  -----------  ---------  ---------  ---------
Income before minority interest and
  income tax........................   $   194,255   $   593,852  $   682,016  $ 497,118  $ 334,518  $ 144,879
Minority interest and income tax....         2,522         6,189        5,055      2,805      1,720        925
                                      -------------  -----------  -----------  ---------  ---------  ---------
Net income..........................   $   191,733   $   587,663  $   676,961  $ 494,313  $ 332,798  $ 143,954
                                      -------------  -----------  -----------  ---------  ---------  ---------
                                      -------------  -----------  -----------  ---------  ---------  ---------
Weighted average shares--basic......       111,827        92,975       85,120     90,734     51,326     54,088
                                      -------------  -----------  -----------  ---------  ---------  ---------
                                      -------------  -----------  -----------  ---------  ---------  ---------
Earnings per share--basic...........   $      1.71   $      6.32  $      7.95  $    5.45  $    6.48  $    2.66
                                      -------------  -----------  -----------  ---------  ---------  ---------
                                      -------------  -----------  -----------  ---------  ---------  ---------
Weighted average shares--diluted....       113,763        94,785       86,314     91,328     51,648     54,338
                                      -------------  -----------  -----------  ---------  ---------  ---------
                                      -------------  -----------  -----------  ---------  ---------  ---------
Earnings per share--diluted.........   $      1.69   $      6.20  $      7.84  $    5.41  $    6.44  $    2.65
                                      -------------  -----------  -----------  ---------  ---------  ---------
                                      -------------  -----------  -----------  ---------  ---------  ---------

                                AS OF                                AS OF NOVEMBER 30
                            FEBRUARY 28,   ---------------------------------------------------------------------
BALANCE SHEET DATA:             1999           1998           1997          1996          1995          1994
--------------------------  -------------  -------------  ------------  ------------  ------------  ------------
                             (UNAUDITED)

                                                         (THOUSANDS OF US DOLLARS)
Total quoted investments
  and cash................  $   7,004,643  $   6,906,050  $  4,649,267  $  4,025,660  $  4,028,728  $  3,399,888
Unquoted investments......        279,788        195,413       544,640       438,694       351,669       230,852
Insurance and reinsurance
  balances receivable
  (including reinsurance
  recoveries).............      1,247,259      1,078,470       410,263       391,526       234,028       117,716
Prepaid reinsurance.......        171,130        141,385       108,916        63,467             0             0
Intangible assets.........      1,486,794      1,500,404       267,695             0             0             0
Other assets..............        329,531        286,928       107,681       112,191       107,041       104,696
                            -------------  -------------  ------------  ------------  ------------  ------------
Total assets..............  $  10,519,145  $  10,108,650  $  6,088,462  $  5,031,538  $  4,721,466  $  3,853,152
                            -------------  -------------  ------------  ------------  ------------  ------------
                            -------------  -------------  ------------  ------------  ------------  ------------
Unpaid losses and loss
  expenses................  $   3,130,171  $   3,121,739  $  2,342,254  $  2,099,096  $  1,920,500  $  1,665,434
Unearned premiums.........      1,204,733      1,010,907       566,911       679,535       536,858       400,570
Other liabilities and
  minority interest.......      1,372,852      1,158,124       700,167       136,869       257,975       102,755
                            -------------  -------------  ------------  ------------  ------------  ------------
Total liabilities.........  $   5,707,756  $   5,290,770  $  3,609,332  $  2,915,500  $  2,715,333  $  2,168,759
                            -------------  -------------  ------------  ------------  ------------  ------------
Share capital and
  additional paid in
  capital.................  $   2,286,477  $   2,290,574  $    290,929  $    283,852  $    295,682  $    328,909
Retained earnings.........      2,501,306      2,385,457     2,011,119     1,579,925     1,428,819     1,466,731
Other shareholders' equity
  components..............         23,606        141,849       177,082       252,261       281,632      (111,247)
                            -------------  -------------  ------------  ------------  ------------  ------------
Total shareholders'
  equity..................  $   4,811,389  $   4,817,880  $  2,479,130  $  2,116,038  $  2,006,133  $  1,684,393
                            -------------  -------------  ------------  ------------  ------------  ------------
Total liabilities and
  shareholders' equity....  $  10,519,145  $  10,108,650  $  6,088,462  $  5,031,538  $  4,721,466  $  3,853,152
                            -------------  -------------  ------------  ------------  ------------  ------------
                            -------------  -------------  ------------  ------------  ------------  ------------

    NAC RE HISTORICAL FINANCIAL INFORMATION

    The following table presents summary historical financial data of NAC Re and its consolidated subsidiaries for the years indicated. The historical financial data as of and for the five years ended December 31, 1998 was derived from NAC Re's audited consolidated financial statements, as filed in NAC Re's respective Forms 10-K. The historical financial data as of and for the quarter ended March 31, 1999 was derived from NAC Re's unaudited consolidated earnings release and financial supplement dated April 21, 1999. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of NAC Re incorporated by reference in this proxy statement/prospectus.

    The historical financial information for NAC Re reflects the following item which you should consider in making period-to-period comparisons:

    1. Net income per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding for each period as required by Statement of Financial Accounting Standard No. 128.

                     NAC RE SUMMARY SELECTED FINANCIAL DATA

                                                                               YEAR ENDED DECEMBER 31
                                                QUARTER ENDED   -----------------------------------------------------
INCOME STATEMENT DATA:                         MARCH 31, 1999     1998       1997       1996       1995       1994
---------------------------------------------  ---------------  ---------  ---------  ---------  ---------  ---------
                                                 (UNAUDITED)

                                                        (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenues
Net premiums earned..........................     $ 132,665     $ 532,846  $ 574,647  $ 526,342  $ 491,785  $ 395,731
Net investment income........................        32,905       131,459    123,050    104,330     89,308     80,504
Net realized gains on sales of investments...         2,673        35,074     42,675     19,569     25,391      2,155
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Total revenues...............................     $ 168,243     $ 699,379  $ 740,372  $ 650,241  $ 606,484  $ 478,390
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Expenses
Losses and loss expenses.....................     $  84,022     $ 351,888  $ 379,495  $ 338,953  $ 326,148  $ 265,753
Acquisition costs............................        35,980       137,996    151,152    143,324    139,063    117,592
Administration expenses......................        17,966        69,897     65,160     56,606     46,804     38,301
Other expenses...............................         5,402        21,716     21,735     22,322     15,648     14,454
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Total expenses...............................     $ 143,370     $ 581,497  $ 617,542  $ 561,205  $ 527,663  $ 436,100
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Income before minority interest and income
  tax........................................     $  24,873     $ 117,882  $ 122,830  $  89,036  $  78,821  $  42,290
Minority interest and income tax.............         4,045        21,832     27,153     18,516     15,997      6,678
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Net income...................................     $  20,828     $  96,050  $  95,677  $  70,520  $  62,824  $  35,612
                                               ---------------  ---------  ---------  ---------  ---------  ---------
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Weighted average shares--basic...............        18,411        18,282     18,378     18,855     17,709     17,603
                                               ---------------  ---------  ---------  ---------  ---------  ---------
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Earnings per share--basic....................     $    1.13     $    5.25  $    5.21  $    3.74  $    3.55  $    2.02
                                               ---------------  ---------  ---------  ---------  ---------  ---------
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Weighted average shares--diluted.............        21,000        20,844     20,809     21,115     20,115     19,915
                                               ---------------  ---------  ---------  ---------  ---------  ---------
                                               ---------------  ---------  ---------  ---------  ---------  ---------
Earnings per share--diluted..................     $    1.03     $    4.78  $    4.77  $    3.51  $    3.30  $    1.96
                                               ---------------  ---------  ---------  ---------  ---------  ---------
                                               ---------------  ---------  ---------  ---------  ---------  ---------

                                                                                   AS OF DECEMBER 31
                                                     AS OF       -----------------------------------------------------
BALANCE SHEET DATA:                              MARCH 31, 1999    1998       1997       1996       1995       1994
-----------------------------------------------  --------------  ---------  ---------  ---------  ---------  ---------
                                                  (UNAUDITED)

                                                                       (THOUSANDS OF US DOLLARS)
Total quoted investments and cash..............    $2,421,521    $2,456,424 $2,348,034 $1,983,902 $1,863,526 $1,414,527
Insurance and reinsurance balances receivable
  (including reinsurance recoveries)...........       577,789      552,508    431,143    556,680    440,221    348,522
Intangible assets..............................         7,861        8,013      3,276      3,644      4,011      4,379
Other assets...................................       241,130      210,687    202,412    201,405    154,373    149,340
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Total assets...................................    $3,248,301    $3,227,632 $2,984,865 $2,745,631 $2,462,131 $1,916,768
                                                 --------------  ---------  ---------  ---------  ---------  ---------
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Unpaid losses and loss expenses................    $1,732,095    $1,718,237 $1,603,972 $1,513,345 $1,292,415 $1,086,170
Unearned premiums..............................       344,133      341,443    301,711    271,898    230,738    195,213
Other liabilities..............................       419,390      417,227    422,121    407,119    427,222    316,300
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Total liabilities..............................    $2,495,618    $2,476,907 $2,327,804 $2,192,362 $1,950,375 $1,597,683
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Share capital and additional paid in capital...    $  273,794    $ 270,667  $ 257,595  $ 250,808  $ 248,490  $ 196,195
Retained earnings..............................       535,204      516,036    426,309    335,868    269,660    210,255
Other shareholders' equity components..........        42,411       62,778     60,989     40,077     36,204    (44,971)
Treasury Stock, at cost........................       (98,726)     (98,756)   (87,832)   (73,484)   (42,598)   (42,394)
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Total shareholders' equity.....................    $  752,683    $ 750,725  $ 657,061  $ 553,269  $ 511,756  $ 319,085
                                                 --------------  ---------  ---------  ---------  ---------  ---------
Total liabilities and shareholders' equity.....    $3,248,301    $3,227,632 $2,984,865 $2,745,631 $2,462,131 $1,916,768
                                                 --------------  ---------  ---------  ---------  ---------  ---------
                                                 --------------  ---------  ---------  ---------  ---------  ---------

    SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following table presents selected unaudited financial data of XL and NAC Re, on a pro forma basis. Pro forma data was derived by combining the historical financial statements of XL with NAC Re's historical financial information, giving effect to the merger using the "pooling-of-interests" method of accounting.

    Included in the unaudited pro forma income statement for the year ended November 30, 1998 and the quarter ended February 28, 1999 is the income statement of NAC Re for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively. Included in the unaudited pro forma balance sheet as at November 30, 1998 and February 28, 1999 is the balance sheet of NAC Re as at December 31, 1998 and March 31, 1999, respectively. No adjustments have been made to account for the differing year and quarter ends as, in the opinion of management, any such adjustments would not be significant.

    Adjustments to conform the accounting policies of XL and NAC Re and to eliminate transactions between the companies have not been separately presented as any such adjustments would, in the opinion of management, not be significant.

    Unaudited pro forma income statement items, including related per share amounts, have been prepared as if the merger had occurred at the beginning of the earliest period presented. These amounts do not include non-recurring items directly attributable to the merger, including change-in-control costs and fees for investment bankers, accountants, and attorneys, nor do they include XL's estimate of the expected annual operating expense savings from the merger.

    The information set forth below should be read in conjunction with the respective audited consolidated financial statements and notes thereto of XL and NAC Re, which are incorporated herein by reference, and the more detailed pro forma information set forth in this proxy statement/prospectus under "Unaudited Pro Forma Combined Condensed Financial Statements" on page 40. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the date indicated, nor is it necessarily indicative of future operating results or financial position.

            SELECTED SUMMARY COMBINED UNAUDITED PRO FORMA FINANCIAL
                          INFORMATION OF XL AND NAC RE

                                                         AS OF FEBRUARY 28, 1999        AS OF NOVEMBER 30, 1998
                                                      ------------------------------  ---------------------------
                                                        (THOUSANDS OF US DOLLARS)      (THOUSANDS OF US DOLLARS)
BALANCE SHEET DATA
Total investments and cash..........................          $    9,426,164                   $ 9,362,474
Total assets........................................                13,767,446                    13,336,282
Loss reserves.......................................                 4,862,266                     4,839,976
Total liabilities...................................                 8,203,374                     7,767,677
Shareholders' equity................................                 5,564,072                     5,568,605
Total liabilities and shareholders' equity..........                13,767,446                    13,336,282

                                                        QUARTER ENDED FEBRUARY 28,      YEAR ENDED NOVEMBER 30,
                                                                   1999                          1998
                                                      ------------------------------  ---------------------------
                                                        (THOUSANDS OF US DOLLARS)      (THOUSANDS OF US DOLLARS)
INCOME STATEMENT DATA
Net premiums earned.................................                $396,168                      $1,218,046
Total revenues......................................                   602,566                     1,917,027
Losses and loss expenses............................                   227,504                       742,371
Total expenses......................................                   383,438                     1,205,293
Net income..........................................                   212,561                       683,713
NET INCOME PER SHARE DATA
  Basic.............................................                  $   1.65                     $    6.23
  Diluted...........................................                  $   1.61                     $    6.04

                       COMPARATIVE PER SHARE INFORMATION

COMPARATIVE PER SHARE FINANCIAL DATA

    The following table presents the net income, dividends, and book value per share of XL and NAC Re, on a pro forma basis for XL and an equivalent pro forma basis for NAC Re. Pro forma data for XL was derived by combining the historical financial statements of XL with NAC Re's historical financial statements, giving effect to the merger using the "pooling-of-interests" method of accounting. Equivalent pro forma information for NAC Re is presented on an equivalent share basis, which reflects XL's pro forma amounts multiplied by an exchange ratio of
0.915 of an XL share per share of NAC Re common stock.

    Pro forma income statement-related per share amounts have been prepared as if the merger had occurred at the beginning of the earliest year presented. These amounts do not include non-recurring items directly attributable to the merger, including change-in-control costs and fees for investment bankers, accountants, and attorneys, nor do they include XL's estimate of the expected annual operating expense savings from the merger. Pro forma book value per share amounts have been prepared as if the merger had occurred at the beginning of the earliest year presented and do not include the effect of additional shares that may be issued as a result of the exercise of stock options.

    The information set forth below should be read in conjunction with the respective audited consolidated financial statements and notes thereto of XL and NAC Re, which are incorporated herein by reference. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the date indicated, nor is it necessarily indicative of future operating results or financial position.

COMPARATIVE PER SHARE INFORMATION

                                                                       QUARTER ENDED      YEAR ENDED NOVEMBER 30
                                                                       FEBRUARY 28,   -------------------------------
                                                                           1999         1998       1997       1996
                                                                       -------------  ---------  ---------  ---------
                                                                        (UNAUDITED)
HISTORICAL XL
Basic earnings per common share......................................    $    1.71    $    6.32  $    7.95  $    5.45
Diluted earnings per common share....................................    $    1.69    $    6.20  $    7.84  $    5.41
Cash dividends per common share......................................    $    0.44    $    1.64  $    1.36  $    0.95
Basic book value per common share....................................    $   43.22    $   43.09  $   29.37  $   24.27
Diluted book value per common share..................................    $   42.88    $   42.79  $   29.33  $   24.21

                                                                       QUARTER ENDED      YEAR ENDED NOVEMBER 30
                                                                       FEBRUARY 28,   -------------------------------
                                                                           1999         1998       1997       1996
                                                                       -------------  ---------  ---------  ---------
UNAUDITED PRO FORMA COMBINED PER XL SHARE
Basic earnings per common share......................................    $    1.65    $    6.23      $7.58      $5.23
Diluted earnings per common share....................................  $      1.61    $    6.04      $7.37      $5.14
Cash dividends per common share (1)..................................  $      0.44    $    1.64      $1.36      $0.95
Basic book value per common share....................................  $     43.40    $   43.30
Diluted book value per common share..................................  $     41.73    $   41.66

                                                                       QUARTER ENDED      YEAR ENDED DECEMBER 31
                                                                         MARCH 31,    -------------------------------
                                                                           1999         1998       1997       1996
                                                                       -------------  ---------  ---------  ---------
                                                                        (UNAUDITED)
HISTORICAL NAC RE
Basic earnings per common share......................................    $    1.13    $    5.25  $    5.21  $    3.74
Diluted earnings per common share....................................    $    1.03    $    4.78  $    4.77  $    3.51
Cash dividends per common share......................................    $    0.09    $    0.35  $    0.29  $    0.23
Basic book value per common share....................................    $   40.79    $   40.86  $   35.89  $   30.06
Diluted book value per common share..................................    $   41.62    $   41.69  $   37.21  $   31.95

                                                                       QUARTER ENDED      YEAR ENDED DECEMBER 31
                                                                         MARCH 31,    -------------------------------
                                                                           1999         1998       1997       1996
                                                                       -------------  ---------  ---------  ---------
UNAUDITED EQUIVALENT PRO FORMA COMBINED PER NAC RE SHARE (2)
Basic earnings per common share......................................    $    1.51    $    5.70      $6.94      $4.79
Diluted earnings per common share....................................  $      1.47    $    5.52      $6.74      $4.70
Cash dividends per common share......................................  $      0.40    $    1.50      $1.24      $0.87
Basic book value per common share....................................  $     39.71    $   39.62
Diluted book value per common share..................................  $     38.18    $   38.12

------------------------

(1) Pro forma cash dividends per common share are assumed to be the same as historically declared by XL.

(2) The NAC Re pro forma equivalent data represents the unaudited pro forma earnings per share, cash dividends per share and diluted book value per share calculated by multiplying the corresponding pro forma combined amounts per share by the exchange ratio of 0.915.

    COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

    XL shares are listed on the NYSE under the trading symbol "XL", and NAC Re common stock is listed on the NYSE under the trading symbol "NRC". The following table sets forth the high and low closing sale prices of XL shares and NAC Re common stock as reported on the NYSE Composite Transactions List for the periods indicated.

                                                                                 XL                  NAC RE
                                                                            SALES PRICES          SALES PRICES
                                                                        --------------------  --------------------
                                                                          HIGH        LOW       HIGH        LOW
                                                                        ---------  ---------  ---------  ---------
FISCAL YEAR (1) 1997
  First Quarter.......................................................  $  45.000  $  36.500  $  39.625  $  33.500
  Second Quarter......................................................     44.500     39.000     48.375     35.875
  Third Quarter.......................................................     57.500     44.500     51.375     45.500
  Fourth Quarter......................................................     64.000     55.063     52.375     43.688
FISCAL YEAR (1) 1998
  First Quarter.......................................................  $  66.688  $  59.063  $  53.438  $  47.063
  Second Quarter......................................................     80.125     66.938     53.500     45.000
  Third Quarter.......................................................     83.250     66.813     55.250     46.000
  Fourth Quarter......................................................     77.688     62.125     52.563     44.438
FISCAL YEAR (1) 1999
  First Quarter (2)...................................................  $  75.188  $  59.688  $  54.375  $  44.938
  Second Quarter (3)..................................................  $  61.813  $  55.750  $  53.250  $  49.875

------------------------

(1) The fiscal year of XL ends on November 30 of each year; the fiscal year of NAC Re ends on December 31 of each year.

(2) The first quarter of XL ends on February 28, 1999; the first quarter of NAC Re ends on March 31, 1999.

(3) The second quarter of XL ends on May 31, 1999; the second quarter of NAC Re ends on June 30, 1999; XL's and NAC Re's figures are through April 23, 1999.

DIVIDENDS

    The following table sets forth dividends declared per XL share and per share of NAC Re common stock for the periods indicated. The ability of either XL or NAC Re to pay dividends to its respective shareholders is subject to certain restrictions and depends upon limitations under applicable law and other factors their respective boards of directors deem relevant, including results of operations, financial condition and surplus requirements.

                                                                                                 XL         NAC RE
                                                                                              DIVIDENDS    DIVIDENDS
                                                                                             -----------  -----------
FISCAL YEAR (1) 1997
  First Quarter............................................................................   $    0.32    $   0.060
  Second Quarter...........................................................................        0.32        0.075
  Third Quarter............................................................................        0.32        0.075
  Fourth Quarter...........................................................................        0.40        0.075
FISCAL YEAR (1) 1998
  First Quarter............................................................................   $    0.40    $   0.075
  Second Quarter...........................................................................        0.40        0.090
  Third Quarter............................................................................        0.40        0.090
  Fourth Quarter...........................................................................        0.44        0.090
FISCAL YEAR (1) 1999
  First Quarter (2)........................................................................   $    0.44    $   0.090

------------------------

(1) The fiscal year of XL ends on November 30 of each year; the fiscal year of NAC Re ends on December 31 of each year.

(2) The first quarter of XL ends on February 28, 1999; the first quarter of NAC Re ends on March 31, 1999; XL's and NAC Re's figures are through April 23, 1999.

                                  RISK FACTORS

    In addition to the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page 17 and the other information included in this document, the NAC Re stockholders should consider the following risk factors carefully in determining whether to approve the merger.

BECAUSE EXCHANGE RATIO IS FIXED, MARKET VALUE OF XL SHARES ISSUED TO NAC RE
  STOCKHOLDERS WILL DEPEND ON MARKET PRICE OF XL SHARES WHEN THE MERGER IS COMPLETED

    NAC Re stockholders are receiving a fixed number of XL shares in the merger, rather than a number of XL shares with a particular fixed market value. The market values of XL shares and NAC Re common stock at the time of the merger may vary significantly from their prices on the date the merger agreement was executed, the date of this document or the date on which NAC Re stockholders vote on the merger. Variations in the price of XL shares may be the result of changes in the business, operations or prospects of XL or NAC Re, market assessments of the likelihood that the merger will be consummated, the timing of the merger and the prospects for the post-merger operations of the combined company, regulatory and tax considerations, general market and economic conditions and other factors beyond the control of XL or NAC Re. Because the exchange ratio will not be adjusted to reflect any changes in the market value of XL shares or NAC Re common stock, the market value of the XL shares issued in the merger and the NAC Re common stock surrendered in the merger may be higher or lower than the values of such shares on such earlier dates. Although the merger agreement permits NAC Re to terminate the merger agreement immediately prior to the closing date in the event XL's share price declines by more than 15% from its closing price of $59.6875 on February 16, 1999, this right may be exercised only if this percentage decline in XL's share price exceeds the percentage decline over the same period in the price of an agreed index of property and casualty insurance stocks by more than 15 percentage points. Accordingly, NAC Re stockholders will not be protected against a substantial decline in XL's share price prior to the closing unless that decline is significantly worse than the decline experienced by the index group of companies. In addition, even if NAC Re is entitled to terminate the merger agreement because of a decline in XL's share price, it is not obligated to do so. Any decision would be made by NAC Re's board, consistent with its fiduciary duties, based upon the relevant facts and circumstances at that time.

COMPETITION AND INDUSTRY CONDITIONS

    The property-casualty insurance and reinsurance industry, including the Lloyd's market, is highly competitive. The markets for XL's and NAC Re's insurance and reinsurance products are characterized by strong, and at times intense, price competition driven largely by the substantial amount of excess capacity currently present in the industry. XL and NAC Re believe that such competitive forces will be present in the industry over the short to medium term. In addition, whereas only a small number of insurers used to compete with XL's property-casualty insurance business at the attachments and limits offered by it, XL currently estimates there to be at least 12 competitors worldwide with respect to such business. Similarly, XL believes there to be a large number of reinsurers which compete with its reinsurance business. Many of XL's and NAC Re's competitors possess significantly greater financial and other resources than the combined company will possess. XL generally competes on the basis of price, financial strength, coverage terms, claims paying reputation and customer service.

SIGNIFICANT MERGER-RELATED CHARGES WILL BE INCURRED

    XL and NAC Re estimate that, as a result of the merger, the combined company is expected to incur consolidation and integration expenses of approximately $21 million. In addition, it is expected that XL and NAC Re will incur merger-related expenses of approximately $19 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. XL and

NAC Re expect to expense the anticipated $40 million pre-tax charge relating to the above-referenced expenses before the end of 1999. The foregoing amounts are preliminary and the actual amounts may be higher or lower. In addition, the combined company may incur additional unanticipated expenses in connection with the integration of XL's and NAC Re's businesses.

BENEFITS FROM COMBINATION OF OPERATIONS MAY NOT BE ACHIEVED

    The merger is expected to create a more competitive company. This requires the combination of two companies that previously operated independently. We expect that the combined company will benefit from the combined financial resources, management and personnel of XL and NAC Re, will be better positioned to compete effectively in an increasingly competitive industry and will be better able to capitalize on worldwide growth opportunities in the insurance and reinsurance industry. However, its ability to do so may be limited by changes in the practices of its competitors and other market dynamics. We cannot assure you that the companies will be able to combine their operations without encountering difficulties or experiencing the loss of key employees or that the synergies and other strategic benefits expected from such integration will be realized within the time frames currently contemplated or at all.

INTERNATIONAL REGULATORY RISKS

    The combined company's business will be subject to the authority of regulatory bodies of the countries in which it will operate. Regulations established by such regulatory bodies may give rise to impediments to the combined company's operations, and there can be no assurance that such restrictions will not be unduly burdensome. The combined company's business also may be adversely affected by regulatory changes resulting from judicial decisions or adoption of treaties, legislation or regulation by the national, state or local authorities where the combined company will operate or seek to operate.

TAX RISKS ASSOCIATED WITH FOREIGN OPERATIONS

    Distributions of earnings by way of dividends and other payments, including interest, received from the combined company's subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which may reduce the amount of after-tax cash that XL can receive from such entities.

    In addition, changes in the tax laws, policies or treaties of countries in which the combined company operates or in which its customers are located could adversely affect the combined company's business, results of operations or financial condition.

ENFORCEABILITY OF CIVIL LIABILITIES

    XL is a Cayman Islands company with its principal place of business in Hamilton, Bermuda. Some of XL's directors, all of XL's officers, and certain experts named herein reside outside the United States and all or a substantial portion of the assets of such persons and of XL are located outside the United States. Consequently, it may be difficult for United States investors to effect service within the United States upon XL or its directors or officers who are not U.S. residents, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. In addition, investors should not assume that courts in the Cayman Islands or other non-U.S. jurisdictions (1) would enforce judgments of U.S. courts obtained in actions against XL or such persons predicated upon civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce in original actions liabilities against XL or such persons predicated upon U.S. federal securities laws or any state securities or blue sky laws. XL has appointed Paul S. Giordano, Esq., Senior Vice President, General Counsel and Secretary of XL, c/o CT Corporation System, 1633 Broadway, New York, New York 10019, as agent for service of process, in any action in any U.S. federal or state court brought against it under the securities laws of the United States arising out of the registration of its shares pursuant to the registration statement of which this proxy statement/prospectus is a part.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    XL and NAC Re have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of XL, NAC Re and the combined company and may be preceded by, followed by, or otherwise include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

    These statements occur in:

    - "Questions and Answers about the Merger";

    - "Summary Selected Historical and Unaudited Pro Forma Combined Condensed Financial Information";

    - "Risk Factors";

    - "The Proposed Merger--XL's Reasons for the Merger";

    - "The Proposed Merger--NAC Re's Reasons for the Merger; Recommendation of the Board of Directors of NAC Re";

    - "The Proposed Merger--Opinion of NAC Re's Financial Advisor";

    - "Comparative Per Share Information--Comparative Market Price and Dividend Information";

    - "Unaudited Pro Forma Combined Condensed Financial Statements"; and

    - Statements contained elsewhere in this document concerning XL's and NAC Re's plans for their and the combined company's growth and future operations or financial position.

    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of XL, NAC Re and the combined company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond XL's and NAC Re's ability to control or predict. Stockholders of NAC Re are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities laws, XL and NAC Re do not have any intention or obligation to update forward-looking statements after they distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, XL and NAC Re claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    All forward-looking statements address matters that involve risks and uncertainties. Accordingly, you should understand that there are or will be important factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, that could affect the future results of the combined company following the merger and that could cause actual results to differ materially from those expressed in such forward-looking statements, including but not limited to the following:

    - ineffectiveness or obsolescence of XL's or NAC Re's business strategies due to changes in current or future market conditions;

    - increased competition on the basis of pricing, capacity, coverage terms or other factors;

    - greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL's or NAC Re's underwriting, reserving or investment practices anticipate based on historical experience or industry data;

    - developments in the world's financial and capital markets which adversely affect the performance of XL's or NAC Re's investments;

    - changes in legislation, regulation or tax laws applicable to XL or NAC Re or their respective subsidiaries, brokers or customers;

    - acceptance of XL's or NAC Re's products and services, including new products and services;

    - changes in the availability, cost or quality of reinsurance or retrocessional coverage;

    - the impact of changes in the cost, distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers, on the business of XL or NAC Re;

    - the impact of Year 2000-related issues on XL's or NAC Re's technology systems and underwriting exposures;

    - loss of key personnel;

    - the effects of mergers, acquisitions and divestitures; and

    - the impact of changes in rating agency policies or in general economic conditions, including inflation, foreign currency exchange rates, the introduction of the Euro and other factors on the business and investments of XL or NAC Re.

                              THE PROPOSED MERGER

GENERAL

    NAC Re is furnishing this document to its stockholders in connection with the solicitation of proxies by its board of directors for use at the special meeting of its stockholders and at any adjournments or postponements thereof.

    At the NAC Re special meeting, NAC Re stockholders will be asked to vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 15, 1999, as amended on April 26, 1999, pursuant to which the merger of Dasher Acquisition Corp., a newly-formed Delaware subsidiary of XL, into NAC Re will be effected. The affirmative vote of the holders of a majority of the shares of NAC Re common stock outstanding (excluding shares held by subsidiaries of NAC Re) on the record date is required to approve the proposal to adopt the merger agreement. See "The NAC Re Special Meeting" on page 38.

THE MERGER

    The merger agreement provides, among other things, for the merger of Dasher Acquisition Corp. into NAC Re, with NAC Re being the surviving corporation. As a result of the merger, NAC Re will become a wholly owned subsidiary of XL. In the merger, each outstanding share of NAC Re common stock will be converted into
0.915 of an XL Class A voting ordinary share, together with associated purchase rights and with cash being paid in lieu of fractional shares.

    The merger will become effective at the time of filing a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger, which is expected to occur as soon as practicable following the adoption by the NAC Re stockholders of the merger agreement and the receipt of all necessary insurance and other regulatory approvals. See "--Regulatory Approvals" on page 35 and "The Merger Agreement--Closing of the Merger; Effective Time of the Merger; NAC Re Following the Merger" on page 52.

BACKGROUND OF THE MERGER

    NAC Re's principal corporate strategies include:

    - continuing to be a top-tier domestic reinsurer;

    - complementing its domestic reinsurance business with comparable international reinsurance capability;

    - becoming a provider of specialty primary insurance, both domestically and internationally; and

    - developing insurance support service businesses.

    Among other things, NAC Re has planned to expand its operations through:

    - internally generated growth;

    - acquisitions; and

    - possibly, entering into one or more strategic alliances.

    In the spring of 1998, NAC Re retained Morgan Stanley Dean Witter & Co. to explore strategic alternatives for NAC Re, consisting primarily of acquisition opportunities. NAC Re also retained CIBC Oppenheimer Corp. and SBC Warburg Dillon Read as financial advisors. NAC Re's financial advisors explored potential complementary and strategic acquisitions for NAC Re in both the United States and overseas. However, contacts with potential partners were preliminary or exploratory in nature and did not lead to conclusive discussions or negotiations. On July 30, 1998, NAC Re and Morgan Stanley executed an engagement letter regarding the terms of Morgan Stanley's engagement by NAC Re. See "--Opinion of Financial Advisor" on page 25. On December 17, 1998 NAC Re entered into engagement letters regarding the terms of the engagement by NAC Re of CIBC Oppenheimer Corp. and SBC Warburg Dillon Read as financial advisors.

    During the spring of 1998, after reviewing the prospects for an acquisition of a domestic or international reinsurance company, NAC Re management recommended that a strategic merger also be considered by NAC Re's board and expanded the scope of engagement of its financial advisors. Subsequently, NAC Re entered into discussions regarding a possible merger transaction with a strategic partner. These discussions continued from time to time until December of 1998 when they were discontinued because the parties could not agree on the terms of a transaction, including pricing. During the summer and fall of 1998, NAC Re also held exploratory meetings with several other possible strategic partners concerning a possible business combination, but these conversations never progressed beyond the exploratory stage.

    On November 23, 1998, at the request of Mr. Robert J. Newhouse, Jr., a member of the XL Board, Mr. Newhouse and Nicholas M. Brown, Jr., then President and Chief Operating Officer and now President and Chief Executive Officer of NAC Re, met and discussed their companies' respective corporate strategies and philosophies. During the meeting, Mr. Newhouse raised the possibility of a business combination between XL and NAC Re.

    On December 1, 1998, XL executed a confidentiality agreement with NAC Re and began to receive certain non-public information regarding NAC Re. On that same date, Mr. Brown met with Brian M. O'Hara, President and Chief Executive Officer of XL, and Michael P. Esposito, Jr., Chairman of the Board of XL to discuss generally a possible business combination between XL and NAC Re.

    Following that meeting, Mr. Brown directed Morgan Stanley to begin analyzing on behalf of NAC Re a potential business combination with XL.

    On December 8, 1998, Mr. O'Hara, Robert R. Lusardi, Executive Vice President and Chief Financial Officer of XL, Ronald L. Bornhuetter, then Chairman and Chief Executive Officer and now Chairman of NAC Re, Mr. Brown and Richard H. Miller, Chief Financial Officer of NAC Re, met to discuss further the strategic benefits of a combination between XL and NAC Re and the possible transaction terms for such a combination.

    Also on December 8, 1998, a meeting of the Executive Committee of NAC Re's board of directors was held in Greenwich, Connecticut. During the meeting, management reviewed with the Executive Committee the status of its discussions and its views with respect to potential transactions with four parties, including XL.

    On the evening of December 8, 1998, Mr. O'Hara telephoned Mr. Brown and expressed XL's interest in pursuing further discussions.

    On December 9, 1998, a meeting of the NAC Re board of directors was held in Greenwich, Connecticut. During this meeting, a representative of the potential strategic partner of NAC Re with whom discussions had commenced in the spring of 1998 made a presentation to the board. Discussions with this potential partner continued until mid-December 1998, when the parties could not agree on the terms of a transaction, including pricing. In addition, at the December 9 meeting, the board authorized management to continue discussions with XL and the other two potential partners. None of the discussions with potential partners other than XL led to definitive proposals.

    On December 15, 1998, representatives of XL met with representatives of NAC Re and Morgan Stanley. During this meeting, XL began to conduct its preliminary due diligence of NAC Re.

    On January 4, 1999, Mr. O'Hara wrote to Mr. Brown to give an overview of XL's perspectives on the strategic reasons for a merger between XL and NAC Re, to outline how NAC Re and XL could potentially integrate their operations, and to outline possible financial terms of a strategic merger that would, in his view, be attractive to both companies' shareholders. Mr. O'Hara indicated that XL believed NAC Re had a value of $58 to $60 per share at that time in an all stock pooling transaction with XL. This represented an average exchange ratio of 0.83 of an XL Class A voting ordinary share for each share of NAC Re common stock based on XL's closing price on January 4, 1999. Mr. O'Hara indicated in the letter that both the price range and XL's interest in NAC Re was subject, among other things, to completion of satisfactory due diligence. After consultation with the Executive Committee of NAC Re's board of directors on January 7, 1999, Mr. Brown telephoned Mr. O'Hara and indicated that NAC Re considered a higher exchange ratio to be appropriate.

    Over the next month, senior officers of NAC Re and representatives of its financial advisors and its lawyers, Cadwalader, Wickersham & Taft, and senior officers of XL, its internal legal counsel and representatives of its financial advisors, Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co., Inc., continued their discussions regarding the structure and terms of a possible business combination between the two companies. During this period, each company (and its representatives) undertook a due diligence review of the business and operations of the other.

    On January 19, 1999, NAC Re executed a confidentiality agreement with XL and began its review of certain nonpublic information regarding XL.

    On January 21, 1999, Mr. O'Hara wrote to Mr. Brown and indicated that based on XL's due diligence review of NAC Re, among other things, XL would be willing to increase the exchange ratio from approximately 0.83 of an XL Class A ordinary share for each share of NAC Re common stock up to 0.87 of an XL Class A ordinary share for each share of NAC Re common stock.

    Between February 1 and February 4, 1999, Messrs. O'Hara and Brown held numerous conversations regarding the exchange ratio, in which Mr. Brown initially requested an exchange ratio of 0.93 of an XL Class A ordinary share for each share of NAC Re common stock. In addition, Mr. Brown proposed that NAC Re have a "walk away" right in the event of a decline in the market price of the XL shares below a certain level.

    Following various proposals and counterproposals, on February 4, 1999, Messrs. O'Hara and Brown reached tentative, preliminary agreement on an exchange ratio of 0.915 of an XL Class A ordinary share for each share of NAC Re common stock in an all stock, tax-free, pooling-of-interests transaction with a "walk away" termination right exercisable by NAC Re in the event of a decline in the price of XL shares below a level to be agreed upon. See "The Merger Agreement--Termination" on page 61. These agreements were subject to, among other things, negotiation of definitive documentation, completion of due diligence and approval by the boards of directors of both companies.

    Between February 4 and February 15, XL and its financial advisors and lawyers, Simpson Thacher & Bartlett, and NAC Re and its representatives prepared and negotiated the merger agreement, the stock option agreement and other ancillary documentation relating to the proposed business combination and completed their respective due diligence reviews.

    On February 8, 1998, in response to press reports, XL and NAC Re issued a joint press release confirming that the parties were in discussions regarding a possible business combination, but giving no assurance that a transaction could be consummated.

    On February 14 and 15, 1999, Messrs. O'Hara and Brown spoke telephonically to discuss certain open business issues relating to the proposed merger transaction and, with the assistance of their representatives, proceeded to negotiate the final terms and conditions of the merger agreement and the stock option agreement for consideration and approval by their respective boards of directors.

    On February 15, 1999, the XL board met to consider the proposed merger agreement and related matters. At that meeting, members of management and XL's legal, financial and accounting advisors discussed the proposed transaction with the board. The XL board then voted, by a unanimous vote of all directors present, to approve the merger agreement, the stock option agreement and the transactions contemplated thereby.

    The NAC Re board also met on February 15, 1999 to consider the proposed merger agreement and related matters. At that meeting, certain members of NAC Re's management and legal and financial advisors made presentations to, and had discussions with, the NAC Re board as to various aspects of the proposed transaction, including the merger agreement and the stock option agreement and the related agreements and transactions. The NAC Re board reviewed and discussed the proposed transaction. Morgan Stanley rendered its opinion that, as of such date, the exchange ratio of 0.915 of an XL Class A voting ordinary share for each share of NAC Re common stock was fair, from a financial point of view, to holders of shares of NAC Re common stock. The members of the NAC Re board then voted unanimously to approve the merger agreement, the stock option agreement and the transactions contemplated thereby, and to recommend that NAC Re's stockholders adopt the merger agreement. Messrs. Bornhuetter and Brown abstained from voting.

    Following the approval of the merger by the NAC Re board and the XL board, NAC Re and XL executed the merger agreement and the stock option agreement. On the morning of February 16, 1999, NAC Re and XL issued a joint press release announcing the merger.

    Between April 14 and April 15, 1999 XL, NAC Re and their respective legal advisors prepared and negotiated an amendment to the merger agreement.

    On April 19, the NAC Re board met to consider the proposed amendment and other matters. The NAC Re board then voted, by a unanimous vote of all directors present, to approve the amendment to the merger agreement.

    A special committee of the XL board approved, by the unanimous written consent of all of its members dated as of April 26, 1999, the amendment to the merger agreement.

    Following the approval of the amendment to the merger agreement by the NAC Re board and the XL board, NAC Re and XL executed the amendment to the merger agreement on April 26, 1999.

XL'S REASONS FOR THE MERGER

    The XL board has determined that the merger agreement, as amended, and the stock option agreement and the merger and the other transactions contemplated thereby, are advisable and are fair to and in the best interests of XL and its shareholders and approved the merger, the merger agreement, the stock option agreement and the other transactions contemplated thereby.

    The XL board believes that the merger offers an excellent opportunity to build value for XL's shareholders because the combined company will generate significant strategic and financial benefits. The merger will create a larger, more competitive company that will have advantages of scale in many areas, including increased earnings from exploiting a larger capital base. This larger capital base will allow the combined company to underwrite and retain larger and more difficult risks, maintain a more aggressive portfolio and optimize the combination of debt and equity which makes up its capital structure. In addition, NAC Re's existing and potential customer base will enhance XL's current distribution as well as serve as a basis for XL's future development and growth in North America.

NAC RE'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF NAC
  RE

    The NAC Re board believes that the terms of the merger are fair to and in the best interests of the NAC Re stockholders. Accordingly, the NAC Re board has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote FOR the adoption of the merger agreement.

    In reaching its determination to approve the merger agreement and recommend adoption of the merger agreement to NAC Re's stockholders, the NAC Re board considered the information presented to it by NAC Re's management, as well as NAC Re's professional advisors, and weighed the positive and countervailing factors associated with the transaction. The factors considered by the NAC Re board included, without limitation:

    FINANCIAL AND OTHER CONSIDERATIONS.

    - The NAC Re board considered the financial condition, results of operations, business and prospects of NAC Re and XL, including the competitive nature of the reinsurance market in which NAC Re operates and its position in such market. The NAC Re board also took into account the presentations and analyses by its management, financial advisors and outside legal counsel regarding the business, financial, legal and accounting aspects of, and the results of due diligence with respect to, the combination of XL and NAC Re.

    - The NAC Re board considered the financial terms of the merger and their effect on holders of NAC Re common stock. In addition, the NAC Re board considered the market prices of NAC Re and XL before and after the companies confirmed that they were engaged in discussions regarding the proposed merger. The closing price of NAC Re's common stock on the New York Stock Exchange on February 5, 1999, the last trading day prior to the public announcement confirming discussions regarding a possible merger, was $45.3125 and the closing price on the next day of trading was $52.125, which represents an increase of 15.03%. The closing price of XL Class A voting ordinary shares on the New York Stock Exchange on February 5, 1999 was $62.375 and the closing price on the next day of trading was $61.9375, which represents a decrease of 0.7%. The NAC Re board also considered the historical market prices of NAC Re and XL, and that the value of the exchange ratio based on the closing price of the XL shares on the NYSE on February 12, 1999, the last trading day prior to the public announcement of the execution of the merger agreement, was $55.3575, which represents:

       - a premium of approximately 11% over the $49.8125 per share closing price of NAC Re common stock on the NYSE on February 12, 1999;

       - a premium of approximately 22% over the per share closing price of NAC Re common stock on the NYSE on February 5, 1999; and

       - a premium of approximately 17% over the $47.37 per share average closing price of NAC Re common stock on the NYSE for the three-month period ended on and including February 12, 1999.

    OPPORTUNITY TO DIVERSIFY NAC RE'S OPERATIONS AND PRODUCT OFFERINGS. The NAC Re board determined that the merger will provide NAC Re's stockholders with the opportunity to benefit from ownership of a significantly larger, more diversified insurer and reinsurer that

    - will have an increased international presence to service its global clients, including a greater presence in continental Europe, Ireland and the Far East, and enhanced access to Lloyd's through one of the largest Lloyd's syndicates;

    - can offer new or enhanced products, such as catastrophe reinsurance, risk management services and financial products to manage overall enterprise risk exposure which it could not previously offer due to capital constraints and concerns about earnings volatility;

    - will be able to improve its current product offerings by offering higher coverage limits which should lead to higher net retentions within the combined company; and

    - will gain substantial insurance and reinsurance relationships and leverage.

    ENHANCES FINANCIAL STRENGTH AND FLEXIBILITY. The NAC Re board considered that the merger

    - will create one of the world's largest broker-market reinsurers;

    - should provide the combined company with better access to the capital markets;

    - may possibly lead to enhanced ratings from A.M. Best, S&P and Moody's;

    - should decrease the retrocessional needs of NAC Re in order to offer greater reinsurance limits; and

    - will allow the combined company to further diversify risks by product, customer and geographic exposure.

    XL'S OPERATIONS COMPLEMENT NAC RE'S. XL is currently one of the world's leaders in the excess liability insurance arena, and also one of the largest property reinsurers in the world. NAC Re has a leading position in the U.S. casualty and specialty reinsurance market. The merger should provide NAC Re's stockholders with an opportunity to participate in the growth of a combined company that will compete with a select number of firms that are rapidly evolving to provide insurance, reinsurance and financial products worldwide on both a direct and brokered basis. Following the merger, NAC Re will be the foundation of the combined company's business in the United States.

    COST SAVINGS. The NAC Re board considered annual cost savings expected to result from the merger. These anticipated savings, if realized, will be due primarily to the combined company's ability to retain certain exposures by reinsuring a portion of NAC Re's business through XL. This shift is expected to result in cost savings and other benefits, a strengthened credit rating, more efficient access to capital and the potential to leverage NAC Re's support infrastructure with XL's North American business. In addition, the merger will allow NAC Re and XL to eliminate duplicative public company and capital management expenses.

    PRESENTATION AND OPINION OF MORGAN STANLEY. The NAC Re board considered the presentation delivered by Morgan Stanley on February 15, 1999 and Morgan Stanley's written opinion, dated February 15, 1999, to the effect that, as of the date of the opinion, the exchange ratio was fair, from a financial point of view, to the holders of NAC Re common stock (other than XL and its affiliates). See "--Opinion of NAC Re's Financial Advisor" on page 25. A copy of Morgan Stanley's written opinion, dated February 15, 1999, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus.

    TERMS AND STRUCTURE OF THE MERGER. The NAC Re board considered the terms and structure of the merger and its legal and tax implications, including the following:

    - the fact that the merger is structured to be accounted for as a pooling-of-interests transaction; and the fact that the merger will not give rise to any federal income tax liability for NAC Re or its stockholders, except as set forth under "The Proposed Merger--Material United States Federal Income Tax Consequences" on page 33;

    - the fact that the exchange ratio is fixed and will not be adjusted in the event that there are any increases or decreases in the price of either NAC Re common stock or XL shares, and the fact that NAC Re has a "walk away" right (subject to XL's right to cure) if there is a decline in the market value of XL shares below a certain level relative to a decline in the market for comparable stocks; see "The Merger Agreement--Termination" on page 61;

    - the termination fee and expenses payable by NAC Re to XL and the obligation of XL to pay NAC Re's expenses, in each case under certain circumstances if the merger is not consummated and the option granted by NAC Re to XL to acquire 10.1% of the outstanding shares of NAC Re common stock; in connection with the termination fee and expenses payable by NAC Re and the stock option, the NAC Re board concluded that the amount of the payments and the terms of the option would not preclude another bidder from seeking to acquire NAC Re; see "The Merger Agreement--Termination Fees and Expenses" on page 63;

    - the fact that prior to the adoption of the merger agreement by NAC Re stockholders, if necessary to fulfill its fiduciary duty to those stockholders, the NAC Re board may accept an unsolicited superior proposal from a party other than XL and terminate the merger agreement so long as it gives XL three business days' notice, allows XL an opportunity to make an equivalent proposal and pays XL the termination fee and expenses required by the merger agreement; see "The Merger Agreement--Termination" on page 61.

    OTHER CONSIDERATIONS. The NAC Re board considered the following countervailing considerations with respect to the merger:

    - the risks associated with XL's ability to integrate NAC Re as an operating unit;

    - the constraints on potential cost savings due to the operation of NAC Re as a separate operating unit from XL's core business;

    - the risk that the synergies and other strategic benefits expected from the merger may not be realized; see "Risk Factors--Benefits From Combination of Operations May Not Be Achieved" on page 16; and

    - the possible negative impact on NAC Re employee relations which might arise as a result of being made part of a larger corporation even though XL has agreed to continue the existing NAC Re benefit plans or provide equivalent benefits for three years following the merger and has agreed not to adversely modify any provisions relating to elimination of personal liability and indemnification of officers, directors and employees for six years following the merger.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. The NAC Re board considered the fact that certain of its members and members of NAC Re's management have interests in the merger that are different from, and in addition to, the interests of holders of NAC Re common stock. See "--Interests of Certain Persons in the Merger" on page 47.

    The foregoing discussion of the information and factors considered by the NAC Re board is not meant to be exhaustive but includes all material factors considered by the NAC Re board. The NAC Re board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger agreement and the merger are fair to and in the best interests of NAC Re and its stockholders, and individual directors may have given different weights to different factors. As a result of its consideration of the foregoing, the NAC Re board determined that the merger agreement and the merger are fair to and in the best interests of NAC Re and its stockholders and approved the merger agreement and related matters. ACCORDINGLY, THE NAC RE BOARD RECOMMENDS THAT NAC RE'S STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.

OPINION OF NAC RE'S FINANCIAL ADVISOR

    Morgan Stanley was retained by NAC Re to provide financial advisory services and a fairness opinion in connection with the merger based upon Morgan Stanley's experience and expertise. At the February 15, 1999 meeting of NAC Re's board, Morgan Stanley rendered to the board its oral opinion, confirmed in writing as of the same date, that based upon and subject to the matters stated in the opinion, as of February 15, 1999 the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of NAC Re common stock (other than XL and its affiliates).

    THE FULL TEXT OF MORGAN STANLEY'S OPINION DATED FEBRUARY 15, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS DOCUMENT AND IS INCORPORATED IN THIS SUMMARY BY REFERENCE. NAC RE STOCKHOLDERS SHOULD READ MORGAN STANLEY'S OPINION CAREFULLY IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO NAC RE'S BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO NAC RE STOCKHOLDERS, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY NAC RE STOCKHOLDER AS TO HOW TO VOTE AT THE NAC RE SPECIAL MEETING. THE SUMMARY OF MORGAN STANLEY'S OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In arriving at its opinion, Morgan Stanley:

    - reviewed certain publicly available financial statements and other information of NAC Re and XL, respectively;

    - reviewed certain internal financial statements and other financial and operating data concerning NAC Re and XL prepared by the managements of NAC Re and XL, respectively;

    - analyzed certain financial projections prepared by the managements of NAC Re and XL;

    - discussed the past and current operations and financial condition and the prospects of NAC Re and XL with senior executives of NAC Re and XL, respectively, and analyzed the pro forma impact of the merger on XL's earnings per share, consolidated capitalization and financial ratios;

    - reviewed the reported prices and trading activity for NAC Re common stock and XL shares;

    - compared the financial performance of NAC Re and XL and the prices and trading activity of NAC Re common stock and XL shares with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - discussed with senior managements of NAC Re and XL the strategic objectives of the merger and their estimates of the synergies and other benefits of the merger for the combined company;

    - participated in discussions and negotiations among representatives of NAC Re and XL and their financial and legal advisors;

    - reviewed the merger agreement and certain related documents; and

    - performed such other analyses and considered such factors as it deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information it reviewed for the purposes of its opinion. With respect to financial projections, including the synergies and other benefits expected to result from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of NAC Re and XL, respectively. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be accounted for as a pooling-of-interests business combination in accordance with U.S. generally accepted accounting principles and the merger will qualify as a tax-free "reorganization" under the Internal Revenue Code. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of XL or NAC Re, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of February 15, 1999.

    Morgan Stanley's opinion did not address the merits of the underlying decision by NAC Re to engage in the merger. Morgan Stanley expressed no opinion as to the prices at which NAC Re common stock or XL shares would trade following the announcement or, in the case of the XL shares, consummation of the merger.

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL FINANCIAL ANALYSES PERFORMED BY MORGAN STANLEY IN ARRIVING AT ITS OPINION. CERTAIN OF THE SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND THE FINANCIAL ANALYSES USED BY MORGAN STANLEY, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

    VALUATION ANALYSES USED TO DERIVE IMPLIED VALUATION PER SHARE OF NAC
RE. Morgan Stanley prepared separate valuations of NAC Re. In determining valuation, Morgan Stanley used the following methodologies: comparable public company analysis, acquisition premium analysis, comparable precedent transaction analysis and discounted cash flow analysis.

    The per share valuation ranges derived from such analyses were then used as a basis against which to evaluate the exchange ratio. The various valuation methodologies and the implied valuation per share of NAC Re are summarized in the following table:

                                             SUMMARY DESCRIPTION OF                  IMPLIED PER SHARE
       VALUATION METHODOLOGY                 VALUATION METHODOLOGY                  VALUATION OF NAC RE
------------------------------------  ------------------------------------  ------------------------------------

Comparable Public Company Analysis    Analysis of common stock trading                 $43.00--$47.50
                                      multiples of selected comparable
                                      public companies

Acquisition Premium Analysis          Analysis of implied private market               $54.00--$60.00
                                      value per share of NAC Re derived
                                      from the comparable public company
                                      analysis

Comparable Precedent Transaction      Analysis of consideration paid in                $47.00--$56.00
  Analysis                            selected comparable transactions

Discounted Cash Flow Analysis         Net present valuation of various                 $49.00--$56.00
                                      financial projections of cash flows      (without estimated synergies)
                                      using selected discount rates                    $51.58--$61.16
                                                                                 (with estimated synergies)

Merger Consideration Based Upon                                                            $55.71
  February 10, 1999 Closing Price of
  XL Shares

    Morgan Stanley also performed certain other analyses, including a historical common stock performance analysis, a pro forma analysis of the merger and an exchange ratio analysis, each of which also is summarized below.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Morgan Stanley performed a comparable public company trading analysis in which it compared certain financial information of NAC Re with corresponding publicly available financial and operating data, projections of future financial performance and market statistics of the following publicly traded companies that Morgan Stanley considered comparable in certain respects with NAC Re:

- Everest Reinsurance Holdings, Inc.     - The Hartford Financial Services Group, Inc.

- Transatlantic Holdings, Inc.           - The St. Paul Companies, Inc.

- Trenwick Group Inc.                    - The Chubb Corporation

- Travelers Property Casualty Corp.

    Morgan Stanley used historical financial information in connection with the ratios provided below as of September 30, 1998 for the comparable companies and as of December 31, 1998 for NAC Re. All analysis with respect to the Hartford Financial Services Group excluded the effects of Hartford Financial Services Group's 83% ownership interest in Hartford Life., Inc. For each of the comparable companies, Morgan Stanley calculated, among other things, the multiples, based on market trading information as of February 10, 1999, of:

    - market price to estimated 1999 earnings per share,

    - market price to estimated 2000 earnings per share and

    - market price to adjusted book value per share, excluding the effects of Statement of Financial Accounting Standards No. 115.

    Morgan Stanley then compared these multiples to the comparable multiples for NAC Re, based on the closing price of NAC Re common stock on February 5, 1999 which was the last full trading day before XL and NAC Re confirmed publicly that they were engaged in discussions regarding the merger. Earnings per share estimates for the comparable companies were based on median I/B/E/S International Inc. estimates as of February 10, 1999. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Earnings per share estimates for NAC Re were based on both IBES and NAC Re management projections. The range of multiples calculated by Morgan Stanley for the comparable companies and the multiples for NAC Re (based on the IBES estimates) are summarized in the following table:

                                                                   1999 ESTIMATED  2000 ESTIMATED  PRICE/ADJUSTED
                                                                   PRICE/EARNINGS  PRICE/EARNINGS    BOOK VALUE
                                                                     PER SHARE       PER SHARE       PER SHARE
                                                                   --------------  --------------  --------------

Comparable Companies.............................................    8.5x-13.6x      7.9x-12.4x     1.07x-1.86x

NAC Re...........................................................      11.4x           10.7x           1.17x

    The implied range of public market values for NAC Re common stock, on a stand-alone basis, derived from Morgan Stanley's analysis of the comparable companies' market price to adjusted book value, market price to 1999 estimated earnings per share, and market price to 2000 estimated earnings per share ranged from approximately $43.00 to $47.50 per share based on NAC Re's adjusted book value and 1999 and 2000 earnings estimates.

    ACQUISITION PREMIUM ANALYSIS. Using the implied public market values for NAC Re common stock derived from the comparable public company analysis, Morgan Stanley performed an analysis of the implied acquisition value of NAC Re common stock, based on premiums to public market value. Using premiums of 15%, 25% and 35%, a range Morgan Stanley considered representative of the acquisition premiums paid in comparable acquisitions, the implied acquisition value for NAC Re common stock ranged from approximately $54.00 to $60.00 per share.

    COMPARABLE PRECEDENT TRANSACTION ANALYSIS. Morgan Stanley reviewed certain publicly available information regarding 10 selected precedent transactions from 1996 to 1998 involving the acquisition of property and casualty reinsurance companies determined by Morgan Stanley to be comparable to the merger. The transactions were selected in order to compare the multiples of transaction equity value to net income and transaction equity value to book value indicated by the exchange ratio in the merger to those multiples indicated for the precedent transactions. The precedent transactions selected by Morgan Stanley are listed in the following table:

ANNOUNCEMENT
    DATE                            TARGET                                           ACQUIROR
-------------  ------------------------------------------------  ------------------------------------------------

    8/31/98    Winterthur Reinsurance Corporation of America*    PartnerRe Ltd.

    7/24/98    Constitution Reinsurance Corp. *                  Gerling Global Reinsurance Corp.

    6/19/98    General Re Corporation                            Berkshire Hathaway, Inc.

    3/26/98    CAT Ltd.                                          ACE Ltd.

    3/16/98    Mid Ocean Limited                                 EXEL Limited

     5/8/97    GCR Holdings Limited                              EXEL Limited

    4/17/97    Zurich Reinsurance Centre Holdings, Inc.          Zurich Group of Switzerland

    3/31/97    SAFR Reinsurance Corporation of the U.S. *        PartnerRe Ltd.

    8/14/96    American Re Corporation                           Munich Reinsurance Company

    7/23/96    Allstate Re *                                     SCOR U.S. Corporation

    Emphasis was given to the four more comparable transactions to the merger indicated with an "*" in the above table. The range of multiples of transaction equity value to net income (based on the acquired company's last twelve months net income prior to announcement of the transaction) for the precedent transactions was 12.5x to 13.5x. The range of multiples of transaction equity value to book value (based on the acquired company's most recently reported book value prior to the announcement of the transaction) for the precedent transactions was 1.1x to 1.5x. The multiple of transaction equity value to 1998 earnings for NAC Re, indicated by the exchange ratio and based on XL's closing price on February 5, 1999 was 15.5x. The multiple of transaction equity value to NAC Re's book value as of December 31, 1998 (excluding the effects of Financial Accounting Standards No. 115), indicated by the exchange ratio and based on XL's closing price on February 5, 1999 was 1.50x. The implied range of private market values calculated by Morgan Stanley for NAC Re common stock derived from the analysis of the precedent transactions' transaction equity value to net income and transaction equity value to book value ranged from approximately $47.00 to $56.00 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis to calculate the present value of the stand-alone unlevered free cash flows that NAC Re would generate from January 1, 1999 through December 31, 2008 assuming annual growth rates of its historical premium revenues of 3% and 6% and average statutory combined ratios over such time period ranging from 100% to 105%. The combined ratio under statutory accounting is the sum of:

    - the ratio of NAC Re's losses and loss adjustment expenses divided by net earned premiums; and

    - the ratio of NAC Re's acquisition and underwriting expenses divided by its net written premiums.

    Morgan Stanley then discounted the estimated unlevered free cash flows for each of these scenarios using discount rates of 9%, 10% and 11%. Morgan Stanley calculated terminal values based on price to earnings multiples of 12x estimated GAAP earnings in 2009 and 13x estimated GAAP earnings in 2009 for each of the scenarios and then discounted these terminal values using discount rates of 9%, 10% and 11%. Morgan Stanley also performed a separate valuation of NAC Re taking into account potential synergies that management of NAC Re and XL believe may be realized as a result of the merger. The annual after-tax synergy estimates were capitalized at an 11x earnings multiple and Morgan Stanley assumed that NAC Re would be credited between 25% and 50% of such capitalized estimates. The following table sets forth the implied equity values for NAC Re common stock based on the discounted cash flow analyses:

                                                          IMPLIED EQUITY VALUE RANGE
                                                                 PER SHARE OF
DISCOUNTED CASH FLOW ANALYSIS                                NAC RE COMMON STOCK
----------------------------------------------  ----------------------------------------------

DCF Analysis Without Synergies                                  $49.00-$56.00

DCF Analysis With Synergies                                     $51.58-$61.16

Merger Consideration Based Upon February 10,                        $55.71
  1999
  Closing Price of XL Shares

    HISTORICAL COMMON STOCK PERFORMANCE. Morgan Stanley reviewed the historical trading prices for NAC Re common stock and analyzed the per share value of the exchange ratio in relation to the price of NAC Re common stock in the time periods referred to below. The analysis indicated that, from February 10, 1998 to February 10, 1999, the closing market price of NAC Re common stock ranged from a low of $43.69 to a high to $55.25. Furthermore, the analysis showed that the per share value of the exchange ratio represented a 26% premium to the closing market price of NAC Re common stock on February 5, 1999 and a 11% premium to the closing market price of NAC Re common stock on February 10, 1999.

    Morgan Stanley also reviewed the historical trading prices for the NAC Re common stock and the relationship between NAC Re common stock and movements in
(1) the S&P 500 index and (2) a composite index of selected insurance companies. This analysis was conducted for the period from February 9, 1996 to February 9, 1999 and for the period from February 10, 1998 to February 9, 1999. The index of comparable companies consisted of the following:

- CNA Financial Corporation            - Travelers Property Casualty Corp.

- Everest Reinsurance Holdings, Inc.   - Trenwick Group Inc.

- The St. Paul Companies, Inc.         - Transatlantic Holdings, Inc.

    This analysis showed that for both the last three years and the last 12 months, NAC Re generally out-performed the index of comparable companies and generally under-performed the S&P 500.

    PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed the financial impact of the merger on XL's estimated earnings per share taking into account the estimates of the synergies, cost savings and other benefits expected to result from the merger for the years 2000 through 2003. Morgan Stanley conducted this analysis utilizing earnings estimates for XL on both a GAAP basis (after goodwill amortization) and an economic basis (before goodwill amortization equal to $0.40 per XL share) and for NAC Re on a GAAP basis. GAAP basis earnings were based on IBES estimated earnings for 1999 and the median IBES projected 5-year growth rate. In its analysis, Morgan Stanley assumed that NAC Re repurchased
2.02 million shares of its common stock for subsequent reissuance in connection with the conversion of certain of NAC Re's outstanding convertible securities.

    EXCHANGE RATIO ANALYSIS. Morgan Stanley analyzed the ratio of the price of NAC Re common stock to the price of XL shares over several time periods. For each time period selected, the average ratio and the premium represented by the
0.915 exchange ratio set forth in the merger agreement over the average ratio were calculated. The time periods in each case ending on and including February 5, 1999, selected for the analysis were as follows: last 10 calendar days, last 20 calendar days, last 30 calendar days, last 60 calendar days, last 90 calendar days, last 180 calendar days, last 360 calendar days and the closing price on February 5, 1999. The average ratio and premium over the .915 exchange ratio calculated by Morgan Stanley for each period are set forth below:

                                                                                 AVERAGE      PREMIUM OF EXCHANGE RATIO
PERIOD                                                                            RATIO          OVER AVERAGE RATIO
-----------------------------------------------------------------------------  -----------  -----------------------------

February 5, 1999.............................................................      0.726x                  26.0%

last 10 calendar days........................................................      0.738x                  24.1

last 20 calendar days........................................................      0.729x                  25.5

last 30 calendar days........................................................      0.702x                  30.3

last 60 calendar days........................................................      0.674x                  35.7

last 90 calendar days........................................................      0.672x                  36.1

last 180 calendar days.......................................................      0.680x                  34.5

last 360 calendar days.......................................................      0.684x                  33.8

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying Morgan Stanley's opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of NAC Re.

    No transaction utilized in the comparable transaction analysis is identical to the merger, and no company utilized in the comparable companies analysis is identical to NAC Re. In evaluating the precedent transactions and the selected comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NAC Re, such as the impact of competition on the business of NAC Re and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of XL or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable transaction data.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NAC Re. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the exchange ratio from a financial point of view to NAC Re stockholders and were provided to NAC Re's board in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which NAC Re might actually be sold. In addition, as described above, Morgan Stanley's opinion, including Morgan Stanley's presentation to NAC Re's board, was one of many factors taken into consideration by NAC Re's board in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of NAC Re's board or the view of the management of NAC Re with respect to the value of NAC Re or of whether NAC Re's board would have been willing to agree to a different exchange ratio. The exchange ratio was determined through arm's length negotiations between NAC Re and XL and was approved by NAC Re's board. Morgan Stanley provided advice to NAC Re during the course of such negotiations; however, the decision to enter into the merger agreement and to accept the exchange ratio was solely that of NAC Re's board.

    NAC Re's board retained Morgan Stanley based upon Morgan Stanley's experience and expertise. Morgan Stanley is an internationally recognized investment banking and financial advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in securities of XL or NAC Re. Morgan Stanley and its affiliates have, in the past, provided financial advisory services to NAC Re and have received fees for the rendering of such services.

    Pursuant to a letter agreement dated July 30, 1998, NAC Re has agreed to pay Morgan Stanley a transaction fee based upon the aggregate value of the transaction, which is payable upon and contingent upon consummation of the merger. Based on the closing price of XL shares on February 10, 1999, the transaction fee would be equal to approximately $6.6 million. In the event the merger is not consummated, Morgan Stanley may receive an advisory fee equal to approximately $200,000 to reimburse Morgan Stanley for its time and efforts expended. NAC Re has also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in connection with its engagement. In addition to the foregoing compensation, NAC Re has agreed to indemnify Morgan Stanley for certain liabilities and expenses arising out of the engagement and the transactions in connection with the engagement, including certain liabilities under U.S. federal securities laws.

LISTING OF THE XL SHARES

    XL has agreed to use its best efforts to cause the XL shares to be issued in the merger and the XL shares to be reserved for issuance upon the exercise of the existing NAC Re options to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Such authorizations for listing are conditions to the obligations of XL and NAC Re to consummate the merger. See "The Merger Agreement--Conditions to the Merger" on page 54.

DELISTING AND DEREGISTRATION OF NAC RE COMMON STOCK; CESSATION OF NAC RE
  PERIODIC REPORTING

    If the merger is consummated, the NAC Re common stock will cease to be listed on the New York Stock Exchange. In such event, NAC Re intends to apply to the SEC for the deregistration of its common stock. Upon such deregistration, NAC Re will no longer be required to make separate periodic filings with the SEC under the Securities Exchange Act of 1934.

ACCOUNTING TREATMENT

    XL plans to account for the merger as a "pooling-of-interests" in accordance with U.S. generally accepted accounting principles. The companies have conditioned the merger on the receipt of letters from their respective independent accountants confirming the appropriateness of accounting for the merger as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of XL and NAC Re will be carried forward to the combined company's consolidated financial statements at their historical amounts, the consolidated earnings of the combined company will include the earnings of XL and NAC Re for the entire fiscal year in which the merger occurs and for all prior years presented, and the reported retained earnings of XL and NAC Re for prior periods will be combined and restated as consolidated retained earnings of the combined company. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 40. Accounting for the transaction as a pooling-of-interests will avoid the creation of goodwill on the balance sheet of XL that would have reduced the company's reported earnings in future periods as it was amortized, or reduced, over a defined period of time.

    Pooling-of-interests accounting treatment requires the sharing of rights and risks among the affiliates of each of the parties to a business combination. Accordingly, sales of stock by affiliates cannot occur in the period commencing 30 days prior to the consummation of the merger and ending on the date on which the combined company publicly announces financial results covering at least 30 days of combined operations. To ensure that such pooling requirements are satisfied, each of XL and NAC Re has agreed in the merger agreement to use its reasonable best efforts to obtain written agreements from its affiliates relating to these trading restrictions, among other things.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a discussion of the material United States federal income tax consequences of the merger. This summary deals only with NAC Re stockholders who hold their shares of NAC Re common stock as capital assets and is based upon the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations promulgated thereunder, and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax consequences that may be relevant to a particular NAC Re stockholder in light of that stockholder's specific circumstances, nor does it discuss the United States federal income tax consequences that may be applicable to certain types of NAC Re stockholders, such as NAC Re stockholders who have received their shares of NAC Re common stock pursuant to the exercise of employee stock options or otherwise as compensation, dealers in securities, financial institutions, tax-exempt entities, life insurance companies, persons holding their shares as a part of a hedging, integrated, conversion or constructive sale transaction or as part of a straddle, or NAC Re stockholders who will directly, indirectly, or constructively own 5% or more of the voting power or value of the outstanding XL shares immediately after the merger, who may be subject to special rules and/or limitations under the Internal Revenue Code which are not discussed below. In addition, the following discussion does not discuss the state, local or foreign tax consequences of the merger. CONSEQUENTLY, EACH NAC RE STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. In addition, NAC Re stockholders should note that the opinions of counsel described below are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not assert positions that are contrary to such opinions of counsel.

    THE MERGER. XL's obligation to effect the merger is conditioned on the delivery of an opinion to XL from Simpson Thacher & Bartlett, its tax counsel, and NAC Re's obligation to effect the merger is conditioned on the delivery of an opinion to NAC Re from Cadwalader, Wickersham & Taft, its tax counsel, each dated as of the closing date of the merger, that, for United States federal income tax purposes, the merger will constitute a reorganization within the meaning of Section 368(a) (and XL will not be disqualified as a corporation under Section 367(a)) of the Internal Revenue Code. It is a condition to the consummation of the merger that such opinions be rendered, although, pursuant to the merger agreement, XL is permitted to waive the condition calling for the opinion of Simpson

Thacher & Bartlett described above and NAC Re is permitted to waive the condition calling for the opinion of Cadwalader, Wickersham & Taft described above. See "The Merger Agreement--Conditions to the Merger" on page 54. However, in the event of such a waiver following NAC Re stockholder approval of the merger, the adoption of the merger agreement by the NAC Re stockholders would be resolicited.

    The opinions of counsel described above will rely on the customary representations and assumptions that are set forth therein, including, without limitation, representations of XL, Dasher Acquisition Corp. and NAC Re to the effect that:

    - at the effective time of the merger, the fair market value of XL will be equal to or greater than the fair market value of NAC Re;

    - 50% or less of the total voting power and the total value of the XL shares will be received pursuant to the merger by NAC Re stockholders who are "United States persons";

    - 50% or less of the total voting power and the total value of the outstanding XL shares will be owned, immediately after the merger, by "United States persons" who are either officers, directors or persons that directly, indirectly or constructively owned 5% or more of either the total voting power or the total value of the outstanding stock of NAC Re immediately prior to the merger;

    - either XL or one or more of its "qualified subsidiaries" (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(vii)) has been engaged in an "active trade or business" (within the meaning of temporary Treasury Regulation Section1.367(a)-2T(b)(2) and (3)) outside of the United States for the entire 36 month period immediately preceding the merger and XL or such qualified subsidiary does not intend to substantially dispose of or discontinue such trade or business; and

    - NAC Re will timely file a United States federal income tax return for the taxable year in which the merger occurs and attach a statement titled "Section 367(a)--Reporting of Cross Border Transfer Under Reg. Section 1.367(a)-3(c)(6)" that sets forth all of the information required to be disclosed under such Treasury Regulation Section.

    If any of the factual assumptions or representations set forth in the above opinions, including, without limitation, the foregoing representations, are inaccurate, such opinions may not accurately describe the proper United States federal income tax treatment of the merger and, consequently, this discussion may not accurately describe the United States federal income tax consequences of the merger.

    Assuming the merger constitutes a reorganization within the meaning of
Section 368(a) (and XL is not disqualified as a corporation under Section 367(a)) of the Internal Revenue Code, the material United States federal income tax consequences of the merger will be:

    - no gain or loss will be recognized by XL, Dasher Acquisition Corp. or NAC Re pursuant to the merger;

    - no gain or loss will be recognized by the beneficial owners of NAC Re common stock upon the cancellation of their NAC Re common stock, together with the associated NAC Re rights and conversion thereof into XL shares, together with the associated XL rights, pursuant to the merger, except that a holder of NAC Re common stock that receives cash in lieu of a fractional share interest in an XL share will generally recognize capital gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest in an XL share as if such fractional share interest had been distributed as part of the merger and then redeemed by XL for cash;

    - the tax basis of the XL shares received by a NAC Re stockholder will be the same as such stockholder's tax basis in the NAC Re common stock that was exchanged therefor pursuant to the merger, reduced by the amount of such tax basis, if any, that is allocable to any fractional share interest in an XL share with respect to which cash is received;

    - the holding period of the XL shares received by a NAC Re stockholder will include such stockholder's holding period with respect to NAC Re common stock that was exchanged therefor pursuant to the merger; and

    - no gain or loss will be recognized by holders of XL shares as a result of the merger and their tax basis and holding period in such XL shares will not be affected by the merger.

    NAC RE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

REGULATORY APPROVALS

    ANTITRUST FILINGS. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. XL and NAC Re filed notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on March 5, 1999. On March 23, 1999, XL and NAC Re received notice from the Federal Trade Commission and the Antitrust Division of the early termination of the waiting period of the Hart-Scott-Rodino Act. Nevertheless, the Federal Trade Commission and the Antitrust Division retain the authority to challenge the merger on antitrust grounds. In addition, each state in which any subsidiary of XL or NAC Re or any of its subsidiaries operates may also seek to review the merger. It is possible that some of these authorities may seek to challenge the merger.

    The businesses of XL and NAC Re involve transactions in numerous jurisdictions outside of the United States, and, as a result, implementation of the merger may be subject to antitrust laws in such jurisdictions. XL and NAC Re are continuing to evaluate whether or not they are legally required, or it is otherwise appropriate, to make any such filings in any other jurisdiction.

    STATE INSURANCE REGULATORY APPROVALS. State insurance holding company laws and regulations applicable to NAC Re provide that no person may acquire control of certain NAC Re insurance subsidiaries unless such person has provided certain required information to, and such acquisition has been approved by, the appropriate insurance regulatory authorities. In accordance with these laws, an application on Form A for approval of the merger has been filed with and is being reviewed by the Commissioners of Insurance of the States of California and North Dakota and with and by the Superintendent of Insurance of the State of New York.

    FINANCIAL SERVICES AUTHORITY CONSENT. NAC Re indirectly owns 100% of the share capital of NAC Reinsurance International Limited, an English company. NAC Reinsurance International Limited is currently authorized to carry on insurance business in the United Kingdom under the Insurance Companies Act 1982 and is, therefore, a United Kingdom-regulated insurance company. Consent must be obtained from the Financial Services Authority in the United Kingdom before any changes occur in the directors, managers or controllers of a United Kingdom-regulated insurance company. Written notice was given to the Financial Services Authority on April 12, 1999 detailing the changes to be made, and the Financial Services Authority must indicate whether or not it consents to the changes within the period of three months following that notice. If that period elapses without the Financial Services Authority objecting, consent is deemed to be given.

    Once the merger is implemented, there will have been a change of control of NAC Reinsurance International Limited within the definition of the Insurance Companies Act 1982 and, therefore, the Financial Services Authority consent to that change must be obtained.

    LLOYD'S CONSENT. NAC Re indirectly owns 100% of the share capital of Denham Syndicate Management Limited, a Lloyd's regulated managing agency and Stonebridge Underwriting Limited, a Lloyd's corporate member. Once the merger is completed, XL will be a controller of a managing agency and a corporate member as defined in the Underwriting Agents Bylaw (No. 4 of 1984) and the Membership Bylaw (No. 17 of 1983), respectively. The prior written consent of Lloyd's is required for XL to become a controller of a managing agency or of a corporate member. It takes approximately six weeks from receipt of a completed application for a change of control to reach a formal decision by Lloyd's.

    OTHER. In addition to the foregoing, XL and NAC Re may be required to obtain regulatory approvals, file notices or make certain other filings in other jurisdictions in which one or the other maintains an office, conducts business or has customers. At the time of this filing, XL and NAC Re do not expect any such other approvals, notices or other filings to be material in connection with the merger.

    STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. XL and NAC Re have filed (or will promptly file) all applications and notices and have taken (or will promptly take) other appropriate action with respect to any approvals or other action of any governmental authority which XL or NAC Re deems necessary. The merger agreement provides that receipt of all necessary regulatory approvals and consents of governmental authorities, including certain specified required insurance regulatory approvals, by each of XL and NAC Re is a condition to the obligations of the companies to consummate the merger. There can be no assurance that any governmental authority will approve or take any other required action with respect to the merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the merger or that no action will be brought challenging such approvals or action.

    Although XL and NAC Re are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above, should any other approval or action be required, XL and NAC Re currently contemplate that such approval or action would be sought. Neither XL nor NAC Re expects the consummation of the merger to be delayed by any such approval or action.

    The obligations of XL and NAC Re to consummate the merger are further subject to the condition that there be no preliminary or permanent injunction or law or other order by any court of competent jurisdiction or other governmental authority prohibiting the consummation of the merger.

    THE MERGER IS SUBJECT TO SPECIFIED REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH SPECIFIED REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. SEE "THE MERGER AGREEMENT--CONDITIONS TO THE MERGER" ON PAGE 54.

NO APPRAISAL RIGHTS

    Holders of NAC Re common stock are not entitled to dissenters' appraisal rights under Delaware law in connection with the merger because the NAC Re common stock was listed on the New York Stock Exchange on the record date for the NAC Re meeting and the XL shares that such holders will be entitled to receive in the merger will continue to be listed on the New York Stock Exchange at the effective time of the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION

    All XL shares received by NAC Re stockholders in the merger will be registered under the Securities Act and will be freely transferable, except that XL shares received by persons who are deemed to be affiliates of NAC Re under the Securities Act at the time of the NAC Re meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of NAC Re for such purposes generally include individuals or entities that control, are controlled by or are under common control with NAC Re and may include certain officers, directors and principal stockholders of NAC Re. The merger agreement requires NAC Re to provide XL with a letter identifying such persons and to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not sell, pledge, transfer or otherwise dispose of or hedge or otherwise reduce their risk with respect to any of the XL shares issued to such persons in the merger in violation of the Securities Act or the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Affiliates of XL and NAC Re will also be subject to trading restrictions imposed by the pooling-of-interests accounting rules. See "--Accounting Treatment" on page 32.

    This document does not cover any resales of the XL shares to be received by the stockholders of NAC Re upon consummation of the merger, and no person is authorized to make any use of this document in connection with any such resale. Resales by NAC Re affiliates must be separately registered or qualify for an exemption under the Securities Act.

                           THE NAC RE SPECIAL MEETING

PURPOSE, TIME AND PLACE

    This document is being furnished to stockholders of NAC Re in connection with the solicitation of proxies by NAC Re from holders of NAC Re common stock for use at the NAC Re special meeting to be held on May 26, 1999 at 10:00 a.m., local time, at One Greenwich Plaza, Greenwich, Connecticut 06836-2568, and at any adjournments or postponements thereof. At the NAC Re meeting, holders of NAC Re common stock will be asked to consider and vote upon the adoption of the merger agreement.

    The board of directors of NAC Re has unanimously determined that the merger agreement and the merger are advisable and fair to and in the best interests of NAC Re and its stockholders, has approved the merger agreement and unanimously recommends a vote FOR the adoption of the merger agreement.

RECORD DATE; QUORUM; VOTE REQUIRED

    RECORD DATE. NAC Re has established the close of business on April 23, 1999 as the record date to determine the holders of NAC Re common stock entitled to notice of, and to vote at, the NAC Re special meeting. Only holders of record of NAC Re common stock at the close of business (5:00 p.m., New York time) on the record date will be entitled to notice of, and to vote at, the NAC Re special meeting. At the close of business (5:00 p.m., New York time) on the record date, 18,057,725 shares of NAC Re common stock were outstanding and were held by approximately 426 holders of record. The NAC Re common stock constitutes the only outstanding class of voting securities of NAC Re. Each share of NAC Re common stock is entitled to one vote on the adoption of the merger agreement. Votes may be cast at the NAC Re special meeting in person or by proxy.

    QUORUM. The presence at the NAC Re special meeting of the holders of a majority of the outstanding shares of NAC Re common stock, either in person or by proxy, is necessary to constitute a quorum to transact business at the NAC Re special meeting. In the event that a quorum is not present at the NAC Re special meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

    Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the NAC Re special meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and this document is being forwarded to you by your broker or nominee who is considered the record holder with respect to the shares. As the beneficial owner, you have the right to direct the record holder of your shares on how to vote. If you do not instruct the record holder of your shares on how to vote and he or she returns the proxy in respect of your shares, he or she will be deemed by NAC Re to be present at the special meeting and your shares represented at the meeting for purposes of determining the presence or absence of a quorum.

    VOTE REQUIRED. Adoption of the merger agreement requires the affirmative vote by the holders of a majority of the outstanding shares of NAC Re common stock, excluding shares held by subsidiaries of NAC Re, as of the record date. Abstentions may be specified with respect to the adoption of the merger agreement by properly marking the "ABSTAIN" box on the proxy for the adoption of the merger agreement. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the adoption of the merger agreement.

    VOTING POWER OF NAC RE DIRECTORS AND EXECUTIVE OFFICERS. As of the close of business on the record date and excluding shares underlying stock options, NAC Re's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and have the power to vote, 1,293,445 outstanding shares of NAC Re common stock, representing approximately 7.2% of the then outstanding shares of NAC Re common stock. NAC Re believes that each of its directors and executive officers intends to vote for adoption of the merger agreement.

PROXIES

    Shares of NAC Re common stock represented by properly executed proxies received in time for the NAC Re special meeting will be voted at the NAC Re special meeting in the manner specified on such proxies. Proxies that are properly executed but which do not contain voting instructions will be voted FOR the adoption of the merger agreement. No other matter other than the adoption of the merger agreement may be brought before the NAC Re special meeting.

    In the event that a quorum is not present at the time the NAC Re special meeting is convened, or if for any other reason NAC Re believes that additional time should be allowed for the solicitation of proxies, NAC Re may adjourn the NAC Re special meeting with or without a vote of the stockholders. If NAC Re proposes to adjourn the NAC Re special meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of NAC Re common stock for which they have voting authority in favor of an adjournment.

    The grant of a proxy on the enclosed NAC Re proxy card does not preclude a stockholder from voting in person at the NAC Re special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

        (1) delivering, prior to the NAC Re special meeting, to NAC Re Corp.,
    Attention: Celia R. Brown, a written notice of revocation bearing a later date or time than the revoked proxy;

        (2) completing and submitting a new later-dated proxy card; or

        (3) attending the NAC Re special meeting and voting in person.

    Attendance at the NAC Re special meeting will not by itself constitute revocation of a proxy--a stockholder must vote in person at the meeting. If a broker has been instructed to vote a stockholder's shares, the stockholder must follow directions received from the broker in order to change the stockholder's vote.

    NAC Re will bear the cost of solicitation of proxies from its stockholders, except that NAC Re and XL will share equally the cost of printing this document and filing it with the Securities and Exchange Commission. In addition to solicitation by mail, the directors, officers and employees of NAC Re and its subsidiaries may solicit proxies from NAC Re stockholders by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and NAC Re will reimburse the custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with their forwarding of solicitation material.

    In addition, NAC Re has retained Georgeson Company, Inc. to assist NAC Re in the solicitation of proxies from stockholders in connection with the NAC Re special meeting. Georgeson will receive a customary fee as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. NAC Re has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

INDEPENDENT AUDITORS

    Representatives of Ernst & Young LLP are expected to be present at the NAC Re special meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the merger using the pooling-of-interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of XL and NAC Re, which are incorporated by reference in this document.

    The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial positions that would have occurred had the merger been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the merged companies.

    Included in the unaudited pro forma income statement for the years ended November 30, 1998, 1997 and 1996 and the quarter ended February 28, 1999 is the income statement of NAC Re for the years ended December 31, 1998, 1997 and 1996, and the quarter ended March 31, 1999, respectively. Included in the unaudited pro forma balance sheet as at November 30, 1998 and as at February 28, 1999 is the balance sheet of NAC Re as at December 31, 1998 and as at March 31, 1999, respectively. No adjustments have been made to account for the differing year ends as, in the opinion of management, any such adjustments would not be significant.

    Adjustments to conform the accounting policies of XL and NAC Re and to eliminate transactions between the companies have not been separately presented as any such adjustments would, in the opinion of management, not be significant.

    Unaudited pro forma income statement items, including related per share amounts have been prepared as if the merger had occurred at the beginning of the earliest period presented. These amounts do not include non-recurring items directly attributable to the merger, including change in control costs and fees for investment bankers, accountants, and attorneys, nor do they include XL's estimate of the expected annual operating expense savings from the merger.

    In accordance with its previous business plans, NAC Re may call for redemption its $100 million principal amount of 5 1/4% convertible subordinated debentures due December 15, 2002. In connection with that redemption, NAC Re may repurchase in the open market up to approximately 2 million shares of its common stock for issuance upon the anticipated conversion of these debentures. NAC Re has not made a final decision on implementing these plans, and the effects of these proposed plans have not been included in the pro forma combined condensed financial statements.

    The information set forth below should be read in conjunction with the respective audited consolidated financial statements and notes thereto of XL and NAC Re, and the unaudited quarterly financial statements and notes thereto of XL and NAC Re, which are incorporated herein by reference. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the date indicated, nor is it necessarily indicative of future operating results or financial position.

    As a result of the merger, XL and NAC Re expect the combined company to incur cash and non-cash pre-tax charges to operations currently estimated to be approximately $40 million. This estimate includes:

        (1) an anticipated one-time pretax charge of approximately $19 million for direct incremental merger-related transaction costs which will be recorded in the quarter in which the merger is consummated; and

        (2) certain other one-time transition costs, currently estimated at $21 million (pretax) that XL and NAC Re expect the combined company to incur in connection with integrating the operations of XL and NAC Re.

    The transition costs consist principally of costs associated with systems and facilities integration and other costs resulting from the merger. The exact timing, nature and amount of these transition costs are subject to change; however, the companies expect that the majority of these transition costs will be recorded prior to the end of 1999.

    The unaudited pro forma combined condensed financial statements do not reflect any of the recurring cost savings synergies or future cost avoidance expected to result from the merger. These synergies will be achieved principally by reduced general and administrative costs.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                                                                                          XL
                                                                                         PRO FORMA    PRO FORMA
                                                                  XL       NAC RE (1)   ADJUSTMENTS    COMBINED
                                                             ------------  -----------  -----------  ------------
                                                             (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
QUARTER TO FEBRUARY 28, 1999
Revenues
Net premiums earned........................................  $    263,503   $ 132,665                $    396,168
Net investment income......................................        97,074      32,905                     129,979
Net realized gains on sales of investments.................        64,650       2,673                      67,323
Other income...............................................         9,096           0                       9,096
                                                             ------------  -----------               ------------
Total revenues.............................................  $    434,323   $ 168,243                $    602,566
                                                             ------------  -----------               ------------
Expenses
Losses and loss expenses...................................  $    143,482   $  84,022                $    227,504
Acquisition costs..........................................        42,096      35,980                      78,076
Administration expenses....................................        39,428      17,966                      57,394
Other expenses.............................................        15,062       5,402                      20,464
                                                             ------------  -----------               ------------
Total expenses.............................................  $    240,068   $ 143,370                $    383,438
                                                             ------------  -----------               ------------
Income before minority interest and income tax.............  $    194,255   $  24,873                $    219,128
Minority interest and income tax...........................         2,522       4,045                       6,567
                                                             ------------  -----------               ------------
Net income.................................................  $    191,733   $  20,828                $    212,561
                                                             ------------  -----------               ------------
                                                             ------------  -----------               ------------
Weighted average shares--basic.............................       111,827      18,411       (1,565)       128,673
                                                             ------------  -----------  -----------  ------------
                                                             ------------  -----------  -----------  ------------
Weighted average shares--diluted...........................       113,763      21,000       (1,785)       132,978
                                                             ------------  -----------  -----------  ------------
                                                             ------------  -----------  -----------  ------------
Earnings per share--basic..................................  $       1.71   $    1.13                $       1.65
                                                             ------------  -----------               ------------
                                                             ------------  -----------               ------------
Earnings per share--diluted................................  $       1.69   $    1.03                $       1.61
                                                             ------------  -----------               ------------
                                                             ------------  -----------               ------------

------------------------

(1) The quarter end of NAC Re is March 31, 1999.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                                                                       PRO FORMA   XL PRO FORMA
                                                                XL       NAC RE (1)   ADJUSTMENTS    COMBINED
                                                           ------------  -----------  -----------  -------------
                                                            (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
YEAR TO NOVEMBER 30, 1998
Revenues
Net premiums earned......................................  $    685,200   $ 532,846                 $ 1,218,046
Net investment income....................................       279,375     131,459                     410,834
Net realized gains on sales of investments...............       191,795      35,074                     226,869
Other income.............................................        61,278           0                      61,278
                                                           ------------  -----------               -------------
Total revenues...........................................  $  1,217,648   $ 699,379                 $ 1,917,027
                                                           ------------  -----------               -------------
Expenses
Losses and loss expenses.................................  $    390,483   $ 351,888                 $   742,371
Acquisition costs........................................        88,596     137,996                     226,592
Administration expenses..................................       109,268      69,897                     179,165
Other expenses...........................................        35,449      21,716                      57,165
                                                           ------------  -----------               -------------
Total expenses...........................................  $    623,796   $ 581,497                 $ 1,205,293
                                                           ------------  -----------               -------------
Income before minority interest and income tax...........  $    593,852   $ 117,882                 $   711,734
Minority interest and income tax.........................         6,189      21,832                      28,021
                                                           ------------  -----------               -------------
Net income...............................................  $    587,663   $  96,050                 $   683,713
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------
Weighted average shares--basic...........................        92,975      18,282       (1,554)       109,703
                                                           ------------  -----------  -----------  -------------
                                                           ------------  -----------  -----------  -------------
Weighted average shares--diluted.........................        94,785      20,844       (1,772)       113,857
                                                           ------------  -----------  -----------  -------------
                                                           ------------  -----------  -----------  -------------
Earnings per share--basic................................  $       6.32   $    5.25                 $      6.23
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------
Earnings per share--diluted..............................  $       6.20   $    4.78                 $      6.04
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------

------------------------

(1) The fiscal year end of NAC Re is December 31.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                                                                       PRO FORMA   XL PRO FORMA
                                                                XL       NAC RE (1)   ADJUSTMENTS    COMBINED
                                                           ------------  -----------  -----------  -------------
                                                            (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
YEAR TO NOVEMBER 30, 1997
Revenues
Net premiums earned......................................  $    540,653   $ 574,647                 $ 1,115,300
Net investment income....................................       216,552     123,050                     339,602
Net realized gains on sales of investments...............       335,939      42,675                     378,614
Other income.............................................        65,882           0                      65,882
                                                           ------------  -----------               -------------
Total revenues...........................................  $  1,159,026   $ 740,372                 $ 1,899,398
                                                           ------------  -----------               -------------
Expenses
Losses and loss expenses.................................       365,325     379,495                     744,820
Acquisition costs........................................        46,108     151,152                     197,260
Administration expenses..................................        52,557      65,160                     117,717
Other expenses...........................................        13,020      21,735                      34,755
                                                           ------------  -----------               -------------
Total expenses...........................................  $    477,010   $ 617,542                 $ 1,094,552
                                                           ------------  -----------               -------------
Income before minority interest and income tax...........  $    682,016   $ 122,830                 $   804,846
Minority interest and income tax.........................         5,055      27,153                      32,208
                                                           ------------  -----------               -------------
Net income...............................................  $    676,961   $  95,677                 $   722,638
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------
Weighted average shares--basic...........................        85,120      18,378       (1,562)       101,936
                                                           ------------  -----------  -----------  -------------
                                                           ------------  -----------  -----------  -------------
Weighted average shares--diluted.........................        86,314      20,809       (1,769)       105,354
                                                           ------------  -----------  -----------  -------------
                                                           ------------  -----------  -----------  -------------
Earnings per share--basic................................  $       7.95   $    5.21                 $      7.58
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------
Earnings per share--diluted..............................  $       7.84   $    4.77                 $      7.37
                                                           ------------  -----------               -------------
                                                           ------------  -----------               -------------

------------------------

(1) The fiscal year end of NAC Re is December 31.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                                                                       PRO FORMA   XL PRO FORMA
                                                                 XL      NAC RE (1)   ADJUSTMENTS    COMBINED
                                                             ----------  -----------  -----------  -------------
                                                             (THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)
YEAR TO NOVEMBER 30, 1996
Revenues
Net premiums earned........................................  $  517,892   $ 526,342                 $ 1,044,234
Net investment income......................................     198,598     104,330                     302,928
Net realized gains on sales of investments.................     206,212      19,569                     225,781
Other income...............................................      59,249           0                      59,249
                                                             ----------  -----------               -------------
Total revenues.............................................  $  981,951   $ 650,241                 $ 1,632,192
                                                             ----------  -----------               -------------
Expenses
Losses and loss expenses...................................     405,357     338,953                     744,310
Acquisition costs..........................................      35,556     143,324                     178,880
Administration expenses....................................      43,920      56,606                     100,526
Other expenses.............................................           0      22,322                      22,322
                                                             ----------  -----------               -------------
Total expenses.............................................  $  484,833   $ 561,205                 $ 1,046,038
                                                             ----------  -----------               -------------
Income before minority interest and income tax.............  $  497,118   $  89,036                 $   586,154
Minority interest and income tax...........................       2,805      18,516                      21,321
                                                             ----------  -----------               -------------
Net income.................................................  $  494,313   $  70,520                 $   564,833
                                                             ----------  -----------               -------------
                                                             ----------  -----------               -------------
Weighted average shares--basic.............................      90,734      18,855       (1,603)       107,986
                                                             ----------  -----------  -----------  -------------
                                                             ----------  -----------  -----------  -------------
Weighted average shares--diluted...........................      91,328      21,115       (1,795)       110,648
                                                             ----------  -----------  -----------  -------------
                                                             ----------  -----------  -----------  -------------
Earnings per share--basic..................................  $     5.45   $    3.74                 $      5.23
                                                             ----------  -----------               -------------
                                                             ----------  -----------               -------------
Earnings per share--diluted................................  $     5.41   $    3.51                 $      5.14
                                                             ----------  -----------               -------------
                                                             ----------  -----------               -------------

------------------------

(1) The fiscal year end of NAC Re is December 31.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                                                         XL
                                                                                                      PRO FORMA
                                                                            XL         NAC RE(1)      COMBINED
                                                                       -------------  ------------  -------------
                                                                               (THOUSANDS OF US DOLLARS)
AS AT FEBRUARY 28, 1999
Total quoted investments and cash....................................  $   7,004,643  $  2,421,521  $   9,426,164
Unquoted investments.................................................        279,788             0        279,788
Insurance and reinsurance balances receivable (including reinsurance
  recoveries)........................................................      1,247,259       577,789      1,825,048
Prepaid reinsurance..................................................        171,130             0        171,130
Intangible assets....................................................      1,486,794         7,861      1,494,655
Other assets.........................................................        329,531       241,130        570,661
                                                                       -------------  ------------  -------------
Total assets.........................................................  $  10,519,145  $  3,248,301  $  13,767,446
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Unpaid losses and loss expenses......................................  $   3,130,171  $  1,732,095  $   4,862,266
Unearned premiums....................................................      1,204,733       344,133      1,548,866
Other liabilities and minority interest..............................      1,372,852       419,390      1,792,242
                                                                       -------------  ------------  -------------
Total liabilities....................................................  $   5,707,756  $  2,495,618  $   8,203,374
                                                                       -------------  ------------  -------------
Total shareholders' equity (2).......................................      4,811,389       752,683  $   5,564,072
                                                                       -------------  ------------  -------------
Total liabilities and shareholders' equity...........................  $  10,519,145  $  3,248,301  $  13,767,446
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------

(1) The quarter end of NAC Re is March 31, 1999.

(2) Included in the proforma combined total shareholders' equity is approximately $3.0 billion of retained earnings.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                                                    XL PRO FORMA
                                                                            XL         NAC RE (1)     COMBINED
                                                                       -------------  ------------  -------------
                                                                               (THOUSANDS OF US DOLLARS)
AS AT NOVEMBER 30, 1998
Total quoted investments and cash....................................  $   6,906,050  $  2,456,424   $ 9,362,474
Unquoted investments.................................................        195,413             0       195,413
Insurance and reinsurance balances receivable (including reinsurance
  recoveries)........................................................      1,078,470       552,508     1,630,978
Prepaid reinsurance..................................................        141,385             0       141,385
Intangible assets....................................................      1,500,404         8,013     1,508,417
Other assets.........................................................        286,928       210,687       497,615
                                                                       -------------  ------------  -------------
Total assets.........................................................  $  10,108,650  $  3,227,632   $13,336,282
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------
Unpaid losses and loss expenses......................................  $   3,121,739  $  1,718,237   $ 4,839,976
Unearned premiums....................................................      1,010,907       341,443     1,352,350
Other liabilities and minority interest..............................      1,158,124       417,227     1,575,351
                                                                       -------------  ------------  -------------
Total liabilities....................................................  $   5,290,770  $  2,476,907   $ 7,767,677
                                                                       -------------  ------------  -------------
Total shareholders' equity (2).......................................      4,817,880       750,725     5,568,605
                                                                       -------------  ------------  -------------
Total liabilities and shareholders' equity...........................  $  10,108,650  $  3,227,632   $13,336,282
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------

------------------------

(1) The fiscal year end of NAC Re is December 31, 1998.

(2) Included in the pro forma combined total shareholders' equity is approximately $2.9 billion of retained earnings.

                    NOTE TO THE UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

    The pro forma adjustments to the condensed income statements presented reflect the adjustment to the weighted average number of shares of common stock as a result of the merger.

      INFORMATION REGARDING DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT
                                  STOCKHOLDERS

    Information concerning directors and officers of XL, executive compensation and ownership of XL shares by management and principal shareholders is contained in XL's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and is incorporated herein by reference.

    Information concerning directors and officers of NAC Re, executive compensation and ownership of NAC Re common stock by management and principal stockholders is contained in NAC Re's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and is incorporated herein by reference.

    See "Where You Can Find More Information" on page 79.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the NAC Re board with respect to the merger, stockholders of NAC Re should be aware that certain directors and officers of NAC Re have certain interests in the merger that are different from, or in addition to, the interests of stockholders of NAC Re in general. The NAC Re board was aware of these interests and considered them, among other factors, in approving the merger agreement. These interests are summarized below.

NAC RE DIRECTORS WHO WILL BECOME DIRECTORS OF XL UPON THE MERGER

    At the time of the merger, two of the present directors of NAC Re, Ronald L. Bornhuetter and another non-executive director of NAC Re selected by XL after consultation with Nicholas M. Brown, Jr., the President and Chief Executive Officer of NAC Re, are expected to become members of the XL board.

EMPLOYMENT AGREEMENTS

    RONALD L. BORNHUETTER AGREEMENT

    NAC Re entered into an employment agreement with Ronald L. Bornhuetter on October 30, 1996. Pursuant to the employment agreement, Mr. Bornhuetter is entitled to certain benefits upon a change in control of NAC Re, which will occur at the time that the NAC Re stockholders adopt of the merger agreement. All of the stock options to purchase NAC Re common stock held by Mr. Bornhuetter for at least six months will immediately vest upon a change in control. These options would otherwise vest upon Mr. Bornhuetter's retirement. Options to acquire 142,250 shares of NAC Re common stock will become exercisable, with an aggregate value of $1,758,509, based on the exchange ratio and the price of XL shares at the close of business on April 20, 1999. In addition, each of Mr. Bornhuetter's stock options will be converted into the right to receive a cash amount equal to the difference between the exercise price of the option and the highest sale price of NAC Re common stock for the 90 day period prior to the merger, times the number of shares of NAC Re common stock for which the option is exercisable. Mr. Bornhuetter has advised NAC Re that he will waive his right to receive cash under the employment agreement in respect of these options, in which case he will instead receive options to acquire XL shares adjusted to take into account the 0.915 exchange ratio, as described below under "--Stock Options and Restricted Stock Held by NAC Re Directors and Officers."

    If, following a change in control, Mr. Bornhuetter's employment is terminated other than for cause or he resigns for good reason (which includes resignation for any reason following a change in control), he is entitled to accrued but unpaid base salary and benefits, including payments under the Annual Incentive Plan and Long-Term Incentive Plan. In addition, Mr. Bornhuetter will be entitled to a severance payment equal to amounts due with respect to the unexpired term of his contract, but not less than 2.99 times the sum of:

    - his annual base salary; plus

    - amounts that would be paid to him under the Annual Incentive Plan and the Long-Term Incentive Plan at his targets.

As of April 20, 1999, Mr. Bornhuetter would be entitled to a severance payment of approximately $3,947,000 upon the termination of his employment for the reasons discussed above. NAC Re is also obligated to fund the "Rabbi Trust" established to provide retirement benefits to Mr. Bornhuetter and his wife with an amount equal to his severance payment plus accrued but unpaid salary and benefits, and Mr. Bornhuetter is entitled to continuation of life, medical and dental insurance for a period of three years after termination. NAC Re will pay any excise taxes under Section 4999 of the Internal Revenue Code or any comparable tax that is imposed on amounts paid to Mr. Bornhuetter so that the net amount retained by him is equal to the severance payments to which he is entitled.

    After the effectiveness of the merger, Mr. Bornhuetter will terminate his employment with NAC Re. Mr. Bornhuetter is in the process of negotiating with XL an amendment to his employment agreement, and a definitive agreement has not yet been reached.

    NICHOLAS M. BROWN, JR. AGREEMENT

    NAC Re entered into an employment agreement with Nicholas M. Brown, Jr. on October 30, 1996. The terms of his employment were modified on June 10, 1998 in connection with his promotion to Chief Executive Officer. Pursuant to the employment agreement, if, following a change in control, Mr. Brown's employment is terminated other than for cause or he terminates his employment for good reason, both as defined in his employment agreement, he is entitled to certain benefits. The adoption of the merger agreement by the stockholders of NAC Re will constitute a change in control under the agreement and the fact that Mr. Brown will no longer be the CEO of a publicly traded, independent reinsurance company is good reason under the agreement for Mr. Brown to terminate his employment.

    Upon such a termination, Mr. Brown is entitled to a lump sum cash payment equal to accrued but unpaid base salary and benefits under the Annual Incentive Plan and Long-Term Incentive Plan. In addition, Mr. Brown is entitled to a severance payment equal to the higher of the number of years and fractional years remaining in the unexpired term of his contract or 2.99 times the sum of:

    - his annual base salary; plus

    - amounts that would be paid to him under the Annual Incentive Plan and the Long-Term Incentive Plan at his targets.

As of April 20, 1999, Mr. Brown would be entitled to a severance payment of approximately $5,340,000 upon the termination of his employment for the reasons discussed above. All of his unvested restricted stock and stock options also vest upon the termination, with an aggregate value of $2,369,706, based on the exchange ratio and the price of XL shares at the close of business on April 20, 1999. NAC Re will pay any excise taxes under Section 4999 of the Internal Revenue Code or any comparable tax that is imposed on amounts paid to Mr. Brown so that the net amount retained by him is equal to the severance payments to which he is entitled.

    Mr. Brown is in the process of negotiating with XL an amendment to his employment agreement, and a definitive agreement has not yet been reached.

CHANGE IN CONTROL AGREEMENTS

    NAC Re has entered into severance agreements with its officers and it sponsors a severance program for non-officer employees. The purpose of the agreements and the severance program is to provide severance payments and continued benefits to officers and employees in the event that their employment is terminated after a change in control of the company. For purposes of the severance agreements, a change in control will occur upon the adoption of the merger agreement by the stockholders of NAC Re.

    SENIOR VICE PRESIDENTS AND EXECUTIVE VICE PRESIDENTS

    Under the terms of their change in control agreements, senior vice presidents and executive vice presidents are entitled to certain benefits if within two years following a change in control their employment is terminated other than for cause or they resign for good reason. As consideration for those benefits, the individuals agreed to work for six months in the event of a potential change in control of NAC Re. Upon the signing of the merger agreement, a potential change in control occurred. Under the agreements, cause is defined as the individual's willful breach or habitual neglect of employment duties. An individual has good reason for resigning under this agreement if:

    - the individual's salary or benefits are reduced;

    - NAC Re's Long-Term Incentive Plan, Annual Incentive Plan or other incentive plans are changed in a manner adverse to the individual;

    - the individual is assigned to duties inconsistent with the individual's status;

    - there is a substantial diminution in the nature or status of the individual's responsibilities;

    - the individual is relocated beyond specified parameters; or

    - NAC Re fails to enter into a specific three-year employment contract with the individual within forty-five days after a change in control occurs.

    If, within two years following a change in control, an individual covered by this change in control agreement is terminated other than for cause or resigns for good reason, the individual is entitled to the following benefits:

    - a payment of 2.99 times the sum of:

       - the individual's average annual salary over the preceding five years;

       - the individual's average annual salary over the preceding five years multiplied by that individual's target percentage under NAC Re' Annual Incentive Plan; and

       - the individual's average annual salary over the preceding five years multiplied by that individual's target percentage under NAC Re's Long-Term Incentive Plan;

    - a prorated lump sum payment under NAC Re's Long-Term Incentive Plan for any pending three year periods during which benefits under the plan are measured;

    - continuation of medical, dental and life insurance benefits for three years;

    - continued use of a company car for three years if applicable;

    - outplacement services;

    - payment of any legal fees incurred in connection with the change in control agreement; and

    - payment of any excise taxes under Section 4999 of the Internal Revenue Code or any comparable tax that is imposed on amounts paid to the individual under the change in control agreement.

    - immediate vesting of options and restricted stock held by the individual.

    GENERAL

    Except as described above, no officers or employees of NAC Re are expected to be terminated in connection with the merger and, thus, no payments under the severance agreements or severance plan are expected to be required. XL has agreed for a period of three years following the merger to continue NAC Re's existing compensation and benefit programs or provide substitute plans or arrangements that are no less favorable in the aggregate and, in addition, to assume and honor all of the change in control severance contracts and policies in effect for employees. See "The Merger Agreement--Covenants and Other Agreements--Employee Matters" on page 57.

    MAXIMUM AMOUNTS PAYABLE UNDER EMPLOYMENT AND SEVERANCE AGREEMENTS

    The following table sets forth the names, positions and estimated cash severance amounts payable as of April 20, 1998, to executive officers of NAC Re who would be expected to receive the greatest benefits under the employment or change in control agreements if, within two years following the merger, they are terminated without cause or resign for good reason.

                                                                                           MAXIMUM CASH SEVERANCE
NAME                                                          POSITION                       AMOUNT PAYABLE (1)
-------------------------------------------  -------------------------------------------  ------------------------
Nicholas M. Brown, Jr.                       President and Chief Executive Officer, NAC         $  5,340,000
                                             Re and NAC Reinsurance
Ronald L. Bornhuetter                        Chairman of the Board of Directors, NAC Re         $  3,947,000
                                             and NAC Reinsurance
Martha G. Bannerman                          Vice President and General Counsel, NAC Re;        $  1,531,000
                                             Executive Vice President, General Counsel
                                             and Secretary, NAC Reinsurance
Stanley J. Kott                              Executive Vice President, NAC Reinsurance          $  1,479,000
C. Fred Madsen                               Executive Vice President, NAC Reinsurance          $  1,463,000

------------------------

(1) Excludes gross-up for excise taxes, if applicable.

STOCK OPTIONS AND RESTRICTED STOCK HELD BY NAC RE DIRECTORS AND OFFICERS

    Under the terms of the merger agreement, each outstanding and unexercised option or right to purchase a share of NAC Re common stock issued under NAC Re's employee benefit plans will be converted into an option or right to purchase
0.915 of an XL share. The exercise price for each of those options will also be adjusted to equal the current exercise price divided by 0.915. Under the terms of NAC Re's employee stock plans, upon a change in control of NAC Re, which will occur at the time of the merger, the compensation committee of NAC Re's board, in its sole discretion subject to limited exceptions, may accelerate the vesting of options or restricted stock received pursuant to the plans such that they vest upon the merger. In certain of the plans, the committee can provide for the options to be cashed out upon the merger. However, the committee intends not to provide for such immediate vesting or cashing out of the options upon the merger.

OWNERSHIP OF COMMON STOCK; STOCK OPTIONS

    As of April 23, 1999, executive officers and directors of NAC Re beneficially owned an aggregate of 1,293,445 shares of NAC Re common stock (including 249,142 shares as to which such individuals disclaim beneficial ownership), as well as options to purchase 887,485 shares of NAC Re common stock that are exercisable or will become exercisable within 60 days.

INDEMNIFICATION AND INSURANCE

    The merger agreement provides that following the merger, XL will cause NAC Re to indemnify and hold harmless, and provide advancement of expenses to, all past and present directors and officers of NAC Re and its subsidiaries to the same extent such persons are indemnified or have the right to expenses pursuant to NAC Re's certificate of incorporation and by-laws as of February 15, 1999, for acts or omissions occurring at or prior to the merger, including in connection with the approval of the merger agreement and the stock option agreement and the transactions contemplated by those agreements.

    The merger agreement further provides that following the merger, the certificate of incorporation and by-laws of NAC Re will contain provisions identical to NAC Re's current certificate of incorporation and by-laws with respect to the elimination of personal liability and indemnification. For a period of six years following the merger, those provisions will not be modified in any way that would adversely affect the rights of individuals who immediately prior to or at the time of the merger were directors, officers, agents or employees of NAC Re.

    Following the merger, XL will cause NAC Re to maintain for four years directors' and officers' liability insurance policies covering matters occurring prior to the merger and containing terms and conditions which are not materially less advantageous than those maintained by NAC Re on February 15, 1999. XL will not be required to spend in any one year more than 150% of the annual premium currently paid by NAC Re for such insurance. If the annual premium would exceed such amount, XL will cause NAC Re to obtain a policy with the best coverage available for a cost not exceeding that amount.

                              THE MERGER AGREEMENT

GENERAL

    The merger agreement, as amended, provides for the merger of a wholly owned subsidiary of XL into NAC Re, with NAC Re surviving the merger as a wholly owned subsidiary of XL. This section of the document describes material provisions of the merger agreement. Because the description of the merger agreement contained in this document is a summary, it does not contain all the information that may be important to you. You should read carefully the entire copy of the merger agreement, as amended, which is attached as Appendix A to this document and incorporated herein by reference, before you decide how to vote.

CLOSING OF THE MERGER; EFFECTIVE TIME OF THE MERGER; NAC RE FOLLOWING THE MERGER

    CLOSING OF THE MERGER. Unless the parties agree otherwise or NAC Re delivers to XL notice of its decision to exercise its termination rights as a result of a decline in XL's share price, the closing of the merger will take place on the second business day after the date on which all closing conditions have been satisfied or waived. If NAC Re delivers a notice to XL of its decision to exercise its termination rights because of an XL share price decline and XL elects to increase the exchange ratio (see "--Termination" beginning on page
61), the closing of the merger will take place on the tenth day after the date on which all closing conditions have been satisfied or waived, unless the merger agreement is terminated by its terms. The closing of the merger is expected to take place shortly after the approval of the stockholders of NAC Re at the special meeting and the receipt of all necessary insurance and other regulatory approvals.

    EFFECTIVE TIME OF THE MERGER. At the closing of the merger, XL and NAC Re will file a certificate of merger with the Delaware Secretary of State. Unless the parties agree otherwise in writing, the merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware.

    NAC RE FOLLOWING THE MERGER. NAC Re will be a wholly owned subsidiary of XL following the merger. The certificate of incorporation and by-laws of NAC Re will be amended in the merger to reduce the authorized common stock of NAC Re to 1,000 shares and eliminate the classified board of directors and the provision prohibiting stockholder action by written consent. The directors of NAC Re following the merger will be the directors of the merger subsidiary prior to the merger plus any directors of NAC Re specified by XL prior to the merger. The officers of NAC Re following the merger will be the officers of NAC Re prior to the merger, until their respective successors are elected or appointed.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    In the merger:

    - each share of NAC Re common stock outstanding immediately prior to the merger will be converted into the right to receive 0.915 of an XL Class A voting ordinary share together with the associated purchase rights under XL's rights agreement;

    - each share of NAC Re common stock owned or held by XL or NAC Re, including treasury stock, will not be converted into the right to receive XL shares, but instead will cease to be outstanding and will be canceled and retired; and

    - each XL share outstanding immediately prior to the merger will remain outstanding following the merger and will continue to represent one XL share.

TREATMENT OF NAC RE STOCK OPTIONS

    As a result of the merger, each outstanding and unexercised option or right to purchase a share of NAC Re common stock issued under NAC Re's employee benefit plans will be converted into an option or right to purchase 0.915 of an XL share. The purchase price of the converted options will be adjusted so that the exercise price per share will equal the exercise price per share of NAC Re common stock divided by the exchange ratio of 0.915. Such new option or right will otherwise have the same terms and conditions that were applicable to the NAC Re stock options.

EXCHANGE OF SHARES; FRACTIONAL SHARES

    EXCHANGE AGENT. Prior to the merger, XL will enter into an agreement with ChaseMellon Shareholder Services, L.L.C. to effect the exchange of certificates representing shares of NAC Re common stock for certificates representing XL shares and cash to be paid in lieu of fractional shares. At the time of the merger, XL will deposit certificates representing XL shares in trust for the holders of NAC Re common stock. From time to time as needed, XL will make cash available to the exchange agent sufficient to pay cash in lieu of fractional shares as described under "--Consideration to be Received in the Merger" on page 52.

    EXCHANGE OF SHARES. Promptly after the merger, the exchange agent will mail to each holder of a certificate of NAC Re common stock a letter of transmittal and instructions explaining how to surrender the certificate to the exchange agent in exchange for XL shares.

    NAC Re stockholders who surrender their stock certificates to the exchange agent, together with a properly completed and signed letter of transmittal and any other documents required by the instructions to the letter of transmittal, will receive an XL share certificate representing the number of shares and associated purchase rights to which the holders are entitled in accordance with the exchange ratio, with cash being paid in lieu of fractional shares. Holders of unexchanged NAC Re stock certificates will not receive any dividends or other distributions made by XL after the merger until their stock certificates are surrendered. Upon surrender, however, subject to applicable laws, the holders will receive all dividends and distributions made on the related XL shares subsequent to the merger, without interest, together with cash in lieu of fractional shares. Any XL shares or cash deposited in trust with the exchange agent which remains undistributed twelve months after the merger will be delivered back to XL, and holders of NAC Re common stock thereafter will have to look to XL for exchanging their NAC Re common stock for the merger consideration. If any unclaimed shares or funds held by the exchange agent would by law become property of a governmental authority prior to twelve months following the merger, then they shall become property of XL at that prior time, to the extent permitted under applicable law.

    NAC RE STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT EXCEPT WITH A SIGNED LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS THAT MAY BE REQUIRED BY THE EXCHANGE AGENT. THE LETTER OF TRANSMITTAL WILL BE PROVIDED TO NAC RE STOCKHOLDERS FOLLOWING THE MERGER AND WILL BE ACCOMPANIED BY INSTRUCTIONS FOR EXCHANGING YOUR SHARES.

    FRACTIONAL SHARES. No fractional XL shares will be issued to holders of NAC Re common stock. In lieu of fractional shares, each holder of shares of NAC Re common stock will receive cash in an amount equal to the product of:

    - the fractional part of a share held by the stockholder multiplied by

    - the average closing price for an XL share on the New York Stock Exchange on the twenty trading days prior to and ending on the trading day immediately preceding the date of the merger.

    No interest will be paid in connection with the payments for fractional shares.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each company to effect the merger are subject to the following conditions, unless any such condition is waived by both companies:

    - the approval by NAC Re's stockholders of the merger;

    - the absence of any temporary restraining order, injunction or other legal restraint or prohibition enjoining or preventing the consummation of the merger;

    - the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act or similar statute in other jurisdictions;

    - the Securities and Exchange Commission not having issued a stop order suspending the effectiveness of the registration statement on Form S-4 of which this document is a part and there not being pending or threatened any proceedings for such purpose;

    - the approval for listing on the New York Stock Exchange of the XL shares to be issued in or reserved for issuance in connection with the merger, subject to official notice of issuance;

    - the receipt of all approvals from any governmental authority, including required insurance regulatory approvals, required to consummate the merger; and

    - the receipt of a letter from NAC Re's independent accountants stating that NAC Re is an entity eligible to engage in a pooling-of-interests transaction, and the receipt of a letter from XL's independent accountants stating that accounting for the merger as a pooling-of-interests is appropriate, but the satisfaction of this provision will not be a condition for a party to effect the merger if the failure to satisfy the condition results from action taken or agreed to be taken by or on behalf of the party.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF XL. The obligations of XL to effect the merger are further subject to the following additional conditions, unless the condition is waived by XL:

    - the representations and warranties of NAC Re set forth in the merger agreement being true and correct in all material respects as of the closing date, or if the representation or warranty speaks as of another date, such representation or warranty being true in all material respects as of such date;

    - compliance by NAC Re in all material respects with its agreements and covenants under the merger agreement;

    - there being no event, change, circumstance, condition or effect since February 15, 1999 that caused or is reasonably likely to cause a material adverse effect with respect to NAC Re;

    - the receipt by XL of satisfactory customary closing documents;

    - the receipt by XL of satisfactory evidence that all specified licenses, permits, consents, approval, authorizations and orders of third parties have been obtained without the payment of material costs or obligations;

    - the amendment of NAC Re's existing stockholders' rights plan to terminate the plan at the time of the merger and no event having triggered the rights plan;

    - the receipt by XL of a written opinion of Simpson Thacher that:

        a. the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

        b. the transfer by holders of NAC Re common stock of their stock, other than holders that are or will be "5% transferee shareholders" within the meaning of Treasury regulations Section 1.367(a)-3(c)(5)(ii), in the merger will qualify for an exception under Treasury regulations Section 1.367(a)-3 and accordingly, XL will be treated as a corporation for United States federal income tax purposes.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF NAC RE. The obligations of NAC Re to effect the merger are further subject to the following additional conditions, unless the condition is waived by NAC Re:

    - the representations and warranties of XL set forth in the merger agreement being true and correct in all material respects as of the closing date, or if the representation or warranty speaks as of another date, such representation or warranty being true in all material respects as of such date;

    - compliance by XL in all material respects with its agreements and covenants under the merger agreement;

    - there being no event, change, circumstance or effect since February 15, 1999 that caused or is reasonably likely to cause a material adverse effect with respect to XL;

    - the receipt by NAC Re of satisfactory customary closing documents;

    - the receipt by NAC Re of a written opinion of Cadwalader that:

        a. the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

        b. the transfer by holders of NAC Re common stock of their stock, other than holders that are or will be "5% transferee shareholders" within the meaning of Treasury regulations Section 1.367(a)-3(c)(5)(ii), in the merger will qualify for an exception under Treasury regulations Section 1.367(a)-3 and accordingly, XL will be treated as a corporation for United States federal income tax purposes.

    ADJUSTMENT OF TERMS IN CERTAIN CIRCUMSTANCES. If the merger is not consummated as a result of the failure of certain conditions to be satisfied or waived on the closing date of the merger, XL and NAC Re will negotiate for 30 days to adjust the terms of the merger agreement to achieve, as nearly as practicable, the benefits to be received by each of them upon entering the merger agreement.

REPRESENTATIONS AND WARRANTIES BY NAC RE

    The merger agreement contains representations and warranties, subject to qualifications, made by NAC Re to XL as to, among other things:

    - its organization and the organization of its subsidiaries, including its insurance subsidiaries;

    - its capital structure;

    - corporate authorization to enter into and consummate the merger and related transactions and consents and filings needed in connection therewith;

    - accuracy of recent reports filed with the Securities and Exchange Commission and insurance regulatory bodies;

    - absence of material adverse changes since September 30, 1998;

    - accuracy of financial statements and information supplied for use in the registration statement on Form S-4 of which this document is a part;

    - employee benefit matters;

    - compliance with laws;

    - material contracts;

    - the absence of litigation;

    - tax matters;

    - title to property and leases;

    - intellectual property matters;

    - insurance matters;

    - liabilities and financial reserves;

    - environmental matters;

    - the fact that neither it nor its subsidiaries is an "investment company";

    - year 2000 readiness matters;

    - brokers' and finders' fees;

    - the opinion of its financial advisor;

    - pooling-of-interests accounting treatment;

    - inapplicability of anti-takeover statutes;

    - actions that have been taken regarding its rights agreement; and

    - labor matters.

REPRESENTATIONS AND WARRANTIES BY XL AND THE MERGER SUBSIDIARY

    The merger agreement contains representations and warranties, subject to qualifications, made by XL (and its merger subsidiary) to NAC Re as to, among other things:

    - its organization and the organization of its subsidiaries, including its insurance subsidiaries;

    - its capital structure;

    - corporate authorization to enter into and consummate the merger and related transactions and consents and filings needed in connection therewith;

    - absence of any prior business activity of the merger subsidiary except for the purpose of consummating the merger;

    - accuracy of recent reports filed with the Securities and Exchange Commission;

    - absence of material adverse changes since August 31, 1998;

    - accuracy of financial statements and information supplied for use in the registration statement on Form S-4 of which this document is a part;

    - compliance with laws;

    - the absence of litigation;

    - brokers' and finders' fees;

    - pooling-of-interests accounting treatment;

    - the opinion of its financial advisor;

    - the fact that neither it nor its subsidiaries is an "investment company";

    - insurance matters;

    - employee benefit matters;

    - the listing of the shares issued in the merger on the New York Stock Exchange; and

    - year 2000 readiness matters.

COVENANTS AND OTHER AGREEMENTS

    NAC RE OPERATING COVENANTS. The merger agreement provides that prior to the merger NAC Re will, and will cause its subsidiaries to, conduct their operations in the ordinary course consistent with past practice, and will use their best efforts to preserve intact their business organization, keep available the services of their officers and employees and maintain advantageous relationships with persons having business relationships with them. Subject to some exceptions, including NAC Re obtaining the consent of XL, the merger agreement places specific restrictions on the ability of NAC Re and its subsidiaries to, among other things:

    - split, combine or reclassify its capital stock or change its dividend policy, except that if the merger has not closed by July 1, 1999, NAC Re may increase its dividend to the level of XL's dividend, adjusted for the exchange ratio;

    - redeem, repurchase or issue capital stock or securities convertible into or exercisable for capital stock;

    - incur or guarantee new debt;

    - make any loans to or investment in any other person;

    - encumber the capital stock of any of its subsidiaries or any other assets;

    - change employee benefits;

    - acquire any corporation, partnership or business or any material assets;

    - discharge any liabilities, give up any rights of material value or materially modify any contract other than in the ordinary course of its business;

    - amend its certificate of incorporation or by-laws;

    - adopt a plan of liquidation, dissolution, merger, consolidation or similar reorganization;

    - enter into any new lines of business or change its loss reserve methodology;

    - release or reverse any existing reserves, including any case reserves for allocated or unallocated loss adjustment expenses, other than for resolution of claims for which such reserve was established, or for claims which are incurred but not reported;

    - invest any investment securities in investments that are not highly rated;

    - dispose of any material assets;

    - make certain capital expenditures;

    - take certain actions with regard to taxes;

    - settle lawsuits, unless already reserved in NAC Re's latest balance sheet;

    - take any action likely to materially decrease its assets or net worth;

    - change any accounting principles or practices;

    - enter into any agreement that accelerates upon a change in control of NAC Re;

    - amend its rights agreement to permit any transaction other than the merger and transactions contemplated by the stock option agreement; or

    - permit cancellation of any material insurance policy or retrocessional agreement naming it as a beneficiary.

    OTHER COVENANTS. The merger agreement contains additional agreements relating to, among other things:

    - the preparation, filing, and distribution of this document and XL's filing of the registration statement on Form S-4 of which this document is a part;

    - mutual access to information;

    - cooperation regarding certain filings with governmental authorities and other agencies and organizations;

    - the continuance by XL of the NAC Re benefit plans or provision of equivalent benefits in the aggregate;

    - the delivery of "comfort" letters from each company's independent accountants in connection with the filing of the registration statement on Form S-4 of which this document is a part;

    - cooperation in the issuance of press releases relating to the merger;

    - notification upon the occurrence or non-occurrence of an event that would violate a representation, warranty, covenant or condition in the merger agreement; and

    - refraining from taking any action that would result in the merger not qualifying for pooling-of- interests accounting or as a tax free reorganization.

    RECOMMENDATION OF NAC RE'S BOARD; STOCKHOLDERS MEETING. NAC Re agreed to convene a stockholders meeting as soon as practicable for the purposes of voting on the adoption of the merger agreement. NAC Re further agreed to include in this document the recommendation of its board of directors that NAC Re's stockholders adopt the merger agreement and the written opinion of Morgan Stanley that the exchange ratio is fair, from a financial point of view, to NAC Re's stockholders. Furthermore, the NAC Re board will use its reasonable best efforts to obtain stockholder adoption of the merger agreement. The NAC Re board of directors may not withdraw or modify its recommendation in any manner adverse to XL, unless:

    - NAC Re's stockholders have not yet adopted the merger agreement;

    - NAC Re is in compliance with the provisions described below under "--No Solicitation";

    - after February 15, 1999, it receives an unsolicited, bona fide, written proposal to acquire more than 51% of NAC Re's assets or outstanding stock which is then pending;

    - it has concluded in good faith, on the advice of its outside financial advisors, that the proposal is a superior proposal, as defined below under "--No Solicitation"; and

    - it is required to withdraw, amend or modify its recommendation, on the advice of its outside U.S. legal counsel, in order to prevent it from breaching its fiduciary duties to its stockholders.

    EMPLOYEE MATTERS. For a three year period following the merger, XL agreed to continue the existing NAC Re benefit plans or provide, in the aggregate, benefits that are at least as favorable. For purposes of eligibility and vesting under XL benefit plans, if applicable, employees of NAC Re will receive credit for their service with NAC Re. In addition, XL will honor all of the severance provisions of NAC Re employees' change in control severance agreements.

    AFFILIATE AGREEMENTS. Each of XL and NAC Re has agreed to provide the other party, no later than 30 days following February 15, 1999, with a letter identifying all persons who may be deemed an affiliate of such party for purposes of Rule 145 under the Securities Act. Each of XL and NAC Re has further agreed to use its reasonable best efforts to deliver to the other party, not less than 35 days prior to the merger, a letter from each such affiliate agreeing, among other things, to abide by certain transfer restrictions pursuant to Rule 145 and certain accounting releases with respect to pooling of interests accounting treatment.

    LISTING OF XL SHARES. XL has agreed to use its best efforts to cause the XL shares to be issued or reserved for issuance in connection with the merger to be listed on the New York Stock Exchange.

    XL BOARD OF DIRECTORS. XL has agreed that its board of directors will take all actions necessary to provide that at the effective time of the merger, Ronald L. Bornhuetter and another current non-executive director of NAC Re selected by XL after consultation with Nicholas M. Brown, Jr., the President and Chief Executive Officer of NAC Re, will become members of the XL board of directors.

    COORDINATION OF DIVIDENDS. XL and NAC Re agreed to coordinate with each other regarding the declaration of dividends, so that the holders of XL shares or NAC Re common stock will not receive two dividends or fail to receive one dividend for any single calendar quarter with respect to shares of NAC Re common stock and/or XL shares received in the merger.

NO SOLICITATION

    Pursuant to the merger agreement and except as described below, NAC Re has agreed that neither it nor its subsidiaries will, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or knowingly facilitate the submission of any inquiries, proposals or offers with respect to a transaction proposal, as defined below, agree to or endorse any transaction proposal, or enter into or participate in any discussions or negotiations regarding a transaction proposal.

    Under the merger agreement, "transaction proposal" means:

    - any acquisition by a third party of more than 15% of NAC Re's consolidated assets or more than 15% of its outstanding capital stock;

    - any tender offer or exchange offer that could result in any person beneficially owning more than 15% of its outstanding capital stock;

    - any merger or other business combination involving NAC Re or one of its subsidiaries whose assets constitute at least 15% of its consolidated assets; or

    - any other transaction that would reasonably be expected to interfere with the merger.

    Notwithstanding the foregoing, NAC Re or its board of directors is permitted under the merger agreement, subject in certain cases to XL's right to terminate the merger agreement and/or receive a termination fee, to:

    - comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer, which rules require a target company to publicly respond to a tender offer;

    - engage in discussions or negotiations with, or provide information to, any person in response to an unsolicited bona fide written transaction proposal submitted to NAC Re's board after

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
      February 15, 1999 and prior to the date NAC Re's stockholders adopt the merger agreement, if and only to the extent that prior to participating in discussions or furnishing information:

        a. NAC Re receives an executed confidentiality agreement containing terms at least as favorable to it as the one previously entered into with XL; and

        b. NAC Re's board of directors concludes in good faith, based on advice from its outside financial advisors, that the transaction proposal is reasonably likely to be a superior proposal, as defined below, and based on advice from its U.S. legal counsel that participating in discussions or furnishing information is required in order to prevent the NAC Re board from breaching its fiduciary duties to its stockholders.

    NAC Re must also provide XL contemporaneous notice of entering into any discussions or furnishing any information and prompt notice of the terms and conditions of any transaction proposal and the identity of the person making it. To the extent any activities regarding transaction proposals occurred before February 15, 1999, NAC Re agreed to cease all of those activities and cause any third parties to return or destroy any confidential information in their possession.

    Under the merger agreement, "superior proposal" means:

    - any acquisition by a third party of more than 51% of NAC Re's consolidated assets or more than 51% of its outstanding capital stock;

    - any tender offer or exchange offer that could result in any person beneficially owning more than 51% of its outstanding capital stock; or

    - any merger or other business combination involving NAC Re or one of its subsidiaries whose assets constitute at least 15% of NAC Re's consolidated assets;

    in each case with respect to which any required financing is committed or, in the good judgment of NAC Re's board of directors, based on the written advice of its outside financial advisors, the party making the proposal is reasonably capable of financing it, and which, based on the advice of its outside legal counsel and financial advisors:

    - is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the transaction proposal and the identity of the person making the proposal; and

    - would, if consummated, result in a transaction more favorable than the merger to NAC Re's stockholders from a strategic and financial point of view.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

    The merger agreement provides that following the merger, XL will cause NAC Re to indemnify and hold harmless, and pay in advance to, all past and present directors and officers of NAC Re and its subsidiaries to the same extent such persons are indemnified or have the right to expenses pursuant to NAC Re's certificate of incorporation and by-laws as of February 15, 1999, for acts or omissions occurring at or prior to the merger, including in connection with the approval of the merger agreement and the stock option agreement and the transactions contemplated by those agreements.

    The merger agreement further provides that following the merger, the certificate of incorporation and by-laws of NAC Re will contain provisions identical to NAC Re's current certificate of incorporation and by-laws with respect to the elimination of personal liability and indemnification. XL agreed that for a period of six years following the merger it will not modify those provisions in any way that would adversely affect the rights of individuals who immediately prior to or at the time of the merger were directors, officers, agents or employees of NAC Re.

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
    Following the merger, XL will cause NAC Re to maintain for four years directors' and officers' liability insurance policies covering matters occurring prior to the merger and containing terms and conditions which are not materially less advantageous than those maintained by NAC Re on February 15, 1999. XL will not be required to spend in any one year more than 150% of the annual premium currently paid by NAC Re for such insurance. If the annual premium would exceed such amount, XL will cause NAC Re to obtain a policy with the best coverage available for a cost not exceeding that amount.

TERMINATION

    The merger agreement provides that prior to the merger, the merger agreement may be terminated:

    - by mutual written consent of XL and NAC Re;

    - by either XL or NAC Re if:

        a. any court or other governmental authority issues a non-appealable final order, decree or ruling or takes or fails to take any other action which prohibits the merger, so long as the party seeking termination on that basis has used its reasonable best efforts to prevent such action or inaction;

        b. the merger is not consummated by December 31, 1999, so long as the party seeking to terminate did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

        c. the stockholders of NAC Re fail to adopt the merger agreement;

        d. the other party materially breaches the merger agreement and the breach is not cured within a specified time; or

        e. the merger is not consummated because certain conditions to the merger are not satisfied or waived on the closing date and after 30 days of good faith negotiations to adjust the terms of the merger agreement, no agreement is reached, so long as the party seeking to terminate did not prevent consummation by breaching the merger agreement;

    - by XL if:

        a. NAC Re's board of directors withdraws or adversely modifies its recommendation that NAC Re's stockholders adopt the merger agreement;

        b. NAC Re approves, recommends or enters into an agreement with respect to a transaction proposal with a party other than XL; or

        c. NAC Re fails to recommend that its stockholders reject a tender or exchange offer commenced by a third party within 10 business days after the commencement of the offer;

    - by NAC Re, prior to the vote of its stockholders adopting the merger agreement, if its board of directors decides to accept a transaction proposal which is a superior proposal, provided that:

        a. NAC Re has complied with the covenant described under "--No
           Solicitation" on page   59;

        b. NAC Re's board determines in good faith, on the basis of advice from its outside legal and financial advisors, that the proposal is a superior proposal;

        c. NAC Re's board determines in good faith, on the basis of advice from its outside legal counsel, that accepting and completing the superior proposal would likely be required to prevent NAC Re's board from breaching its fiduciary duties;

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
        d. NAC Re gives XL three business days prior written notice of its intent to terminate, along with details of the superior proposal;

        e. during that three day period, NAC Re negotiates in good faith with XL to permit XL to make an equivalent proposal, which would be accepted by NAC Re; and

        f. concurrently with the termination, NAC Re enters into a definitive agreement with respect to or consummates the superior proposal and pays the required termination fee and expenses;

    - by NAC Re, subject to XL's rights to increase the exchange ratio, at any time during the five day period beginning on the date on which the merger would otherwise be scheduled to close because all closing conditions have been satisfied (which we refer to as the determination date) if both of the following events occur:

        a. the average closing price of XL shares for the ten full trading days prior to the determination date has declined by more than 15% from the closing price of the shares on February 16, 1999 (which was $59.6875); and

        b. between February 16, 1999 and the determination date, the percentage decline in XL's share price exceeds the percentage decline over the same period of an agreed index of property and casualty insurance stocks by more than 15 percentage points.

If NAC Re elects to terminate the merger agreement because of a drop in XL's share price, XL will have the unilateral right during the following five days to increase the exchange ratio so that either:

    - the transaction value is equal to 85% of the original transaction value based on the closing price of XL shares on February 16, 1999; or

    - the percentage decrease in the transaction value since February 16, 1999 is not more than 15 percentage points greater than the percentage decline of the index of comparable insurance company stocks;

whichever is less. If XL elects to increase the exchange ratio, NAC Re will no longer have a right to terminate the merger agreement pursuant to this provision and the closing will occur on the tenth day following the determination date (or, if that day is not a business day, on the next following business day).

    It is not possible to know prior to the determination date what the trading prices of the XL shares will be during the applicable measuring period and, accordingly, whether or not NAC Re will have the right to terminate the merger agreement because of a decline in that share price. NAC Re has not made any determination as to whether it would exercise this termination right if XL's share price did decline by an amount that would permit such exercise, and XL has not made any determination as to whether it would exercise its corresponding right to increase the exchange ratio in the event NAC Re were to give a termination notice under this provision. In considering whether to exercise its termination right under this provision, were it to become available, NAC Re's board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at that time and would consult with its legal and financial advisors. Approval of the merger agreement by the NAC Re stockholders at the special meeting will confer on the NAC Re board the authority, consistent with the board's fiduciary duties, to elect to consummate the merger on the terms set forth in the merger agreement even if the decline in XL's stock price would otherwise permit the NAC Re board to terminate the merger agreement.

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
TERMINATION FEES AND EXPENSES

    The merger agreement provides for the payment by NAC Re to XL of a termination fee of $38 million, plus up to $8 million for XL's out-of-pocket expenses, if the merger agreement is terminated in any of the following circumstances:

    - by XL if:

        a. NAC Re's board withdraws or adversely modifies its recommendation that NAC Re's stockholders adopt the merger agreement;

        b. NAC Re approves, recommends or enters into an agreement with respect to a transaction proposal with a party other than XL; or

        c. NAC Re fails to recommend that its stockholders reject a tender or exchange offer commenced by a third party within 10 business days after the commencement of the offer;

    - by NAC Re if its board of directors decides to accept a transaction proposal which is a superior proposal;

    - the merger was not completed by December 31, 1999, NAC Re stockholders failed to adopt the merger agreement, or NAC Re breached the merger agreement, and:

        a. prior to the termination, a third party made a transaction proposal; and

        b. within 18 months after the termination of the merger agreement, NAC Re enters into a definitive agreement with respect to, or consummates, any transaction proposal.

    If the merger agreement is terminated because the transaction could not be accounted for as a pooling-of- interests (unless it is due to a breach by NAC Re of its representations, warranties or covenants in the merger agreement), and XL and NAC Re have not agreed to alternate terms on which the merger will be consummated, then XL will pay up to $8 million to NAC Re as reimbursement of NAC Re's expenses in connection with the merger agreement.

    If the merger agreement is terminated for any reason other than NAC Re's failure to fulfill any of its obligations under the merger agreement, a breach of NAC Re's representations and warranties in the merger agreement or a material adverse effect with respect to NAC Re, and NAC Re has increased its dividend to the level of XL's dividend, adjusted for the exchange ratio, as permitted under "--Covenants and Other Agreements--NAC Re Operating Covenants", then XL will reimburse NAC Re for the aggregate amount of the increased dividend paid to NAC Re stockholders for the second fiscal quarter and any subsequent fiscal quarters after July 1, 1999 and prior to the termination of the merger agreement in which the dividend was increased.

OTHER EXPENSES

    The merger agreement provides that whether or not the merger is consummated, all out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that XL and NAC Re will share equally the Securities and Exchange Commission filing fee and printer's fees in connection with this document, and except as described above in "--Termination Fees and Expenses".

AMENDMENT; EXTENSION AND WAIVER

    XL and NAC Re may amend the merger agreement by action taken by their respective boards of directors, at any time before or after the special meeting but, after the merger agreement is adopted by NAC Re's stockholders, no amendment may reduce or change the consideration to be paid in the merger, except as specifically contemplated in the merger agreement.

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
                           THE STOCK OPTION AGREEMENT

GENERAL

    As an inducement to XL to enter into the merger agreement, NAC Re granted XL an option to purchase up to approximately 10.1% of NAC Re's currently outstanding shares of common stock pursuant to a stock option agreement. Because the description of the stock option agreement contained in this document is a summary, it does not contain all the information that may be important to you. You should read carefully the entire copy of the stock option agreement, which is attached as Appendix B to this document and incorporated herein by reference, before you decide how to vote.

TERMS OF THE OPTIONS

    NUMBER OF SHARES AND EXERCISE PRICE. Under the stock option agreement, NAC Re has granted to XL an option to purchase up to 1,860,215 shares of NAC Re common stock at a price per share equal to $45.3125, the closing price for NAC Re common stock on the New York Stock Exchange on February 5, 1999, the last full trading day before XL and NAC Re confirmed publicly that they were engaged in discussions regarding the merger. If NAC Re does not have a sufficient number of shares of common stock available for issuance at the time the option is exercised, NAC Re would fill the shortfall by issuing shares of a new class of preferred stock with dividend and voting rights that correspond to NAC Re's common stock.

    The number and type of securities subject to the option and the exercise price therefor will be adjusted for any change or distribution in respect of NAC Re's common stock by reason of a stock dividend, subdivision, spinoff, stock split, split-up, merger, consolidation, recapitalization, combination, exchange of shares that would be prohibited under the terms of the merger agreement or any similar event so as to fully preserve the economic benefits provided under the option agreement. The number of shares of NAC Re's common stock subject to the option will also be adjusted in the event NAC Re issues additional shares of its common stock such that the number of shares of NAC Re's common stock subject to the option, together with shares previously purchased pursuant thereto, represents 10.1% of NAC Re's common stock then issued and outstanding, without giving effect to shares subject to or issuable pursuant to the option.

    EXERCISE RIGHTS/PURCHASE EVENTS. XL may exercise its option in a number of circumstances, referred to as purchase events:

    - NAC Re authorizes, recommends, publicly proposes or enters into an agreement with any person, other than XL, to effect a transaction proposal, as described in the discussion of the merger agreement on page 58;

    - any person or "group" other than XL acquires beneficial ownership of 10% or more of NAC Re's common stock;

    - any person other than XL commences, or files a registration statement with respect to, a tender offer or exchange offer to purchase 10% or more of NAC Re's common stock;

    - NAC Re's stockholders do not adopt the merger agreement, or NAC Re fails to hold a stockholders meeting to vote on the merger, in either case after any person other than XL has publicly made a transaction proposal, disclosed an intention to make a transaction proposal or filed an application with a governmental authority for approval to make or consummate a transaction proposal;

    - NAC Re's board of directors modifies its recommendation with respect to the merger in any respect adverse to XL; or

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
    - the merger agreement is terminated under circumstances in which a termination fee could become payable by NAC Re.

    EXPIRATION. To the extent the option has not been exercised, it will expire upon the earliest of:

    - the merger;

    - the termination of the merger agreement prior to a purchase event; and

    - the later of February 15, 2000 or 6 months after the termination of the merger agreement following a purchase event.

REPURCHASE AT THE OPTION OF XL

    Under the option agreement, XL has the right, following a repurchase event, as described below, and ending 18 months later, to require NAC Re to repurchase for cash the option and any shares of NAC Re's common stock purchased by XL pursuant to the option.

    REPURCHASE EVENTS. A repurchase event will occur if:

    - any person other than XL acquires or has the right to acquire 35% or more of NAC Re's outstanding common stock;

    - any of the following transactions is completed:

    a. NAC Re merges with any person other than XL and is not the surviving entity;

    b. NAC Re merges with any person other than XL and exchanges its common stock for another class or series of stock, or the shares of NAC Re common stock immediately prior to such merger represent less than 75% of the outstanding shares of stock having voting power in the merged corporation; or

    c. NAC Re sells or transfers all or substantially all of its assets to a person other than XL; or

    - NAC Re has entered into an agreement pursuant to which any of the transactions described in points (a), (b) or (c) above could be completed.

    REPURCHASE PRICE. The price NAC Re will pay if XL exercises its repurchase right is equal to the sum of:

    - the total purchase price paid by XL for any shares of NAC Re common stock purchased pursuant to the option;

    - the excess, if any, of the applicable price, as described below, over the option exercise price times the number of shares for which the option has not been exercised; and

    - the excess, if any, of the applicable price, as described below, over the purchase price paid for shares for which the option has been exercised times the number of those shares.

    APPLICABLE PRICE. The applicable price used to calculate the repurchase price is the highest of:

    - the highest price paid for any share of NAC Re's common stock in certain specified acquisitions;

    - the price per share for NAC Re's common stock in connection with any transaction described above in the second bullet point under "Repurchase Events"; and

    - the highest closing sales price per share of NAC Re common stock on the New York Stock Exchange during the preceding 40 days.

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
RIGHT OF FIRST REFUSAL

    If within one year after XL's exercise of the option, XL proposes to sell all or part of its NAC Re common stock acquired upon exercise of the option, NAC Re will have a right of first refusal to purchase those shares.

REGISTRATION RIGHTS

    Under the stock option agreement, XL has the right to require NAC Re to file up to two registration statements a year under the Securities Act in order to permit the sale or other disposition of any shares of NAC Re's common stock purchased by XL pursuant to the option. In addition, if NAC Re files a registration statement for other shares of its common stock, NAC Re will allow XL to participate in the registration, subject to certain limitations. In addition, NAC Re will pay all expenses in connection with any registration described above, and will provide indemnification to any underwriter and to XL as provided in the option agreement.

SUBSTITUTE OPTION

    If NAC Re enters into an agreement to:

    - merge with any person other than XL and is not the surviving entity;

    - merge with any person other than XL and exchange its common stock for another class or series of stock, or the shares of NAC Re common stock immediately prior to such merger represent less than 75% of the outstanding shares of stock having voting power in the merged corporation; or

    - sell or transfer all or substantially all of its assets to a person other than XL then the option will be converted into an option for shares of, at the election of XL, either the surviving or acquiring entity. The terms of this substitute option would be substantially identical to the terms of the option, except that the substitute option would be immediately exercisable and subject to immediate repurchase by the issuer at the election of XL at the price specified in the option agreement.

LIMITATION OF PROFIT

    XL's total profit under the option agreement may not exceed $38 million. The total profit under the option agreement is the sum of:

    - any net cash proceeds from the sale of the option shares to a third party within 12 months after the exercise of the option;

    - any net cash proceeds from the transfer of the option, including the repurchase of the option by NAC Re; and

    - all termination fees received by XL under the merger agreement (other than in respect of expenses).

EFFECT OF THE STOCK OPTION AGREEMENT

    The stock option agreement is intended to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. Accordingly, the option agreement may discourage a third party from proposing a competing transaction, including one that might be perceived by some NAC Re stockholders as being more favorable than the merger.

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
 COMPARISON OF STOCKHOLDERS' RIGHTS AND DESCRIPTION OF THE SHARE CAPITAL OF XL
                              FOLLOWING THE MERGER

    Upon the merger, the stockholders of NAC Re, whose rights are currently governed by the Delaware General Corporation Law and the certificate of incorporation and by-laws of NAC Re, will become shareholders of XL, and their rights will be governed by the Companies Law (1998 Revision) of the Cayman Islands and the articles of association and memorandum of association of XL as in effect at the time of the merger. The following is a summary of certain material differences between the rights of NAC Re stockholders and XL shareholders.

    The following discussion is qualified by reference to the complete text of the Companies Law (1998 Revision) of the Cayman Islands, the articles of association and memorandum of association of XL, the Delaware General Corporation Law and the certificate of incorporation and by-laws of NAC Re. For information as to how you can obtain copies of the organizational documents of XL and NAC Re, see "Where You Can Find More Information" on page 79.

SHARE CAPITAL

    XL's authorized share capital is $9,999,900 consisting of 999,990,000 ordinary shares, par value $0.01 per share, divided into Class A voting shares and Class B non-voting shares. Except for the differences in voting rights, restrictions on the transfer of non-voting shares and the ability to exchange shares of one class for shares of another class, the Class A shares and the Class B shares are identical. In the merger, NAC Re shareholders will receive only Class A voting shares. Under XL's articles of association, the board of directors can issue any part of XL's authorized capital with any terms, rights and restrictions as the board determines.

    As of April 23, 1999, 107,489,519 XL voting shares were outstanding, excluding 1,344,400 XL shares held in treasury, which for purposes of Cayman Islands law are deemed to be canceled. In addition, 3,115,900 non-voting shares of XL were outstanding, and 119,073,878 shares were reserved for issuance upon the exercise of rights, distributed to XL's shareholders pursuant to XL's shareholder rights plan.

    On a pro forma basis, assuming no change in the share capital of XL and the capital stock of NAC Re as of April 23, 1999, immediately following the merger approximately 124,012,337 XL shares will be outstanding, 3,115,900 XL non-voting shares will be outstanding, and 119,073,878 XL shares will be reserved for issuance upon the exercise of the rights, distributed to XL's shareholders pursuant to XL's shareholder rights plan.

XL SHARES

    The XL shares to be issued to NAC Re stockholders in the merger are entitled to one vote per share on all matters requiring a vote of shareholders, subject to the 10% voting limitation described below. See "--Voting Rights" on page 69. The XL non-voting shares are not entitled to any votes on any matter to be considered by shareholders of XL, but may be exchanged for XL shares with the approval of XL's board of directors, subject to certain limitations. XL shares may not be exchanged for XL non-voting shares except in limited circumstances as outlined in article 12(a) of the articles of association of XL. There are no provisions of Cayman Islands law or XL's articles of association which impose any limitation on the rights of shareholders that are not residents of the Cayman Islands to hold or vote XL shares.

TRANSFER AGENT AND REGISTRAR

    ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for XL shares.

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
STOCK EXCHANGE LISTING

    XL shares are listed on the New York Stock Exchange. XL will use its best efforts to cause the XL shares issuable in the merger to be approved for listing on the New York Stock Exchange on or prior to the merger, subject to official notice of issuance.

ANNUAL MEETING OF STOCKHOLDERS

    NAC RE. Under Delaware law, if the annual meeting for the election of directors is not held on the designated date, the directors are required to hold the meeting as soon as may be convenient. If they fail to do so for a period of thirty days after the designated date, or if no date has been designated for a period of thirteen months after the latest to occur of the organization of the corporation, its last annual meeting or after the last action by written consent to elect directors in lieu of an annual meeting, a Delaware court may order a meeting to be held upon application of any stockholder or director. The shares of stock represented at such a meeting constitute a quorum for the purposes of the meeting, notwithstanding any provision of the certificate of incorporation or by-laws to the contrary. However, Delaware law does not provide for a stockholder to call such meeting other than by application to a Delaware court.

    XL. The XL articles of association provide that an annual general meeting of the shareholders of XL shall be convened each year at such time and place as the board of directors may appoint.

SPECIAL MEETINGS OF STOCKHOLDERS

    NAC RE. Under Delaware law, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the by-laws. The by-laws of NAC Re provide that the president or a majority of the board of directors can call a special meeting.

    XL. The XL articles of association provide that extraordinary general meetings of shareholders may be called by the board of directors and shall be called by the board on the requisition in writing of shareholders of XL holding at least 15% of its issued share capital carrying the right to vote at general meetings (after taking account of the 10% voting limitations, see "--Voting Rights" on page 69).

QUORUM OF STOCKHOLDERS

    NAC RE. Under Delaware law and NAC Re's by-laws, the quorum required for transaction of business at a stockholders' meeting consists of a majority of shares entitled to vote present in person or represented by proxy, but in no event may a quorum at any stockholders' meeting be less than one-third of the issued and outstanding stock of NAC Re entitled to vote at the meeting.

    XL. The quorum required for a general meeting of shareholders is not less than one or more shareholders present in person or represented by proxy holding at least 50% of the voting power of the issued and outstanding shares entitled to vote at the meeting. A quorum for considering a "special resolution" is 66 2/3% of the voting power of the issued and outstanding shares entitled to vote at the meeting.

STOCKHOLDER CONSENT TO ACTION WITHOUT A MEETING

    NAC RE. Under Delaware law, unless otherwise provided in the charter, any action that can be taken at a meeting of the stockholders may be taken without a meeting by written consent, signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a stockholders' meeting. NAC Re's certificate of incorporation provides that stockholders may not act by written consent. NAC Re's certificate of incorporation is being amended so that after the merger, action can be taken by written consent of XL as its sole stockholder.

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
    XL. Cayman Islands law provides that shareholders may take action requiring an ordinary or, if authorized by the articles of association, a special resolution without a meeting only by unanimous written consent. The articles of association of XL provide that ordinary or special shareholder resolutions may be passed without a meeting by unanimous written consent.

NOTICE OF STOCKHOLDER PROPOSALS

    NAC RE. Under the NAC Re by-laws, for business to be properly brought before a meeting by a stockholder, notice must be given to the company not less than ninety days prior to the meeting and must contain certain specified information concerning the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

    XL. The XL articles of association require that at least 30 days' notice shall be given of any general meeting. The notice of meeting must specify the general nature of the business to be considered at the meeting.

INSPECTION OF BOOKS AND RECORDS

    NAC RE. Under Delaware law, any stockholder may inspect NAC Re's books and records for a proper purpose.

    XL. Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the memorandum of association, the articles of association and the register of mortgages and charges).

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

    NAC RE. Under Delaware law, the certificate of incorporation may be amended if:

    - the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders; and

    - the holders of at least a majority of shares of stock entitled to vote on the amendment approve it, unless the certificate of incorporation requires the vote of a greater number of shares.

    If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

    Under Delaware law, the board of directors may amend its by-laws if so authorized in the company's articles of incorporation. The stockholders of a Delaware corporation may also amend its by-laws. NAC Re's certificate of incorporation authorizes the board of directors to adopt, amend or repeal the by-laws of NAC Re.

    XL. The articles of association and memorandum of association of XL may be amended or altered by a special resolution of XL shareholders. Under Cayman Islands law, a special resolution requires the approval of at least 66 2/3% of the votes cast by the shareholders represented in person or by proxy at a duly convened meeting at which a quorum is present.

VOTING RIGHTS

    NAC RE. Each holder of NAC Re common stock is entitled to one vote per share on all matters submitted to a vote of stockholders at any stockholders' meeting. All matters voted on at any duly held stockholders' meeting shall be carried by a majority of the votes cast at the meeting by shareholders present or represented in person or by proxy, except that Section 251 of the Delaware General

Corporation Law provides that the majority of shares entitled to vote at a meeting of shareholders is required to adopt a merger agreement.

    Shares of NAC Re common stock have noncumulative voting rights, which means that the holders of a majority of the voting power of NAC Re may elect all of NAC Re's directors and, in such event, the holders of the remaining shares of NAC common stock will not be able to elect any directors.

    XL. Each holder of XL voting shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any shareholders' meeting, subject to the 10% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders' meeting shall be carried by a majority of the votes cast at the meeting by shareholders present or represented in person or by proxy, except:

    - approval of a special resolution;

    - a variation of the rights attached to any class of shares, which requires a special resolution passed at a separate meeting of the holders of shares of that class, and for which a quorum will be holders of not less than 50% of the issued shares of the class;

    - as otherwise provided by Cayman Islands law.

    A special resolution requires the approval of at least 66 2/3% of the votes cast by the shareholders represented in person or by proxy at a duly convened meeting at which a quorum is present. Subject to applicable law, and any requirement to obtain the approval of holders of a class of shares voting separately as described above, XL may from time to time by special resolution:

    - alter or amend its memorandum of association and/or articles of association;

    - increase its share capital;

    - consolidate and divide all or any of its share capital;

    - subdivide the whole or any part of its share capital;

    - reduce its share capital, any capital redemption reserve fund, or any share premium account;

    - change its name or alter its objects; or

    - voluntarily liquidate the company.

    The rights attached to a class of shares may only be varied by special resolution passed at a separate meeting of the holders of that class of shares. The quorum for that meeting is one or more shareholders present in person or by proxy holding not less than 50% of the issued shares of that class.

    Each voting XL share has one vote, except that if, and so long as, the controlled shares (as defined below) of any person constitute 10% or more of the issued shares of XL, the voting rights with respect to the controlled shares owned by that person shall be limited, in the aggregate, to a voting power of less than 10%, pursuant to a formula specified in the articles of association of XL. Controlled shares means:

    - all XL shares directly, indirectly or constructively owned by any person within the meaning of Section 958 of the Internal Revenue Code; and

    - all XL shares directly, indirectly or constructively owned by any such person or "group" of persons within the meaning of Section 13(d) of the Exchange Act.

    XL shares have noncumulative voting rights, which means that the holders of a majority of the voting power of XL may elect all of XL's directors and, in such event, the holders of the remaining XL shares will not be able to elect any directors.

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TRANSFER OF SHARES

    NAC RE.  NAC Re has no restriction on the transfer of NAC Re common stock.

    XL. The board of directors of XL has absolute discretion to decline to register a transfer of XL shares, except in certain limited circumstances specified in the articles of association of XL, and in addition will decline to register a transfer of XL shares except in certain limited circumstances specified in the articles of association of XL, if it determines that the transfer would increase the number of controlled shares of any person to 10% or any higher percentage of the voting power of XL. Other than for this purpose, XL does not anticipate restricting the transfer of any XL shares issuable to NAC Re stockholders in the merger unless required by applicable law.

    The restrictions on voting and ownership of more than 10% of the issued XL shares described above may have the effect of discouraging an attempt to obtain control of XL.

PREEMPTIVE RIGHTS

    NAC RE. Under Delaware law, security holders of a corporation only have preemptive rights as may be provided in the corporation's certificate of incorporation. NAC Re's certificate of incorporation does not provide for preemptive rights.

    XL. Holders of XL shares do not have preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

    NAC RE. Under Delaware law, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined as the excess of the net assets over capital, as such capital may be adjusted by the board of directors. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares, that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

    XL. Under Cayman Islands law, the board of directors of XL may pay to its shareholders those dividends as appear to the directors to be justified by the profits or financial condition of XL out of profits available for distribution or out of the "share premium account" (similar to the concept of additional paid in capital) if XL has the ability to pay its debts as they become due immediately after payment of the dividend. The articles of association of XL permit the board of directors to declare dividends out of profits or out of monies otherwise available for dividends in accordance with Cayman Islands law.

    Under Cayman Islands law, XL may purchase or redeem shares out of profits or from the proceeds of a fresh issue of shares or out of capital if it is able to pay its debts as they become due on terms agreed to by the board of directors and the relevant shareholders.

APPRAISAL RIGHTS

    NAC RE. Under Delaware law, a stockholder of a corporation does not have appraisal rights-- rights of dissenting shareholders in a merger to receive payments in cash for the judicially determined value of their shares--in connection with a merger or consolidation or, in the case of a disposition, if:

    - the shares of the corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders, as is presently the case with NAC Re; or

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    - the corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve the merger, provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than any combination of the following:

        a. shares of stock of the corporation surviving or resulting from such merger or consolidation;

        b. shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; or

        c. cash in lieu of fractional shares of the corporation.

    XL. Cayman Islands law does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of a Cayman Islands company, a dissenting shareholder has the right to express to the court such shareholder's view that the transaction sought to be approved would not provide the shareholders with fair value for their shares. The Cayman Islands court has the discretion to make such order as it may decide. However, XL has been advised that the court ordinarily would not disapprove the transaction on that ground absent other evidence that the arrangement or reorganization is such that any reasonable person could not approve it, and if the transaction were approved and consummated, the arrangement is binding on all shareholders by operation of law and the dissenting shareholder would have no rights comparable to the appraisal rights available to dissenting stockholders of Delaware corporations in certain circumstances.

    In addition, Cayman Islands law provides that where an offer is made by a company for shares of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice given within two months after the expiration of the four month period, require the dissenting shareholders to transfer their shares on the terms of the offer. Within one month of such notice, a dissenting shareholder may apply to the court objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to prevent the transfer. The Cayman Islands court has absolute discretion to make any order as it may decide. However, XL has been advised that the court is unlikely to prevent the requirement of such transfer unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority stockholders or where it is affirmatively established that notwithstanding the views of a very large majority of the shareholders the transaction is unfair.

DIRECTORS; ELECTION AND REMOVAL OF DIRECTORS

    NAC RE. The by-laws of NAC Re provide for one or more members of the board of directors, with the actual number being fixed by the board. The board is divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term has expired as of the annual meeting are elected to serve for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board. At least two annual meetings, rather than one, will generally be required to effect a change in a majority of the NAC Re board of directors. Because NAC Re has a classified board of directors, under Delaware law, directors of NAC Re may be removed only for cause. After the merger, the board of directors of NAC Re will no longer be divided into classes, and former stockholders of NAC Re who receive XL shares in the merger will vote only on the election of directors to the XL board of directors, and not the NAC Re board of directors.

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    A majority of the number of directors then in office constitutes a quorum for the transaction of business. A vacancy among the directors may be filled by the remaining directors in office, although less than a quorum, or by a sole remaining director. The term of a director appointed to fill a newly created directorship or other vacancy shall expire at the same time as the term of the other directors of the class from which the new directorship is created or in which the vacancy occurred.

    Directors hold office until the annual meeting of NAC Re stockholders for the year in which his or her term expires. NAC Re stockholders may at any time by majority vote, remove and replace any director for cause.

    XL. The articles of association of XL provide for not less than three, nor more than 24, members of the board of directors, with the actual number being determined by a resolution of the board subject to the power of shareholders by ordinary resolution to increase or reduce the limits on the number of directors. The board is divided into three classes as nearly equal in number as possible. At each annual general meeting of shareholders, successors to the class of directors whose term has expired as of the annual meeting are elected to serve for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board. At least two annual meetings, rather than one, will generally be required to effect a change in a majority of the XL board of directors.

    Unless otherwise fixed by the board, one-third of the number of directors then in office present in person or by proxy constitutes a quorum for the transaction of business. A vacancy among the directors may be filled by the remaining directors in office, although less than a quorum. The term of a director appointed to fill a newly created directorship or other vacancy shall expire at the same time as the term of the other directors of the class from which the new directorship is created or in which the vacancy occurred.

    Directors hold office until the annual general meeting of XL shareholders for the year in which his or her term expires and until his or her successor is appointed or elected or until he or she vacates office. XL shareholders may at any time by special resolution of the total voting power determined in accordance with the articles of association of XL, including the 10% voting limitation, remove and replace any director.

TRANSACTIONS WITH DIRECTORS

    NAC RE. Delaware law provides that a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is not void or voidable if:

    - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee of the board, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

    - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote on the contract or transaction and the contract or transaction is specifically approved in good faith by the stockholders; or

    - the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders.

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    A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of a subsidiary, including directors who are also officers or employees of the corporation or a subsidiary, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

    XL. The articles of association of XL provide that no director will be disqualified from office or prevented by such office from contracting with XL. In addition, a director interested in any contract with the company may vote in respect of that contract or transaction in which he is interested provided that he discloses the nature of his interest prior to the board's consideration of it.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    NAC RE. Under Delaware law, a corporation is permitted to provide indemnification or advancement of expenses, through by-law provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    The by-laws of NAC Re makes indemnification mandatory on the part of NAC Re to the fullest extent permitted by Delaware law. XL has agreed to keep these provisions in place for a period of six years from the date of the merger.

    XL. Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime).

    The articles of association of XL provide that it will indemnify its officers, directors, employees and agents against certain liabilities and subject to certain limits, including a limitation in certain cases of their wilful neglect or default.

LIMITED LIABILITY OF DIRECTORS

    NAC RE. Section 102(b)(7) of the Delaware General Corporation Law permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. However, the law does not permit any limitation of the liability of a director for:

    - breaching the duty of loyalty to the corporation or its stockholders;

    - failing to act in good faith;

    - engaging in intentional misconduct or a known violation of law;

    - obtaining an improper personal benefit from the corporation; or

    - paying a dividend or approving a stock repurchase that was illegal under the Delaware law.

    The certificate of incorporation of NAC Re eliminates the monetary liability of a director to the fullest extent permitted by Delaware law. XL has agreed to keep these provisions in place for a period of six years from the date of the merger.

    XL. There is no equivalent provision under Cayman Islands law. However, the articles of association include a provision exempting officers and directors of XL from liability to XL in respect of the execution of the duties of their respective offices and in certain other circumstances, except as a result of their wilful neglect or default.

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STOCKHOLDERS' SUITS

    NAC RE. Section 327 of the Delaware General Corporation Law requires that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that he received the stock by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. Furthermore, a stockholder may not sue derivatively unless he or she first makes a demand on the corporation that it bring suit and such demand has been refused, unless it is shown that the demand would have been futile.

    XL. Cayman Islands courts have recognized derivative suits by shareholders; however, the consideration of such suits has been limited. In this regard, XL has been advised that the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the company to remedy a wrong done to the company only where:

    - the act complained of is alleged to be beyond the corporate power of the company or illegal;

    - the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the company; or

    - the act requires approval by a greater percentage of the company's shareholders than actually approved it.

    A shareholder may also bring a personal action against a company where the right alleged to have been infringed is a personal right vested in the individual shareholder.

ANTI-TAKEOVER LAWS

    NAC RE. Section 203 of the Delaware General Corporation Law restricts the ability of an "interested stockholder" to merge with or enter into other business combinations with a corporation for a period of three years after becoming an "interested stockholder". A person is deemed to be an "interested stockholder" upon acquiring 15% or more of the outstanding voting stock of the target corporation. However, Section 203 does not apply if:

    - prior to the date the person became an interested stockholder, the board of directors of the target corporation approves either the combination or the transaction which results in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors, officers and certain employee stock plans); or

    - the combination is approved by the corporation's board of directors and the holders of two-thirds of the corporation's voting stock at an annual or special meeting of the stockholders and not by written consent, excluding shares owned by the interested stockholder.

    Section 203 applies to Delaware corporations, the stock of which is:

    - listed on a national securities exchange;

    - designated as a national market system security on an interdealer quotation system by the NASD; or

    - held of record by more than 2,000 stockholders.

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
    However, Section 203 does not apply in certain cases, including:

    - if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203;

    - the corporation, by action of its board of directors, adopted within ninety days following the enactment of Section 203 an amendment to its by-laws expressly electing not to be governed by the statute;

    - the corporation, by action of a majority of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the statute; or

    - the stockholder becomes an interested stockholder inadvertently and divests itself of sufficient shares so that the stockholder ceases to be an interested stockholder, provided that the stockholder would not have been an interested stockholder (but for the inadvertent acquisition) at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder.

    NAC Re has not made an election in its certificate of incorporation not to be governed by Section 203. NAC Re's board of directors approved the merger. Accordingly, XL's acquisition of all of the common stock of NAC Re in the merger will not result in XL becoming an "interested stockholder".

    XL.  There is no equivalent provision under Cayman Islands law.

VOLUNTARY DISSOLUTION

    NAC RE. Delaware law provides that, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be consented to in writing by stockholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the outstanding stock of the corporation entitled to vote on it.

    XL. Under Cayman Islands law, a special resolution of shareholders (requiring 66 2/3% of the votes cast by shareholders at a duly convened meeting at which a quorum is present) is required to commence a voluntary liquidation of XL.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATIONS

    NAC RE. Under Delaware law, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, must be approved by the holders of a majority of the shares entitled to vote thereon unless the charter provides otherwise. In addition, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. NAC Re's certificate of incorporation does not provide otherwise.

    XL. XL may acquire the assets and business of another company and carry on that business when it is within its objects and powers as set out in its memorandum of association. A Cayman Islands company may not "merge" with another company. However, under Cayman Islands law, XL may consolidate or amalgamate with another company or reorganize or reconstruct itself pursuant to an arrangement approved by:

    - for each class of members, a majority in the number of the holders of the shares of that class present in person or by proxy at a special meeting of that class, provided that the shares

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
      represent at least 75% of the nominal value of the shares of the class held by the shareholders present in person or by proxy at the special meeting; and

    - the Cayman Islands court, who may, but need not, grant its approval.

    The Cayman Islands court will consider the reasonableness of the terms of the arrangement and may refuse to grant approval even if the requisite majority of shareholders approve the arrangement.

    In addition, under Cayman Islands law, where an offer is made by a company for shares of a Cayman Islands company and the holders of at least 90% of the shares which are the subject of the offer accept, the offeror may compulsorily acquire the remaining 10%. For a more detailed discussion of this provision, see "--Appraisal Rights" on page 71.

ABSENCE OF REQUIRED VOTE FOR CERTAIN MERGERS

    NAC RE. Under Delaware law, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if:

    - the agreement of merger does not amend the charter of the corporation;

    - each share of stock of the corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter; and

    - the number of shares of common stock of the corporation to be issued in the merger, if any, does not exceed 20 percent of the number of shares outstanding immediately before the merger.

    XL. Under Cayman Islands law, there is no equivalent provision, and therefore the shareholders of the surviving company in such a situation would be entitled to vote on the business combination as described above.

RIGHTS PLANS

    NAC RE. NAC Re has amended its rights plan so that the merger will not cause the rights plan to be triggered.

    The NAC Re rights plan provides for the distribution of a dividend of one preferred stock purchase right for each outstanding share of NAC Re common stock. The NAC Re rights trade automatically with shares of NAC Re common stock and become exercisable and will trade separately from NAC Re common stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 15% or more of NAC Re's common stock, or on the tenth day after commencement or announcement of an intent to make a tender offer for 15% or more of NAC Re common stock, in either case, without the approval of the board of directors of NAC Re. When exercisable, each NAC Re right will entitle the holder to purchase 1/100 of a share of Series A Junior Preferred Stock at a purchase price of $150. The stock will be entitled to a quarterly dividend equal to the greater of $0.10 per share and 100 times the cash dividends declared on NAC Re common stock and 100 times any non-cash dividends declared on NAC Re common stock. In the event of liquidation, holders of the preferred stock will be entitled to the greater of $1,500 per share or 100 times the payment made per share of common stock. Each share of preferred stock will have 100 votes, voting together with the common stock. In the event NAC Re is acquired in a merger or other business combination transaction or if 50% or more of NAC Re's assets or earning power is sold, holders of NAC Re rights (other than the acquiring person or group) may purchase stock of the acquiring company having a market value of twice the then-current exercise price of each NAC Re right at the exercise price. In addition, upon such acquisition, each right holder (other than the acquiring person or group) will have the right to receive, upon the payment of the exercise price, the number of shares of NAC Re preferred stock having a market value equal to two times the exercise price. The rights agreement also grants the NAC Re board of directors the option, after a person or

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group acquires beneficial ownership of 15% or more of NAC Re's voting stock, but before there has been a 50% acquisition, to exchange one share of NAC Re common stock for each then valid right (other than rights of the acquiring person or group, which would be void). The NAC Re rights, which can be redeemed by NAC
Re's board of directors in certain circumstances, expire by their terms on June 10, 2008.

    XL. The XL rights plan provides for the distribution of a dividend of one XL stock purchase right for each outstanding XL share. The XL rights trade automatically with XL shares and become exercisable and will trade separately from the XL shares on the tenth day after public announcement, or notice to XL, that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of XL's shares, or upon commencement or announcement, or notice to XL, of intent to make a tender offer for 20% or more of XL's shares, in either case, without the prior written consent of XL. Such a person is referred to as an acquiring person. When exercisable, each XL right will entitle the holder to purchase one XL share at a purchase price of $350. In the event that:

    - XL is the surviving corporation in a merger with an acquiring person and its shares are not changed or exchanged;

    - a person becomes an acquiring person;

    - an acquiring person engages in one or more "self-dealing" transactions as set forth in the rights agreement; or

    - during the time that there is an acquiring person, an event occurs (e.g., a reverse stock split) which increases the acquiring person's ownership interest by more than one percent each holder of an XL right (other than the acquiring person) will have the right to receive, upon exercise, XL shares (or, in certain circumstances, cash, property or other securities of XL) having a value equal to twice the then current purchase price. In the event that, at any time following the public announcement that a person has become an acquiring person, XL is acquired in a merger or other business combination transaction or 50% or more of XL's assets or earning power is sold or transferred, each holder of a right (other than the acquiring person) will have the right to receive, upon exercise, shares of the acquiring company having a value equal to twice the then current purchase price. The XL rights, which can be redeemed by XL's board of directors in certain circumstances, expire by their terms on September 15, 2008.

    PURPOSE OF THE RIGHTS. The XL and NAC Re rights are designed to protect the interests of the companies and their shareholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirors to negotiate with the companies' boards of directors prior to attempting a takeover and to give the boards leverage in negotiating on behalf of their shareholders the terms of any proposed takeover. The rights may deter certain takeover proposals.

                                 LEGAL MATTERS

    The validity of XL shares to be issued in connection with the merger will be passed upon by Hunter & Hunter, Cayman Islands counsel to XL. Certain U.S. federal income tax matters relating to the merger will be passed upon by Simpson Thacher & Bartlett, New York, New York, for XL and by Cadwalader, Wickersham & Taft, New York, New York, for NAC Re. See "The Proposed Merger-- Material United States Federal Income Tax Consequences" on page 33.

                                    EXPERTS

    The consolidated financial statements of XL as at November 30, 1998 and for each of the three years ended on that date, included (or incorporated by reference) in this proxy statement/prospectus, have been included (or incorporated) in this proxy statement/prospectus in reliance on the report of

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PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements and financial statement schedules of NAC Re included in NAC Re's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in the proxy statement of NAC Re, which is referred to and made a part of this prospectus and registration statement of XL, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

    NAC Re's board of directors has determined to postpone the 1999 annual meeting of NAC Re stockholders until after the special meeting. If the merger agreement is adopted by NAC Re's stockholders and the other conditions to closing the merger are satisfied, we do not expect to hold our annual meeting. Any NAC Re stockholder who intends to submit a proposal for inclusion in the proxy materials for NAC Re's 1999 annual meeting was required to submit such proposal to the Secretary of NAC Re by November 24, 1998. Under NAC Re's current by-laws, any stockholder who intends to submit a proposal for consideration at the 1999 annual meeting of NAC Re was required to submit such proposal to the Secretary of NAC Re by February 7, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

    XL and NAC Re each file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

    XL has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the XL shares to be issued to NAC Re stockholders in the merger. This document is a part of the registration statement and constitutes a prospectus of XL in addition to being a proxy statement of NAC Re for the NAC Re meeting. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the registration statement.

    The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

XL SEC FILINGS (FILE NO. 1-10804)                                                  PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K, as amended                    Year ended November 30, 1998
Quarterly Report on Form 10-Q                             Quarter ended February 28, 1999
Current Report on Form 8-K                                Filed on February 19, 1999

NAC RE SEC FILINGS (FILE NO. 1-10053)                                              PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1998
Current Report on Form 8-K                                Filed on April 23, 1999

    We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this document and the date of the NAC Re special meeting.

    XL has supplied all information contained or incorporated by reference in this document relating to XL and NAC Re has supplied all such information relating to NAC Re.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain all of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

XL CAPITAL LTD                                                                          NAC RE CORP.
------------------------------------------------------------------------  ----------------------------------------
Cumberland House                                                          One Greenwich Plaza
One Victoria Street                                                       Greenwich, Connecticut 06836-2568
P.O. Box HM 2245                                                          (203) 622-5200
Hamilton, HM, JX Bermuda
(441) 292-8515

    If you would like to request documents from us, please do so by May 19, 1999 in order to receive them before the meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON ADOPTION OF THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED APRIL 26, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS OF NAC RE NOR THE ISSUANCE OF XL SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                 XL CAPITAL LTD
                            DASHER ACQUISITION CORP.
                                      AND
                                  NAC RE CORP.

                         DATED AS OF FEBRUARY 15, 1999*

(*Text of Appendix A reflects
Amendment No. 1 dated as of April 26, 1999 to the Agreement and Plan of Merger, but the Agreement and Plan of Merger dated as of February 15, 1999 has not been amended and restated)

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------

                                                      ARTICLE I
                                                      THE MERGER

Section 1.1     THE MERGER.................................................................................        A-2

Section 1.2     EFFECTIVE TIME.............................................................................        A-2

Section 1.3     EFFECTS OF THE MERGER......................................................................        A-2

Section 1.4     CERTIFICATE OF INCORPORATION; BY-LAWS......................................................        A-2

Section 1.5     DIRECTORS AND OFFICERS.....................................................................        A-3

Section 1.6     EFFECT ON CAPITAL STOCK....................................................................        A-4

                                                      ARTICLE II
                                               EXCHANGE OF CERTIFICATES

Section 2.1     EXCHANGE FUND..............................................................................        A-4

Section 2.2     EXCHANGE PROCEDURES........................................................................        A-4

Section 2.3     DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED STOCK............................................        A-5

Section 2.4     NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK........................................        A-5

Section 2.5     NO FRACTIONAL PARENT ORDINARY SHARES.......................................................        A-5

Section 2.6     TERMINATION OF EXCHANGE FUND...............................................................        A-5

Section 2.7     NO LIABILITY...............................................................................        A-6

Section 2.8     INVESTMENT OF THE EXCHANGE FUND............................................................        A-6

Section 2.9     LOST CERTIFICATES..........................................................................        A-6

Section 2.10    WITHHOLDING RIGHTS.........................................................................        A-6

Section 2.11    FURTHER ASSURANCES.........................................................................        A-6

Section 2.12    STOCK TRANSFER BOOKS.......................................................................        A-6

Section 2.13    CERTAIN ADJUSTMENTS........................................................................        A-6

                                                     ARTICLE III
                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1     CORPORATION; ORGANIZATION..................................................................        A-7

Section 3.2     CAPITAL STRUCTURE..........................................................................        A-8

Section 3.3     CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION.............................        A-9

                                                                                                               PAGE
                                                                                                             ---------
Section 3.4     CONSENTS AND APPROVALS; NO VIOLATIONS......................................................        A-9

Section 3.5     SEC FILINGS; FINANCIAL STATEMENTS..........................................................       A-10

Section 3.6     ABSENCE OF CERTAIN CHANGES.................................................................       A-11

Section 3.7     INFORMATION SUPPLIED.......................................................................       A-11

Section 3.8     EMPLOYEE BENEFIT PLANS.....................................................................       A-12

Section 3.9     COMPLIANCE.................................................................................       A-13

Section 3.10    MATERIAL CONTRACTS.........................................................................       A-13

Section 3.11    ABSENCE OF LITIGATION......................................................................       A-14

Section 3.12    TAX MATTERS................................................................................       A-14

Section 3.13    TITLE TO PROPERTIES; LEASES................................................................       A-15

Section 3.14    INTELLECTUAL PROPERTY......................................................................       A-15

Section 3.15    INSURANCE MATTERS..........................................................................       A-15

Section 3.16    LIABILITIES AND RESERVES...................................................................       A-16

Section 3.17    ENVIRONMENTAL LAWS.........................................................................       A-17

Section 3.18    INVESTMENT COMPANY.........................................................................       A-18

Section 3.19    YEAR 2000..................................................................................       A-18

Section 3.20    BROKERS....................................................................................       A-18

Section 3.21    OPINION OF FINANCIAL ADVISOR...............................................................       A-19

Section 3.22    POOLING OF INTERESTS.......................................................................       A-19

Section 3.23    TAKEOVER STATUTES..........................................................................       A-19

Section 3.24    RIGHTS AGREEMENT...........................................................................       A-19

Section 3.25    EMPLOYEES..................................................................................       A-19

                                                      ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Section 4.1     ORGANIZATION...............................................................................       A-19

Section 4.2     CAPITAL STRUCTURE..........................................................................       A-20

Section 4.3     CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION...........................       A-21

Section 4.4     NO PRIOR ACTIVITIES........................................................................       A-21

Section 4.5     CONSENTS AND APPROVALS; NO VIOLATIONS......................................................       A-21

Section 4.6     SEC FILINGS; FINANCIAL STATEMENTS..........................................................       A-22

Section 4.7     ABSENCE OF CERTAIN CHANGES.................................................................       A-22

Section 4.8     INFORMATION SUPPLIED.......................................................................       A-23

                                                                                                               PAGE
                                                                                                             ---------
Section 4.9     COMPLIANCE.................................................................................       A-23

Section 4.10    ABSENCE OF LITIGATION......................................................................       A-23

Section 4.11    BROKERS....................................................................................       A-23

Section 4.12    POOLING OF INTERESTS.......................................................................       A-24

Section 4.13    OPINION OF FINANCIAL ADVISOR...............................................................       A-24

Section 4.14    INVESTMENT COMPANY.........................................................................       A-24

Section 4.15    INSURANCE MATTERS..........................................................................       A-24

Section 4.16    EMPLOYEE BENEFIT PLANS.....................................................................       A-25

Section 4.17    NYSE LISTING...............................................................................       A-25

Section 4.18    YEAR 2000..................................................................................       A-25

                                                      ARTICLE V
                                                      COVENANTS

Section 5.1     CONDUCT OF BUSINESS OF THE COMPANY.........................................................       A-25

Section 5.2     PREPARATION OF FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS; STOCKHOLDERS MEETINGS..........       A-28

Section 5.3     ACCESS TO INFORMATION......................................................................       A-29

Section 5.4     CONSENTS AND APPROVALS.....................................................................       A-29

Section 5.5     SUPPLEMENTAL INFORMATION...................................................................       A-30

Section 5.6     EMPLOYEE MATTERS...........................................................................       A-30

Section 5.7     LETTERS OF ACCOUNTANTS.....................................................................       A-30

Section 5.8     NO SOLICITATION............................................................................       A-31

Section 5.9     PUBLICITY..................................................................................       A-32

Section 5.10    NOTIFICATION OF CERTAIN MATTERS............................................................       A-32

Section 5.11    DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.....................................       A-32

Section 5.12    LISTING OF PARENT ORDINARY SHARES..........................................................       A-33

Section 5.13    RULE 145 AFFILIATES; POOLING LETTERS.......................................................       A-33

Section 5.14    PARENT BOARD OF DIRECTORS..................................................................       A-33

Section 5.15    COORDINATION OF DIVIDENDS..................................................................       A-33

Section 5.16    POOLING....................................................................................       A-34

                                                                                                               PAGE
                                                                                                             ---------

                                                      ARTICLE VI
                                                      CONDITIONS

Section 6.1     CONDITIONS TO THE OBLIGATIONS OF EACH PARTY................................................       A-34

Section 6.2     CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB............................................       A-35

Section 6.3     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...............................................       A-36

Section 6.4     ADJUSTMENT OF TERMS IN CERTAIN CIRCUMSTANCES...............................................       A-36

                                                ARTICLE VII
                                                TERMINATION

Section 7.1     TERMINATION................................................................................       A-37

Section 7.2     EFFECT OF TERMINATION......................................................................       A-39

Section 7.3     TERMINATION FEES AND EXPENSES..............................................................       A-40

                                               ARTICLE VIII
                                               MISCELLANEOUS

Section 8.1     COSTS AND EXPENSES.........................................................................       A-41

Section 8.2     AMENDMENT AND MODIFICATION.................................................................       A-41

Section 8.3     NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................       A-41

Section 8.4     NOTICES....................................................................................       A-41

Section 8.5     INTERPRETATION.............................................................................       A-42

Section 8.6     COUNTERPARTS...............................................................................       A-42

Section 8.7     ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.............................................       A-42

Section 8.8     SEVERABILITY...............................................................................       A-42

Section 8.9     SPECIFIC PERFORMANCE.......................................................................       A-42

Section 8.10    GOVERNING LAW..............................................................................       A-43

Section 8.11    ASSIGNMENT.................................................................................       A-43

Section 8.12    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.............................................       A-43

Section 8.13    HEADINGS...................................................................................       A-43

Section 8.14    CERTAIN DEFINITIONS........................................................................       A-43

                             INDEX OF DEFINED TERMS

TERM                                                                                                      SECTION
-------------------------------------------------------------------------------------------------------  ---------
affiliate                                                                                                8.14(a)
Average Closing Price on the Determination Date                                                          7.1(g)
Average Index Price                                                                                      7.1(g)
Average Price                                                                                            2.5(b)
business day                                                                                             8.14(b)
Certificate                                                                                              1.6(b)
Certificate of Merger                                                                                    1.2
Closing                                                                                                  1.2
Code                                                                                                     Recitals
Company                                                                                                  Preamble
Company Actuarial Analyses                                                                               3.15(d)
Company Agreement                                                                                        3.4
Company Annual Statement                                                                                 3.5(d)
Company Board Recommendation                                                                             5.2(b)
Company Common Stock                                                                                     Recitals
Company Disclosure Letter                                                                                3.1(a)
Company Financial Advisors                                                                               3.20
Company Insurance Subsidiaries                                                                           3.1(b)
Company Options                                                                                          3.2(a)
Company Plans                                                                                            3.8(a)
Company Quarterly Statement                                                                              3.5(d)
Company Rights                                                                                           Recitals
Company Rights Agreement                                                                                 3.24
Company SEC Documents                                                                                    3.5(a)
Company Stock Measurement Period                                                                         7.1(g)
Company Stock Option                                                                                     1.6(e)
Company Stock Plans                                                                                      1.6(e)
Company Stockholder Approval                                                                             3.3(b)
Confidentiality Agreement                                                                                5.3(a)
Controlled Group                                                                                         3.8(d)
Converted Option                                                                                         1.6(e)
Determination Date                                                                                       7.1(g)
DGCL                                                                                                     Recitals
Dividend Increase                                                                                        7.3(e)
DLJ                                                                                                      4.11
Dollars or $                                                                                             8.14(c)
Effective Time                                                                                           1.2
Environmental Claim                                                                                      3.17
Environmental Laws                                                                                       3.17
Environmental Permits                                                                                    3.17
Environmental Report                                                                                     3.17
ERISA                                                                                                    3.8(a)
Excess Dividend                                                                                          7.3(e)
Exchange Act                                                                                             3.4
Exchange Agent                                                                                           2.1
Exchange Fund                                                                                            2.1
Exchange Ratio                                                                                           1.6(a)

TERM                                                                                                      SECTION
-------------------------------------------------------------------------------------------------------  ---------
Expenses                                                                                                 7.3(a)
Form S-4                                                                                                 3.7
General Insurance Contracts                                                                              3.15(a)
Governmental Entity                                                                                      3.4
Hazardous Materials                                                                                      3.17
HSR Act                                                                                                  3.4
Index Group                                                                                              7.1(g)
Index Ratio                                                                                              7.1(g)
Intellectual Property                                                                                    3.14
Latest Balance Sheet                                                                                     3.5(c)
Latest Parent Balance Sheet                                                                              4.6(c)
Law                                                                                                      3.4
Lien                                                                                                     8.14(d)
Material Adverse Effect                                                                                  3.1(a)
Merger                                                                                                   Recitals
Merger Consideration                                                                                     1.6(a)
Morgan Stanley                                                                                           3.20
1940 Act                                                                                                 3.18
NYSE                                                                                                     2.5(b)
Parent                                                                                                   Preamble
Parent Actuarial Analyses                                                                                4.15(d)
Parent Agreement                                                                                         4.5
Parent Annual Statement                                                                                  4.1(b)
Parent Benefit Plans                                                                                     5.6(a)
Parent Disclosure Letter                                                                                 4.2(c)
Parent Financial Advisors                                                                                4.11
Parent Insurance Subsidiary                                                                              4.1(b)
Parent Ordinary Shares                                                                                   1.6(a)
Parent Plans                                                                                             4.16(a)
Parent Quarterly Statement                                                                               4.1(b)
Parent Ratio                                                                                             7.1(g)
Parent Rights                                                                                            1.6(a)
Parent Rights Agreement                                                                                  4.2(a)
Parent SEC Documents                                                                                     4.6(a)
person                                                                                                   8.14(e)
Preferred Stock                                                                                          3.2(a)
Proxy Statement/Prospectus                                                                               3.7
Representatives                                                                                          5.8
Rule 145 Affiliates                                                                                      5.13
SAP                                                                                                      3.5(d)
SEC                                                                                                      1.6(e)
Securities Act                                                                                           3.5(a)
Starting Date                                                                                            7.1(g)
Starting Price                                                                                           7.1(g)
Stock Option Agreement                                                                                   Recitals
Stock Purchase Plan                                                                                      1.6(e)
Stockholders Meeting                                                                                     5.2(b)
Sub                                                                                                      Preamble
Sub Common Stock                                                                                         1.6(d)
subsidiary                                                                                               8.14(f)

TERM                                                                                                      SECTION
-------------------------------------------------------------------------------------------------------  ---------
Superior Proposal                                                                                        5.8
Surviving Corporation                                                                                    1.1
Surviving Corporation Common Stock                                                                       1.6(d)
Tax                                                                                                      3.12
Taxes                                                                                                    3.12
Tax Return                                                                                               3.12
Termination Date                                                                                         7.1(c)
Termination Fee                                                                                          7.3(b)
Transaction Proposal                                                                                     5.8
Voting Debt                                                                                              3.2(a)
Wasserstein Perella                                                                                      4.11
Y2K Readiness                                                                                            3.19

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of February 15, 1999, among XL CAPITAL LTD, a limited liability company organized and incorporated under the laws of the Cayman Islands ("PARENT"), DASHER ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and NAC RE CORP., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that it is advisable and would be fair to and in the best interests of their respective stockholders to consummate the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company has entered into a stock option agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT"), pursuant to which the Company granted Parent an option to purchase shares of common stock, par value $0.10 per share, of the Company, together with the associated purchase rights (the "COMPANY RIGHTS") under the Company Rights Agreement (as defined in SECTION 3.24(A)) ("COMPANY COMMON STOCK") under certain circumstances;

    WHEREAS, Parent, Sub and the Company intend that the Merger be accounted for as a pooling-of-interests for financial statement purposes under United States generally accepted accounting principles;

    WHEREAS, Parent, Sub and the Company intend that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder;

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

    WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Stock Option Agreement in accordance with the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"); and

    WHEREAS, certain capitalized terms used but not defined herein shall have the meanings set forth in SECTION 8.14.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Stock Option Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in SECTION 1.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

    Section 1.2 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing, as soon as practicable after the Closing (as hereinafter defined), this Agreement or a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to in writing by the parties hereto and specified in the Certificate of Merger) will be the "EFFECTIVE TIME". The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. (New York City time) on the second business day after the Determination Date (as defined in SECTION 7.1(G)), unless the Board of Directors of the Company shall have delivered notice to Parent of its determination to exercise its termination right as set forth therein, in which case the Closing shall take place on the tenth day following the Determination Date (or, if such day is not a business day, on the next succeeding business day), unless this Agreement has been theretofore terminated in accordance with its terms, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other time, date and place as the parties shall agree.

    Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS. (a) At the Effective Time and without any further action on the part of the Company or Sub, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL, except that at the Effective Time such certificate of incorporation of the Company shall be amended as follows: (i) Article FOURTH shall be amended to read in its entirety as follows: "The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, which shall be designated Common Stock with a par value of $0.10 per share."; (ii) Article FIFTH shall be deleted in its entirety; and (iii) Article TENTH shall be deleted in its entirety.

        (b) At the Effective Time and without any further action on the part of the Company or Sub, the by-laws of Sub shall be the by-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

    Section 1.5 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time, together with any directors of the Company specified by Parent prior to the Effective Time, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

    Section 1.6 EFFECT ON CAPITAL STOCK. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .915 (the "EXCHANGE RATIO") of a Class A Ordinary Share, par value $0.01 per share, of Parent ("PARENT ORDINARY SHARES"), together with the associated purchase rights (the "PARENT RIGHTS") under the Parent Rights Agreement (as defined in SECTION 4.2) (which together with any cash in lieu of fractional Parent Ordinary Shares paid pursuant to SECTION 2.5 shall be the "MERGER CONSIDERATION"). All Parent Ordinary Shares issued as Merger Consideration shall be validly issued, fully paid and non-assessable. Subject to the terms and conditions of this Agreement, Parent shall take such action as shall be necessary to issue the Parent Ordinary Shares to be received as Merger Consideration and cause them to be registered on its share register in the names of the holders of Company Common Stock submitting Certificates (as defined in SECTION 1.6(B)) in exchange therefor in accordance with the terms hereof.

    (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder (other than Parent, Sub and the Company) of a certificate which, immediately prior to the Effective Time, represented any such shares of Company Common Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration in accordance with ARTICLE II upon the surrender of such Certificate.

    (c) Each share of Company Common Stock issued and owned or held by Parent, Sub or the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no Parent Ordinary Shares or other consideration shall be delivered in exchange therefor.

    (d)Each share of common stock, par value $0.01 per share, of Sub ("SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") as of the Effective Time, and the Surviving Corporation shall become a wholly owned direct or indirect subsidiary of Parent.

    (e) At the Effective Time, each outstanding option to purchase, right to receive or other equity grant whose value is derived from Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the (i) NAC Re Corp. 1989 Stock Option Plan, (ii) NAC Re Corp. 1993 Stock Option Plan, (iii) NAC Re Corp. 1997 Incentive and Capital Accumulation Plan, (iv) Amended and Restated NAC Re Corp. Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN"), (v) Amended and Restated Directors Stock Option Plan and (vi) the NAC Re United Kingdom Option Scheme (collectively, the "COMPANY STOCK PLANS"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (taking into account any acceleration of vesting as a result of the Merger), that number of Parent Ordinary Shares which the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger if such holder had exercised such Company Stock Option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at an exercise price per share equal to (y) the exercise price per share for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio, rounded upwards to the nearest whole cent (a "CONVERTED OPTION"). Notwithstanding the foregoing, in the case of any Company Stock Options to which
Section 421 of the Code applies by reason of their qualification under Section 422 or 423 of the Code, the option price, the number of Parent Ordinary Shares purchasable upon exercise of such Company Stock Option and the terms and conditions of exercise thereof shall be determined in order to comply with
Section 424(a) of the Code. Parent shall take such actions as are necessary for the assumption of the Company Stock Options pursuant to this SECTION 1.6(E), including the reservation, issuance and listing of Parent Ordinary Shares as are necessary to effectuate the transactions contemplated by this SECTION 1.6(E). Parent shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to Parent Ordinary Shares subject to Company Stock Options issued under such Company Stock Plans and shall use its best efforts to have such registration statement declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering the Parent Ordinary Shares issuable upon exercise of such Company Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding.

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

    Section 2.1 EXCHANGE FUND. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company, having net capital of not less than $100,000,000, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Ordinary Shares (and the associated Parent Rights) issuable pursuant to SECTION 1.6(A) in exchange for outstanding shares of Company Common Stock. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to SECTION 2.5 and any dividends and other distributions pursuant to SECTION 2.3. Any cash and certificates representing Parent Ordinary Shares (and the associated Parent Rights) deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

    Section 2.2 EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon due delivery of the Certificates and other required documents to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing one or more Parent Ordinary Shares (and the associated Parent Rights) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to SECTION 1.6(A) (after taking into account all shares of Company Common Stock then held by such holder) and (B) a check in the amount (after giving effect to any required tax withholdings) equal to the cash that such holder has the right to receive pursuant to the provisions of this ARTICLE II, including cash in lieu of any fractional Parent Ordinary Shares pursuant to SECTION 2.5 and any unpaid dividends and other distributions to which such holder is entitled pursuant to
SECTION 2.3, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to SECTION 2.3 or SECTION 2.5. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company prior to the Effective Time, one or more certificates evidencing, in the aggregate, the proper number of Parent Ordinary Shares and a check in the proper amount of cash in lieu of any fractional Parent Ordinary Shares pursuant to SECTION 2.5 and any dividends or other distributions to which such holder is entitled pursuant to
SECTION 2.3 may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the ownership of such shares of Company Common Stock by such transferee and to evidence that any applicable stock transfer taxes have been paid.

    Section 2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED STOCK. No dividends or other distributions declared or made with respect to Parent Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares that such holder would be entitled to receive upon surrender of such Certificate pursuant to the Merger and no cash payment in lieu of fractional Parent Ordinary Shares shall be paid to any such holder pursuant to SECTION 2.5 until such holder shall surrender such Certificate in accordance with SECTION 2.2. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to such holder, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Parent Ordinary Shares to which such holder is entitled pursuant to SECTION 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Ordinary Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Ordinary Shares.

    Section 2.4 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Parent Ordinary Shares issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of ARTICLE I and this ARTICLE II (including any stock dividends or cash paid pursuant to SECTION 2.3 or cash paid pursuant to SECTION 2.5) shall be issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

    Section 2.5 NO FRACTIONAL PARENT ORDINARY SHARES. (a) No certificates or scrip representing fractional Parent Ordinary Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of Parent Ordinary Shares.

    (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Ordinary Share (after taking into account all Certificates delivered by such holder) shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Parent Ordinary Share and (ii) the average closing price of the Parent Ordinary Shares on the New York Stock Exchange, Inc. (the "NYSE"), as reported on the NYSE Composite Tape for the 20 trading days prior to and ending on the trading day immediately preceding the Closing Date (the "AVERAGE PRICE"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

    Section 2.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for 12 months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to Parent for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to SECTION 1.7 and SECTION 2.2, including any cash in lieu of fractional Parent Ordinary Shares to which such holders are entitled pursuant to SECTION 2.5, and any dividends or distributions with respect to Parent Ordinary Shares to which such holders are entitled pursuant to SECTION 2.3, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in SECTION 3.4) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

    Section 2.7 NO LIABILITY. None of Parent, Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or any cash in respect of dividends or other distributions from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

    Section 2.9 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby (including any cash in lieu of fractional Parent Ordinary Shares), and any unpaid dividends and distributions on Parent Ordinary Shares deliverable in respect thereof, pursuant to this Agreement.

    Section 2.10 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other provision of applicable law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

    Section 2.11 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Parent or in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent or the Surviving Corporation as a result of, or in connection with, the Merger.

    Section 2.12 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the shares of Company Common Stock formerly represented thereby, except the right to receive the Merger Consideration and as otherwise provided herein. Subject to SECTIONS
2.6 and 2.7, on or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby (including any cash in lieu of fractional Parent Ordinary Shares to which the holders thereof are entitled pursuant to SECTION 2.5) and shall represent the right to receive dividends or other distributions to which the holders thereof are entitled pursuant to SECTION 2.3.

    Section 2.13 CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding Parent Ordinary Shares shall have been changed into a different number of shares or different class of stock by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide the holders of Company Common Stock the same economic effect, voting rights and other terms and designations as contemplated by this Agreement prior to any such event.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent that:

    Section 3.1  CORPORATION; ORGANIZATION.

    (a) Each of the Company and its subsidiaries is a corporation or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its subsidiaries (i) is qualified, licensed or domesticated in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated, or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has furnished to Parent complete and correct copies of its certificate of incorporation and by-laws as in effect on the date hereof. Such certificate of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. When used in connection with any person or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, either individually or in the aggregate with all other changes or effects, (i) is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), financial condition or results of operations of such person and its subsidiaries taken as a whole, or (ii) could reasonably be expected to materially impair the ability of such person to consummate the Merger and to perform its other obligations hereunder and under the Stock Option Agreement on a timely basis.

    (b) SECTION 3.1(B) of the letter, dated as of the date hereof, from the Company to Parent regarding certain matters related to this Agreement (the "COMPANY DISCLOSURE LETTER"), sets forth the name of each material subsidiary of the Company, the jurisdiction of its incorporation and whether it is an insurance company (such insurance companies collectively, the "COMPANY INSURANCE SUBSIDIARIES"). None of the Company Insurance Subsidiaries is deemed to be "commercially domiciled" in any other jurisdiction other than as set forth therein. Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company or, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company or, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized (which jurisdictions are listed in SECTION 3.1(B) of the Company Disclosure Letter), and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business currently written by it, except, in any such case, where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in SECTION 3.1(B) of the Company Disclosure Letter, there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would, individually or in the aggregate, reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. The Company has made all required filings under applicable insurance holding company statutes except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

    Section 3.2 CAPITAL STRUCTURE. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share ("PREFERRED STOCK"). As of the date hereof, (i) 18,417,966 shares of Company Common Stock were issued and outstanding, (ii) 3,617,064 shares of Company Common Stock were held in the treasury of the Company, (iii) options to acquire an aggregate of 2,619,515 shares of Company Common Stock were outstanding pursuant to Company Stock Options, including stock appreciation rights, performance units and stock units,
(iv) 49,703 shares of Company Common Stock were reserved for issuance under the Stock Purchase Plan, (v) no shares of preferred stock were issued and outstanding and (vi) 277,500 shares of Series A Junior Preferred Stock were authorized and reserved for issuance upon the exercise of the Company Rights. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SECTION 3.2(A) of the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("VOTING DEBT") of the Company or any of its subsidiaries issued and outstanding. SECTION 3.2(A) of the Company Disclosure Letter sets forth, with respect to each plan, arrangement or agreement set forth in SECTION 3.8(A) of the Company Disclosure Letter pursuant to which options or stock appreciation rights may be granted or under which such options or stock appreciation rights have been granted and are outstanding, in the aggregate by plan, arrangement or agreement the number of options and stock appreciation rights outstanding, their grant price, the date such options or rights were granted and the number of shares of Company Common Stock reserved for issuance pursuant to the plan, arrangement or agreement (such options and rights being herein collectively referred to as the "COMPANY OPTIONS"), a description of the exercise or purchase prices, vesting schedules, expiration dates and numbers of shares of Company Common Stock subject to each such Company Option, together with a listing of all Company Options which by their terms shall vest and the time at which they will vest as a result of the Merger and the other transactions contemplated hereby. Except as set forth above, as set forth in
SECTION 3.2(A) of the Company Disclosure Letter, for the Company Rights and for the transactions contemplated by this Agreement and the Stock Option Agreement,
(i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing (A) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries, (B) securities convertible into or exchangeable for such shares or equity interests or (C) obligations of the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

    (b) Except as set forth in SECTION 3.2(B) of the Company Disclosure Letter, all of the outstanding shares of capital stock of each of the Company's material subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either Company or one of its subsidiaries free and clear of all Liens.

    (c) There are no voting trusts or other agreements or understandings to which the Company or any of its material subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its material subsidiaries. None of the Company or its material subsidiaries is a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire shares of capital stock of the Company or any of its material subsidiaries, whether as a result of the transactions contemplated by this Agreement or otherwise.

    (d) Except as described in SECTION 3.2(D) of the Company Disclosure Letter or as specifically described in this Agreement or the Stock Option Agreement, since September 30, 1998, the Company has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company other than pursuant to and as required by the terms of any Company Option; (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company; or (iii) other than its regular quarterly cash dividend of $0.09 per share, declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

    Section 3.3  CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY
ACTION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and, subject to obtaining the necessary approval of its stockholders as contemplated by SECTION 5.2(B) with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by SECTION 5.2(B) with respect to the Merger, no other corporate action or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and, assuming this Agreement and the Stock Option Agreement constitute valid and binding obligations of Parent and Sub, as applicable, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors (in each case by a unanimous vote of all the directors in office at such time) for the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement, including, but not limited to, (i) having determined that this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, taken together, are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) having resolved to recommend that the holders of the shares of Company Common Stock adopt this Agreement and approve the Merger and (iii) having taken all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement and the Stock Option Agreement. The affirmative vote in favor of the adoption of this Agreement by stockholders holding a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the Merger. No vote of the stockholders of the Company is required to approve the Stock Option Agreement.

    Section 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as set forth in
SECTION 3.4 of the Company Disclosure Letter and for all filings, permits, authorizations, consents and approvals as may be required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), state securities or "blue sky" laws, state takeover laws, state and foreign insurance regulatory laws and commissions, including Lloyd's of London and the U.K. Treasury Department, and for the approval of this Agreement by the Company's stockholders and the filing and recordation of this Agreement or the Certificate of Merger as required by the DGCL, neither the execution, delivery or performance of this Agreement or the Stock Option Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will
(i) result in any breach or violation of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any United States or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, body, commission or agency, including the Corporation of Lloyd's (a "GOVERNMENTAL ENTITY"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect with respect to the Company,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or increase in the rate of interest) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "COMPANY AGREEMENT") or result in the creation of a Lien upon any of the properties or assets of the Company or any of its subsidiaries or (iv) violate any order, writ, injunction, judgment, decree, statute, rule, regulation or law ("LAW") applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(iii) and (iv) for violations, breaches, defaults, or rights of termination, amendment, cancellation or acceleration or Liens, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

    Section 3.5 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 1996 (the "COMPANY SEC DOCUMENTS"), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT") and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Company SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents filed prior to the date hereof and the audited consolidated financial statements of the Company (including any related notes thereto) to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been prepared in accordance with United States generally accepted accounting principles, (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

    (c) Except to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at September 30, 1998 included in the Company SEC Documents (the "LATEST BALANCE SHEET"), or in the notes thereto, neither the Company nor any of its subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due) which would be required to be reflected on a balance sheet or in the notes thereto in accordance with United States generally accepted accounting principles, and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1998, and liabilities incurred pursuant to the terms of or as contemplated by this Agreement, the Stock Option Agreement and the Merger, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

    (d) Each Company Insurance Subsidiary has filed during the three years ended December 31, 1998, all annual and quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each Annual Statement filed by any Company Insurance Subsidiary with the insurance regulator in its state of domicile for the three years ended December 31, 1997 (each a "COMPANY ANNUAL STATEMENT"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and each Quarterly Statement so filed for the quarterly periods ended after January 1, 1998 (each a "COMPANY QUARTERLY STATEMENT") were prepared in conformity with the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the applicable state or other jurisdiction of domicile ("SAP") applied on a consistent basis, and present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Company Insurance Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such subsidiary for each of the periods then ended. No deficiencies or violations have been asserted by any insurance regulator with respect to the foregoing Company Annual Statements and Company Quarterly Statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator.

    Section 3.6 ABSENCE OF CERTAIN CHANGES. Since September 30, 1998, there has not occurred any event, change, circumstance, condition or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, in the aggregate, a Material Adverse Effect with respect to the Company. Since September 30, 1998, the Company and its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice.

    Section 3.7 INFORMATION SUPPLIED. None of the information supplied by the Company for inclusion in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Ordinary Shares in the Merger (such Form S-4, as amended or supplemented, is herein referred to as the "FORM S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in SECTION 5.2(B)) (such proxy statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT/PROSPECTUS") will, at the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or contain any statements which at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders Meeting which has become false or misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied in writing by Parent specifically for inclusion or incorporation in the Form S-4 or the Proxy Statement/Prospectus.

    Section 3.8 EMPLOYEE BENEFIT PLANS. (a) SECTION 3.8(A) of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of Section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements and programs, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether oral or written, under which any employee or former employee of the Company or its subsidiaries has any present or future right to benefits or under which the Company or its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS".

    (b) Except as disclosed in SECTION 3.8(B) of the Company Disclosure Letter, no Company Plan (i) is a multiemployer plan within the meaning of Section 3(37) of ERISA (and neither the Company nor any of its subsidiaries has, at any time, contributed to nor had an obligation to contribute to any such multiemployer plan) or (ii) is an "employee pension plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA.

    (c) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) the most recent summary plan description and other written communications (or a description of any oral communications) by the Company or its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years
(A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports (excluding valuation information regarding the individuals set forth on SECTION 3.8(C) of the Company Disclosure Letter) and
(D) attorneys' responses to auditor's request for information.

    (d) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified, to the knowledge of the Company, and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or its subsidiaries, either directly or by reason of their affiliation with any member of their "CONTROLLED GROUP" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof;
(v) no non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits and neither the Company nor its subsidiaries have any obligations to provide any retiree welfare benefits (except to the extent retirees are entitled to benefits pursuant to Section 601 ET SEQ. of ERISA); and (vii) except as set forth in
SECTION 3.8(D) of the Company Disclosure Letter, all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or its subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

    (e) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (ii) to the knowledge of the Company, no facts or circumstances exist that would give rise to any such actions, suits or claims.

    (f) Except as set forth in SECTION 3.8(F) of the Company Disclosure Letter, the consummation of the Merger and other transactions contemplated by this Agreement will not (i) entitle any employee or director of the Company to severance pay, (ii) result in the payment to any present or former employee of the Company or its subsidiaries of any money or other property or accelerate the time of payment or vesting, or (iii) increase the amount payable or provide any other rights or benefits to any present or former employee of the Company or its subsidiaries, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

    Section 3.9 COMPLIANCE. Neither the Company nor any of its subsidiaries is in default or violation of (and no event has occurred which with notice or lapse of time or both would constitute a default or violation of) (i) its certificate of incorporation or by-laws or other governing document, (ii) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets is bound or affected, or (iii) any Company Agreement, except in the case of clauses (ii) and (iii) for any such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company and its subsidiaries have and are in compliance with all licenses, permits, and other authorizations, domestic or foreign, necessary to conduct their respective businesses, except where the failure to have or comply with such licenses, permits and authorizations would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

    Section 3.10 MATERIAL CONTRACTS. Except as set forth in SECTION 3.10 of the Company Disclosure Letter:

    (a) All of the material contracts of the Company and its subsidiaries that are required to be described in the Company SEC Documents or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto and are in full force and effect.

    (b) Neither the Company nor any of its subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business in any geographical area or (iii) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its subsidiaries.

    (c) Subject to obtaining the consents referred to in SECTION 3.4 and except as set forth in Section 3.8(f) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change upon the consummation of the Merger, except for any such contract, agreement or arrangement which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

    Section 3.11 ABSENCE OF LITIGATION. There is no claim, suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. There are no pending or, to the knowledge of the Company, threatened claims for indemnification by the Company in favor of directors, officers, employees and agents of the Company.

    Section 3.12 TAX MATTERS. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed or caused to be timely filed all Tax Returns required to be filed by it in the manner provided by law and has paid or reserved for (in accordance with United States generally accepted accounting principles), all amounts of Taxes (including interest and penalties) whether or not shown to be due and owing on such Tax Returns for all taxable years for periods (or portions thereof) ending on or prior to the Effective Time unless such failure would not have a Material Adverse Effect with respect to the Company. All such Tax Returns were true, correct and complete in all material respects. Except as has been disclosed in
SECTION 3.12 of the Company Disclosure Letter: (i) no claim for any material amount of unpaid Taxes has been proposed in writing against the Company or any of its subsidiaries or, to the best knowledge of the Company, has become a Lien of any kind against the property of the Company or any of its subsidiaries (except for statutory Liens for current Taxes not yet due and payable) or is being asserted in writing against the Company or any of its subsidiaries (other than in each case claims or assertions for which adequate reserves have been established in the Latest Balance Sheet and which are being contested in good faith); (ii) as of the date hereof no audit of any material Tax Return of the Company or any of its subsidiaries is being conducted by any Tax authority, no material audit or other proceeding by any Tax authority has formally commenced and there is no material claim or assessment pending, and, to the knowledge of the Company, no written notice has been given to the Company and its subsidiaries that such an audit or other proceeding is pending with respect to any material amount of Taxes due from or with respect to the Company and its subsidiaries or any material Tax Return filed by or with respect to the Company and its subsidiaries; (iii) no extension or waiver of the statute of limitations on the assessment of any material amount of Taxes has been granted by the Company or any of its subsidiaries and is currently in effect and no power of attorney granted by or with respect to the Company and its subsidiaries relating to any material amount of Taxes is currently in force; (iv) neither the Company nor its subsidiaries is a party to or bound by, and does not have any obligation under, any material Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person; and (v) none of the Company nor any of its subsidiaries has been a member of an affiliated group (other than the group to which it is currently a member) filing a consolidated federal income Tax Return. As used herein, the term "TAX" or "TAXES" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

    Section 3.13 TITLE TO PROPERTIES; LEASES. The Company has good and marketable title to, and is the lawful owner of, or has the right to use pursuant to a license or otherwise, all of the tangible and intangible assets, properties and rights reflected in the Latest Balance Sheet or acquired since the date of the Latest Balance Sheet, free and clear of all Liens and material defects in title, in each case except where the failure to have title, be the owner or have the right to use would not reasonably be expected to interfere in any material respect with the conduct of the business of the Company as currently conducted. The Company has provided Parent with a copy or an accurate summary of the material terms of all material real property and personal property leases of the Company. All such leases are valid, binding and enforceable against the Company (and, to the knowledge of the Company, each other party thereto) in accordance with their respective terms, and there does not exist under any lease of real property or personal property any material defect in title or any event which, with notice or lapse of time or both, would constitute a material default by the Company or, to the knowledge of the Company, by any other party thereto.

    Section 3.14 INTELLECTUAL PROPERTY. The Company owns or possesses, or has all necessary rights to use, all patents, patent rights, licenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY") necessary to conduct its business as conducted and proposed to be conducted except to the extent that the failure of the Company to own or have such rights and licenses in such Intellectual Property would not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has not received any notice of, and is not aware of any fact or circumstance that would give any person a right to assert, any infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by the Company with respect to any of the foregoing which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company. To the best knowledge of the Company, the use of such Intellectual Property to conduct the business and operations of the Company as conducted or proposed to be conducted does not infringe on the rights of any person in any case where such infringement would reasonably be expected to have a Material Adverse Effect with respect to the Company. To the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company. Except as set forth in SECTION 3.13 of the Company Disclosure Letter, neither the execution of this Agreement or the Stock Option Agreement nor the consummation of the transactions contemplated hereby or thereby will result in a loss of or limitation in the rights and licenses of the Company to use or enjoy the benefit of any Intellectual Property employed by the Company in connection with its business as conducted or proposed to be conducted where such loss or limitation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company.

    Section 3.15 INSURANCE MATTERS. (a) Except as otherwise would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect with respect to the Company, all policies, binders, slips, treaties, certificates, annuity contracts and participation agreements and other agreements of insurance or reinsurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) (the "GENERAL INSURANCE CONTRACTS") that are issued by the Company or its subsidiaries and any and all marketing materials are, to the extent required under applicable Law, on forms approved by applicable insurance or reinsurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance or reinsurance statutes, regulations and rules applicable thereto and, as to premium rates established by the Company or any subsidiary which are required to be filed with or approved by insurance or reinsurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects and such premiums comply in all material respects with the insurance or reinsurance statutes, regulations and rules applicable thereto.

    (b) Each reinsurance and coinsurance treaty or agreement, including retrocessional agreements, to which the Company or any of its subsidiaries is a party, under which the Company or any of its subsidiaries has any existing rights, duties, obligations or liabilities or which is otherwise applicable to the Company or any of its subsidiaries, assuming its due authorization, execution and delivery by the other party or parties thereto, is valid and binding in all material respects in accordance with its terms and is in full force and effect, except for such treaties or agreements the failure to be valid and binding or in full force and effect of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. No party to any such treaty or agreement has given notice to the Company or any of its subsidiaries that it intends to terminate or cancel any such treaty or agreement as a result of the Merger or the contemplated operations of the Company or its subsidiaries after the Merger is consummated, which termination or cancellation would have a Material Adverse Effect with respect to the Company. Any subsidiary of the Company that has ceded reinsurance pursuant to any such treaty or agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such treaty or agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of such Company's loss reserves and (ii) pursuant to United States generally accepted accounting principles, as a reinsurance recoverable asset. The Company has no unrecoverable reinsurance balances, other than as fully reserved on the Latest Balance Sheet or specified in SECTION 3.15 of the Company Disclosure Letter.

    (c) The Company has not received any written notice that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with it or any of its subsidiaries is so impaired as to result in a default thereunder, except to the extent that adequate reserves in respect of any such default are reflected on the Latest Balance Sheet.

    (d) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "COMPANY ACTUARIAL ANALYSES"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.

    (e) As of the date hereof, the Company has no reason to believe that any rating presently held by the Company or any of its subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

    Section 3.16 LIABILITIES AND RESERVES. (a) Except for instances where the failure of any of the following statements to be true would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, (i) the reserves carried on the statutory financial statements of each Company Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements, in compliance with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Insurance Subsidiary and each other jurisdiction where it is regulated or (as the case may be) by the Corporation of Lloyd's, were determined in accordance with SAP and with generally accepted actuarial standards, assumptions and principles consistently applied, and were fairly stated in accordance with sound actuarial and statutory accounting principles; (ii) such reserves were, in the reasonable judgment of the Company, adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such financial statements; and (iii) the statutory surplus of each Company Insurance Subsidiary as determined under applicable laws or under the Lloyd's regulations are in an amount at least equal to the minimum amounts required by applicable laws or regulations.

    (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance and reinsurance industry, to the best knowledge of the Company and its subsidiaries, no claim or assessment is pending or threatened against any subsidiary which is peculiar or unique to such subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

    Section 3.17 ENVIRONMENTAL LAWS. Except to the extent that any inaccuracy in any of the following representations, individually or in the aggregate with any other inaccuracy under the respective following representations, would not reasonably be expected to have a Material Adverse Effect with respect to the Company, (a) each of the Company and each of its subsidiaries is in compliance with all Environmental Laws applicable to the properties, assets or businesses of the Company and its subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws;
(b) none of the Company and its subsidiaries has received any Environmental Claim, and none of the Company and its subsidiaries is aware after reasonable inquiry of any threatened Environmental Claim or of any Environmental Claim pending or threatened against any entity for which the Company or any of its subsidiaries may be responsible; (c) none of the Company and its subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws; (d) there are no present or, to the best knowledge of the Company, past events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to result in liability to the Company or any of its subsidiaries under Environmental Laws, prevent, or reasonably be expected to increase the burden on the Company or any of its subsidiaries of, complying with Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; (e) there are and, to the best knowledge of the Company, there have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any of its subsidiaries now or, to the best knowledge of the Company, in the past that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Law; and (f) the Company has provided to Parent all Environmental Reports in the possession or control of the Company or any of its subsidiaries. For purposes of this Agreement, the following terms shall have the following meanings:

        "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or
    (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws; PROVIDED, HOWEVER, that the term "Environmental Claim" shall not include any such claim, demand, action, suit, complaint, proceeding or other communication under an insurance or reinsurance policy issued by the Company.

        "ENVIRONMENTAL LAWS" means all applicable statutes, rules, regulations, ordinances, orders, decrees and common law, in each case of any Governmental Entity, as they exist at the date hereof, relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

        "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations required for the Company and its subsidiaries and the operations of the Company's and its subsidiaries' facilities to conduct its business under Environmental Laws.

        "ENVIRONMENTAL REPORT" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law that may affect the Company or any of its subsidiaries.

        "HAZARDOUS MATERIALS" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

    Section 3.18 INVESTMENT COMPANY. Neither the Company nor any of its subsidiaries is an "investment company" as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), and neither the Company nor any of its subsidiaries sponsors any person that is such an investment company.

    Section 3.19 YEAR 2000. The Company is in the process of reviewing its and its subsidiaries' software and hardware systems that perform critical or important accounting, data processing, data storage, data transmission and report writing functions for the purposes of evaluating the readiness of these systems to function without material interruption on the occurrence of the year 2000 ("Y2K READINESS"). In connection with this process and as described in
SECTION 3.19 of the Company Disclosure Letter, the Company has retained the services of Y2K Readiness consultants to assist the Company in these efforts and has undertaken to obtain assurances from its principal software suppliers and service firms as to the Y2K Readiness of certain critical or important systems obtained from these outside sources or utilized by them in providing critical services to the Company. The Company reasonably believes that all software, hardware and equipment (including microprocessors) that is owned by, or leased or licensed to, the Company or any of its subsidiaries in the operations of its or their respective business will be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000. In the event of a Y2K related failure, the Company will have in place a business contingency plan that will address the continuity of critical business processes into the Year 2000.

    Section 3.20 BROKERS. No broker, finder or investment banker (other than Morgan Stanley, Dean Witter & Co. Incorporated ("MORGAN STANLEY"), CIBC Oppenheimer Corp. and SBC Warburg Dillon Read (collectively, the "COMPANY FINANCIAL ADVISORS")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisors pursuant to which the Company Financial Advisors would be entitled to any payment relating to the transactions contemplated hereby.

    Section 3.21 OPINION OF FINANCIAL ADVISOR. The Company has received an opinion from Morgan Stanley, dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock. A copy of such opinion has been provided to Parent.

    Section 3.22 POOLING OF INTERESTS As of the date of this Agreement, the Company does not know of any reason relating to the Company why the Merger would not qualify as a pooling of interests for financial reporting purposes under United States generally accepted accounting principles.

    Section 3.23 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any law applicable to the Company is applicable to this Agreement, the Stock Option Agreement, the Merger or the other transactions contemplated hereby or thereby. The Company has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement and the Stock Option Agreement from any applicable provisions of the Company's certificate of incorporation or by-laws and from Section 203 of the DGCL.

    Section 3.24 RIGHTS AGREEMENT. (a) Prior to entering into this Agreement, the Company has taken all actions necessary such that, for all purposes under the Rights Agreement, dated, as of June 18, 1998 (the "COMPANY RIGHTS AGREEMENT"), between the Company and American Stock Transfer & Trust Co., Parent shall not be deemed an Acquiring Person (as defined in the Company Rights Agreement), the Distribution Date (as defined in the Company Rights Agreement) shall not be deemed to occur and the Company Rights issuable pursuant to the Company Rights Agreement will not separate from the shares of the Company Common Stock as a result of Parent's entering into this Agreement or the Stock Option Agreement or consummating the Merger or the other transactions contemplated hereby or thereby.

    (b) The Company has taken all necessary action with respect to all of the outstanding Company Rights so that (i) neither Parent, Sub nor any of their respective affiliates shall become an "Acquiring Person" thereunder as a result of the execution and delivery of this Agreement and the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby and (ii) no holder of Company Rights shall be entitled to exercise such Company Rights or shall be entitled to any rights or benefits pursuant to the Company Rights Agreement as a result of the execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby.

    Section 3.25 EMPLOYEES. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. Since January 1, 1996, neither the Company nor any of its subsidiaries has had any employee strikes, work stoppages, slowdowns or lockouts or received any requests for certifications of bargaining units or any other requests for collective bargaining. Except as set forth in SECTION 3.25 of the Company Disclosure Letter, there is no unfair labor practice, employment discrimination or other complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub represent and warrant to the Company as follows:

    Section 4.1 ORGANIZATION. (a) Each of Parent and Sub is a corporation or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Parent and its subsidiaries (i) is qualified, licensed or domesticated in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated, or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has furnished to the Company complete and correct copies of its memorandum and articles of association and Sub's certificate of incorporation and by-laws as in effect on the date hereof. Such documents are in full force and effect and no other organizational documents are applicable to or binding upon Parent or Sub.

    (b) Each material subsidiary of Parent that is an insurance company (a "PARENT INSURANCE SUBSIDIARY") has filed during the three years ended December 31, 1998, all financial statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each annual statement filed by any Parent Insurance Subsidiary with the insurance regulator in its jurisdiction of domicile for the three years ended November 30, 1997 (each a "PARENT ANNUAL STATEMENT"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and any Quarterly Statement so filed for the quarterly periods ended after December 31, 1998 (each a "PARENT QUARTERLY STATEMENT") were prepared in conformity with SAP applied on a consistent basis, and present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Parent Insurance Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such subsidiary for each of the periods then ended. No deficiencies or violations have been asserted by any insurance regulator with respect to the foregoing Parent Annual Statements and Parent Quarterly Statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator.

    Section 4.2 CAPITAL STRUCTURE. (a) As of the date hereof, the authorized share capital of Parent is $9,999,900 comprised of 999,990,000 ordinary shares with a par value of $0.01 per share. As of February 1, 1999, (i) 109,013,614 Parent Ordinary Shares were issued and outstanding (excluding 509,700 Parent Ordinary Shares held in treasury, which for purposes of Cayman Islands law are deemed to be cancelled), (ii) 3,115,873 Non-Voting Common Shares, par value $0.01 per share were issued and outstanding and (iii) additional Parent Ordinary Shares were reserved for issuance upon the exercise of the Parent Rights distributed to the holders of Parent Ordinary Shares pursuant to the Rights Agreement dated as of December 1, 1996 (the "PARENT RIGHTS AGREEMENT"), between Parent and Mellon Securities Trust Company. All the outstanding shares of Parent's share capital are duly authorized, validly issued, fully paid and non-assessable. The Parent Ordinary Shares to be issued in the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable and not subject to preemptive rights.

    (b) Except as set forth in Section 4.2(b) of the Parent Disclosure Letter, all of the outstanding shares of capital stock of each of Parent's material subsidiaries are beneficially owned by Parent, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either Parent or one of its material subsidiaries free and clear of all Liens.

    (c) Except as set forth in SECTION 4.2(C) of the letter, dated as of the date hereof, from Parent to the Company regarding certain matters related to this Agreement (the "PARENT DISCLOSURE LETTER"), there are no voting trusts or other agreements or understandings to which Parent or any of its material subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its material subsidiaries. None of Parent or its material subsidiaries is a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire shares of capital stock of Parent or any of its subsidiaries, whether as a result of the transactions contemplated by this Agreement or otherwise.

    Section 4.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by their respective boards of directors, and no other corporate action or proceedings on the part of Parent or Sub are necessary to authorize the execution and delivery by Parent or Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    (b) The Boards of Directors of each of Parent and Sub have duly and validly approved and taken all corporate action required to be taken by each of them for the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement, including having determined that this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of Parent. No vote of the shareholders of Parent is required to approve the Merger or the issuance of Parent Ordinary Shares in the Merger under applicable Law.

    Section 4.4 NO PRIOR ACTIVITIES. Sub has not incurred, directly or indirectly, any liabilities or obligations, and has acquired no assets of any kind, except those incurred or acquired in connection with its incorporation or with the negotiation of this Agreement and the consummation of transactions contemplated hereby. Sub has been formed solely to facilitate the transactions contemplated in this Agreement and has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any Agreement or arrangement with any person or entity, and is not subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated thereby.

    Section 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, the HSR Act, state securities or "blue sky" laws, state takeover laws, state and foreign insurance regulatory laws and commissions, and for the filing or recordation of this Agreement or the Certificate of Merger as required by the DGCL, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) result in any breach or violation of any provision of the memorandum or articles of association or similar organizational documents of Parent or any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect with respect to Parent, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or increase in the rate of interest) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which or any of their properties or assets may be bound (a "PARENT AGREEMENT") or result in the creation of a Lien upon any of the properties or assets of Parent or (iv) violate any Law applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches, defaults, or rights of termination, amendment, cancellation or acceleration, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent.

    Section 4.6 SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 1996 (the "PARENT SEC DOCUMENTS"), each of which complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No subsidiary of Parent is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Parent SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Each of the audited and unaudited consolidated financial statements of Parent (including any related notes thereto) included in the Parent SEC Documents filed prior to the date hereof and the audited consolidated financial statements of Parent (including any related notes thereto) to be included in Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of Parent and its subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

    (c) Except to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries at August 31, 1998 included in the Parent SEC Documents (the "LATEST PARENT BALANCE SHEET"), or in the notes thereto, neither Parent nor any of its subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due) which would be required to be reflected on a balance sheet or in the notes thereto in accordance with United States generally accepted accounting principles, and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since August 31, 1998, and liabilities incurred pursuant to the terms of or as contemplated by this Agreement, the Stock Option Agreement and Merger, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent.

    Section 4.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in SECTION 4.7 of the Parent Disclosure Letter, since August 31, 1998 there has not occurred any event, change, circumstance, condition or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, in the aggregate, a Material Adverse Effect with respect to Parent.

    Section 4.8 INFORMATION SUPPLIED. None of the information supplied by Parent or Sub for inclusion in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or contain any statements which at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Stockholders Meeting which has become false or misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by Parent with respect to statements made or incorporated by reference in the Form S-4 based on information supplied in writing by the Company specifically for inclusion or incorporation in the Form S-4.

    Section 4.9 COMPLIANCE. Neither Parent nor Sub is in default or violation of (and no event has occurred which with notice or lapse of time or both would constitute a default or violation of) (i) its memorandum or articles of association, certificate of incorporation or by-laws or other governing document, (ii) any Law applicable to Parent or any of its subsidiaries or by which any of their respective properties or assets is bound or affected, or
(iii) any Parent Agreement, except in the case of clauses (ii) and (iii) for any such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent and its subsidiaries have and are in compliance with all licenses, permits, and other authorizations, domestic or foreign, necessary to conduct their respective businesses, except where the failure to have or comply with such licenses, permits and authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent.

    Section 4.10 ABSENCE OF LITIGATION. There is no claim, suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to Parent or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. Neither Parent nor any of its subsidiaries nor any property or asset of Parent or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent. Except as set forth in SECTION 4.10 of the Parent Disclosure Letter, there are no pending or, to the knowledge of Parent, threatened claims for indemnification by Parent in favor of directors, officers, employees and agents of Parent.

    Section 4.11 BROKERS. No broker, finder or investment banker (other than Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") and Wasserstein Perella & Co. Inc. ("WASSERSTEIN PERELLA" and, together with DLJ, the "PARENT FINANCIAL ADVISORS")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. Parent has furnished to the Company a complete and correct copy of all agreements between Parent and each of the Parent Financial Advisors pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

    Section 4.12 POOLING OF INTERESTS. As of the date of this Agreement, neither Parent nor Sub knows of any reason relating to Parent or Sub why the Merger would not qualify as a pooling of interests for financial reporting purposes under United States generally accepted accounting principles.

    Section 4.13 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Parent has received opinions from each of DLJ and Wasserstein Perella, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Company. Copies of such opinions have been provided to the Company.

    Section 4.14 INVESTMENT COMPANY. Neither Parent nor any of its subsidiaries is an "investment company" as defined under the 1940 Act and neither Parent nor any of its subsidiaries sponsors any person that is such an investment company.

    Section 4.15 INSURANCE MATTERS. (a) Except as otherwise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent, General Insurance Contracts that are issued by Parent or its subsidiaries and any and all marketing materials are, to the extent required under applicable Law, on forms approved by applicable insurance or reinsurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance or reinsurance statutes, regulations and rules applicable thereto and, as to premium rates established by Parent or any subsidiary which are required to be filed with or approved by insurance or reinsurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects and such premiums comply in all material respects with the insurance or reinsurance statutes, regulations and rules applicable thereto.

    (b) Each reinsurance and coinsurance treaty or agreement, including retrocessional agreements, to which Parent or any of its subsidiaries is a party, under which Parent or any of its subsidiaries has any existing rights, duties, obligations or liabilities or which is otherwise applicable to Parent or any of its subsidiaries, assuming its due authorization, execution and delivery by the other party or parties thereto, is valid and binding in all material respects in accordance with its terms and is in full force and effect, except for such treaties or agreements the failure to be valid and binding or in full force and effect of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent. No party to any such treaty or agreement has given notice to Parent or any of its subsidiaries that it intends to terminate or cancel any such treaty or agreement as a result of the Merger or the contemplated operations of Parent or its subsidiaries after the Merger is consummated, which termination or cancellation would have a Material Adverse Effect with respect to Parent. Any subsidiary of Parent that has ceded reinsurance pursuant to any such treaty or agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such treaty or agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of Parent's loss reserves and (ii) pursuant to United States generally accepted accounting principles, as a reinsurance recoverable asset. Parent has no unrecoverable reinsurance balances which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Parent, other than as fully reserved on the Latest Parent Balance Sheet.

    (c) Parent has not received any written notice that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with it or any of its subsidiaries is so impaired as to result in a default thereunder, except to the extent that adequate reserves in respect of any such default are reflected on the Latest Parent Balance Sheet.

    (d) Prior to the date hereof, Parent has delivered or made available to the Company a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Parent or any Parent Insurance Subsidiary since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "PARENT ACTUARIAL ANALYSES"). The information and data furnished by Parent or any Parent Insurance Subsidiary to its independent actuaries in connection with the preparation of the Parent Actuarial Analyses were accurate in all material respects.

    (e) As of the date hereof, Parent has no reason to believe that any rating presently held by Parent or any of its subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

    Section 4.16 EMPLOYEE BENEFIT PLANS. (a) SECTION 4.16(A) of the Parent Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to ERISA. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "PARENT PLANS".

    (b) (i) Each Parent Plan has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with applicable Law and (ii) no event has occurred and no condition exists that would subject Parent or its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the
Code), to any material tax, fine, lien, penalty or other liability imposed by applicable Law.

    Section 4.17 NYSE LISTING. Parent does not know of any reason why the Parent Ordinary Shares to be issued in the Merger and upon the exercise of Converted Stock Options would not be approved for listing on the NYSE.

    Section 4.18 YEAR 2000. Parent is in the process of reviewing its and its subsidiaries' software and hardware systems that perform critical or important accounting, data processing, data storage, data transmission and report writing functions for the purposes of evaluating its Y2K Readiness. In connection with this process, Parent has undertaken to obtain assurances from its principal software suppliers and service firms as to the Y2K Readiness of certain critical or important systems obtained from these outside sources or utilized by them in providing critical services to Parent. Parent reasonably believes that all software, hardware and equipment (including microprocessors) that is owned by, or leased or licensed by or to, Parent or any of its subsidiaries in the operations of its or their respective business will be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any material interruption caused by the occurrence of the year 2000. In the event of a Y2K related failure, Parent will have in place a business contingency plan that will address the continuity of critical business processes into the Year 2000.

                                   ARTICLE V
                                   COVENANTS

    Section 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as expressly contemplated by this Agreement, in SECTION 5.1 of the Company Disclosure Letter or as consented to in writing by Parent (in its sole discretion), during the period from the date of this Agreement to the Effective Time, the Company will, and will cause its subsidiaries to, conduct their operations, including their investment practices and policies, only in, and not take any action except in, the ordinary and usual course of business and consistent with past practice, and the Company will, and will cause its subsidiaries to, use its and their best efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain advantageous relationships with customers, retrocessionaires, creditors, licensors, licensees, suppliers, contractors, distributors, business partners and others having business relationships with the Company and its subsidiaries. Without limiting the generality of the foregoing, prior to the Effective Time, the Company will not, and will not permit any of its subsidiaries to without the prior written consent of Parent (which may be withheld in its sole discretion):

    (a) split, combine or reclassify any shares of its capital stock; declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock (other than quarterly cash dividends upon the shares of Company Common Stock in an amount not to exceed $0.09 per share, PROVIDED, HOWEVER, that in the event that the Effective Time does not occur on or prior to July 1, 1999, such amount may be increased in respect of the dividend for the Company's second fiscal quarter and any fiscal quarter thereafter through the termination of the Agreement to $.4026 per share, and dividends paid to the Company by its wholly owned subsidiaries); or directly or indirectly redeem, purchase, repurchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock other than the forfeiture or repurchase of Company Common Stock pursuant to Company Plans in accordance with the terms thereof as in effect on the date hereof;

    (b) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, except as required by the Stock Option Agreement, in accordance with the terms, as in effect on the date hereof, of any Company Options listed in SECTION 3.2 of the Company Disclosure Letter or by agreements as in effect as of the date hereof which are disclosed in SECTION 5.1(B) of the Company Disclosure Letter, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

    (c) (i) incur or assume any debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, (iii) make any loans or advances to any person other than loans or advances of out-of-pocket expenses incurred in connection with Company business, or make any capital contributions to, or, except as otherwise permitted in this SECTION 5.1, investments in, any other person, (iv) pledge or otherwise encumber shares of capital stock of any of its subsidiaries, or (v) mortgage or pledge any of its assets, tangible or intangible, or create any material Lien thereupon other than in the ordinary course of business consistent with past practice;

    (d) except as may be required by Law or as set forth in SECTION 5.1(D) of the Company Disclosure Letter, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other Company Plan; or enter into or amend any employment or severance agreement with, increase in any manner the salary, wages, bonus, commission, or other compensation or benefits of any director or officer of the Company or any of its subsidiaries; or increase in any manner the salary, wages, bonus, commission or other compensation or benefits of any other employee or agent of the Company or any of its subsidiaries except, in the case of employees other than directors or officers of the Company, for salary increases and employee promotions in the ordinary course of business consistent with past practice; or hire employees at the senior vice president level or higher except to fill vacancies; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock options, stock appreciation rights or performance units);

    (e) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or acquisition (including by lease) of any material amount of properties or assets of any other individual or entity except for the purchase of investment securities by Company Insurance Subsidiaries for investment in the ordinary and prudent course of their business consistent with past practice.

    (f) except as expressly required herein, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (iii) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document other than in the ordinary course of business, consistent with past practice;

    (g) amend the certificate of incorporation or by-laws of the Company or any of its material subsidiaries;

    (h) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, recapitalization or other reorganization of the Company or any of its material subsidiaries;

    (i) enter into any new lines of business (whether or not part of the insurance or reinsurance business) (except for the lines of business disclosed in SECTION 5.1(I) of the Company Disclosure Letter), make any material change in its policy forms, investment policies or guidelines or otherwise make material changes to the operation of its business or change its loss reserve methodology;

    (j) release or reverse any existing reserves, including any case reserves or reserves for allocated or unallocated loss adjustment expenses (other than for resolution of claims for which such reserve was established) or any reserves for claims which are incurred but not reported, or recognize any unrecognized gain on investment or other assets other than in the ordinary course of business consistent with the Company's past practice;

    (k) invest any investment securities of the Company in investments which are not rated in one of the four highest categories by a "nationally recognized statistical rating agency" as defined in the rules or regulations of the SEC;

    (l) sell (whether by merger, consolidation or otherwise), lease, encumber, transfer or dispose of any assets (including rights of renewal) other than sales of investment assets in the ordinary course of business consistent with past practice or sales of assets which are not, in the aggregate, material to the Company, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices;

    (m) authorize or make or commit to make any capital expenditures, except for transactions in the ordinary course of business consistent with past practice (but in no event in excess of $500,000 in the aggregate) or pursuant to agreements or commitments entered into by the Company prior to the date hereof and disclosed in SECTION 5.1(M) of the Company Disclosure Letter;

    (n) make any Tax elections, make or change any method of Tax accounting (except as may be required by Law), file any amended Tax Returns, settle or compromise any material Tax liability, or waive or extend the statute of limitations for imposing or assessing any material Taxes;

    (o) pay or agree to pay in settlement or compromise of any suits or claims of liability against the Company, its directors, officers, employees or agents, more than an aggregate of $500,000 for all such suits and claims, unless otherwise reserved against in the Latest Balance Sheet, it being understood that without the prior written consent of Parent, no such settlement or compromise shall be entered into involving non-monetary obligations;

    (p) take any action likely to materially decrease or diminish the assets or net worth of the Company;

    (q) except as may be required as a result of a change in law or in United States generally accepted accounting principles or SAP (in either case, with the written concurrence of the Company's independent accountants), change any of the accounting principles or practices used by it;

    (r) enter into any agreement providing for the acceleration of payment, vesting or performance or other consequence as a result of a change in control of the Company;

    (s) amend, modify or waive any provision of the Company Rights Agreement, or take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the Merger and the transactions contemplated by the Stock Option Agreement;

    (t) permit any material insurance policy or retrocessional agreement naming it as a beneficiary or a loss payable payee to be cancelled or terminated, except in the ordinary course of business consistent with past practice; or

    (u) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in ARTICLE III hereof materially untrue or incorrect.

    Section 5.2 PREPARATION OF FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS; STOCKHOLDERS MEETINGS. (a) Promptly following the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement/Prospectus will be included. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Ordinary Shares in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement/Prospectus and the Form S-4 and advise one another of any oral comments with respect to the Proxy Statement/Prospectus and the Form S-4 received from the SEC. The parties will cooperate in preparing and filing with the SEC any necessary amendment or supplement to the Proxy Statement/ Prospectus or the Form S-4. No amendment or supplement to the Proxy Statement/Prospectus shall be filed without the approval of both parties, which approvals shall not be unreasonably withheld or delayed. The Company will use its best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

    (b) Whether or not the Board of Directors of the Company shall take any action permitted by the third sentence of this 5.2(b), the Company shall cause a meeting of its stockholders (the "STOCKHOLDERS MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall (i) include in the Proxy Statement/Prospectus the recommendation described in SECTION 3.3(B)(II) (the "COMPANY BOARD RECOMMENDATION") and the written opinion of Morgan Stanley, dated the date of this Agreement, to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock and (ii) use its reasonable best efforts to obtain the necessary vote in favor of the adoption of this Agreement by its stockholders. The Board of Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the

Company Board Recommendation (or announce publicly its intention to do so), except that prior to the receipt of the Company Stockholder Approval, the Board of Directors of the Company shall be permitted to withdraw, amend, modify or materially qualify in a manner adverse to Parent the Company Board Recommendation (or publicly announce its intention to do so), upon three business days' prior notice to Parent, but only if (i) the Company has complied with SECTION 5.8, (ii) an unsolicited bona fide written Transaction Proposal with respect to the Company shall have been made after the date of this Agreement by any person other than Parent or its affiliates and such proposal is pending at the time of such action, and (iii) the Board of Directors of the Company shall have concluded in good faith, on the basis of the advice of its outside financial advisors (confirmed in writing to the Board of Directors), that such Transaction Proposal is a Superior Proposal (as defined in SECTION 5.8), and, on the basis of advice of its outside U.S. legal counsel (confirmed in writing to the Board of Directors), that the Board of Directors is required to withdraw, amend or modify the Company Board Recommendation in order to prevent it from breaching its fiduciary duties to the stockholders of the Company under the DGCL.

    Section 5.3 ACCESS TO INFORMATION. (a) The Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, actuaries, financial advisors and other representatives of Parent reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its and its subsidiaries' personnel, offices and other facilities, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its subsidiaries) and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or any insurance regulatory laws and (ii) all other information, including financial and operating data, concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its subsidiaries). Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent, dated December 1, 1998 (the "CONFIDENTIALITY AGREEMENT").

    (b) Parent shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, actuaries, financial advisors and other representatives of the Company reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its and its subsidiaries' personnel, offices and other facilities, and, during such period, Parent shall (and shall cause each of its subsidiaries to) furnish promptly to the Company (i) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or any insurance regulatory laws and
(ii) all other information, including financial and operating data, concerning its business, properties and personnel as the Company may reasonably request (including any Tax Returns or other Tax related information pertaining to Parent and its subsidiaries). The Company will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

    Section 5.4 CONSENTS AND APPROVALS. (a) Each of the Company, Parent and Sub will use its reasonable best efforts to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby, which actions shall include furnishing all information in connection with approvals of or filings with any Governmental Entity, including any schedules or reports required to be filed with the SEC, and including any approvals or filings which are not compulsory but are desirable to obtain in the reasonable opinion of Parent, Sub and the Company, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Sub will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries or necessary in the reasonable opinion of Parent, Sub or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

    (b) The Company and Parent will (i) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement, (ii) comply with any request for additional information received from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (iii) cooperate with each other in connection with filings under the HSR Act and (iv) request early termination of the applicable waiting period.

    (c) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, (i) to cause the conditions to closing set forth in ARTICLE VI to be satisfied, including using its best efforts to satisfy the condition set forth in SECTION 6.1(G), and (ii) otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Parent and the Surviving Corporation shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

    Section 5.5 SUPPLEMENTAL INFORMATION. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all filings, material notices or material communications made by such party with any Governmental Entity (including the SEC or NYSE) in connection with this Agreement or the transactions contemplated hereby.

    Section 5.6 EMPLOYEE MATTERS. (a) For a period of three years following the Effective Time, Parent shall either continue the existing Company Plans or shall provide, or cause the Surviving Corporation to provide, benefits to employees of the Company and its subsidiaries under substitute plans or arrangements ("PARENT BENEFIT PLANS") that are no less favorable in the aggregate to such employees than those provided under such existing Company Plans.

    (b) For purposes of determining eligibility for participation and vesting under any Parent Benefit Plans (but not to the extent it results in any duplication of benefits), employees of the Company and its subsidiaries shall receive service credit for service with the Company and any of its subsidiaries to the same extent such service was granted under the Company Plans.

    (c) Parent shall cause the Surviving Corporation to assume, recognize and give effect to all of the change in control provisions with respect to the severance of employees as set forth in each of the contracts listed in Section 3.8(a) of the Company's Disclosure Letter, in accordance with the terms thereof.

    Section 5.7 LETTERS OF ACCOUNTANTS. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP, Parent shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

    (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with Parent's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, the Company shall provide a representation letter to PricewaterhouseCoopers LLP complying with SAS 72, if then required.

    Section 5.8 NO SOLICITATION. From and after the date hereof, neither the Company nor any of its subsidiaries shall (whether directly or indirectly through its or their officers, directors, agents, representatives, advisors or other intermediaries (collectively, "REPRESENTATIVES")), nor shall the Company or any of its subsidiaries authorize or permit any of its or their Representatives to, (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person relating to, other than the transactions contemplated by this Agreement and the Stock Option Agreement, (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or of 15% or more of any class of equity securities of the Company or any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its material subsidiaries (including through the ownership of securities convertible or exercisable into or exchangeable for equity securities of the Company), (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any of the foregoing, a "TRANSACTION PROPOSAL"), or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company, prior to the receipt of the Company Stockholder Approval, (A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer or (B) from participating in negotiations or discussions with or furnishing information to any person in connection with an unsolicited bona fide Transaction Proposal which is submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement and prior to the Company Stockholder Approval; PROVIDED FURTHER, HOWEVER, that prior to participating in any such discussions or negotiations or furnishing any information, (i) the Company receives from such person an executed confidentiality agreement on terms not less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided for informational purposes only to Parent, and (ii) the Board of Directors of the Company shall have concluded in good faith, based on the advice of its outside financial advisors, that such Transaction Proposal is reasonably likely to be or to result in a Superior Proposal, and based on the written advice of its outside U.S. legal counsel, that participating in such negotiations or discussions or furnishing such information is required in order to prevent the Board of Directors of the Company from breaching its fiduciary duties to its stockholders under the DGCL; and PROVIDED, FURTHER, that the Board of Directors of the Company shall not take any of the foregoing actions unless it provides Parent with contemporaneous notice thereof. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent in writing of the terms and conditions of such proposal and the identity of the person making it. The Company agrees that it will keep Parent informed, on a current basis, of the terms of any such proposals or offers and, to the extent disclosure is not prohibited by the terms of any confidentiality agreement with the party making such Transaction Proposal, the status of any such material discussions or negotiations. The Company agrees to immediately cease and cause its Representatives to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which such party or its subsidiaries is a party. The Company shall ensure that its officers, directors and employees and any investment banker or other Representative retained by it are aware of the restrictions described in this SECTION 5.8. "SUPERIOR PROPOSAL" means any of the transactions described in clause (i), (ii) or (iii) of the definition of Transaction Proposal (with all of the percentages included in the definition of such term raised to 51% for purposes of this definition) with respect to which any required financing is committed or, in the good faith judgment of the Board of Directors of the Company, based on the written advice of its outside financial advisors, is reasonably capable of being financed by the person making the proposal, and with respect to which the Board of Directors of the Company shall have concluded in good faith, based on the written advice of its outside legal counsel and financial advisors, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Transaction Proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's stockholders from a strategic and financial point of view than the transactions contemplated by this Agreement.

    Section 5.9 PUBLICITY. So long as this Agreement is in effect, neither the Company nor Parent nor their affiliates shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without prior approval of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, and in such case shall use all reasonable efforts to consult with the other party prior to such release or announcement being issued.

    Section 5.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company or Parent and Sub, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.11 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. (a) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors and officers of the Company and its subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation and by-laws as in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby) and (ii) ensure that the certificate of incorporation and by-laws of the Surviving Corporation following the Merger shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in the certificate of incorporation and by-laws of the Company, which provisions shall continue in full force and effect and shall not (except as otherwise required by applicable law) be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or immediately prior to the Effective Time were directors, officers, agents or employees of the Company.

    (b) Parent shall cause the Surviving Corporation to maintain in effect for four years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous in any material respect (including with respect to the payment of reasonable attorneys' fees, to the extent so provided) than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) Parent following the Effective Time shall not be required to spend an amount in any year in excess of 150% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent following the Merger, for a cost not exceeding such amount, and (ii) in the sole discretion of Parent (x) such policies may be one or more "tail" policies for all or any portion of the full four-year period or (y) Parent may cause comparable coverage in accordance with the foregoing clauses to be provided under any policy maintained for the benefit of the directors and officers of Parent or any of its subsidiaries.

    (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable best efforts to vigorously defend against it and respond thereto.

    Section 5.12 LISTING OF PARENT ORDINARY SHARES. Parent shall use its best efforts to cause the Parent Ordinary Shares to be issued in the Merger and the Parent Ordinary Shares to be reserved for issuance upon exercise of the Converted Options to be approved for listing on the NYSE, subject to official notice of issuance.

    Section 5.123 RULE 145 AFFILIATES; POOLING LETTERS. No later than 30 days following the date of this Agreement, each of the Company and Parent shall deliver to one another letters identifying all other persons who are at the date of this Agreement or who it is expected that at the time of the Stockholders Meeting may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "RULE 145 AFFILIATES"). The Company and Parent shall each use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to the other party at least 35 days prior to the Closing Date a written agreement in the form attached hereto as Exhibit B or C as applicable.

    Section 5.14 PARENT BOARD OF DIRECTORS. The Board of Directors of Parent shall take such corporate actions as are necessary to provide that, effective at the Effective Time subject to satisfying the qualifications of a Director under Parent's Articles of Association, Ronald L. Bornhuetter and another current non-executive director of the Company selected by Parent prior to the Effective Time, after consultation with the Chief Executive Officer of the Company, shall become members of the Board of Directors of Parent.

    Section 5.15 COORDINATION OF DIVIDENDS. After the date of this Agreement, Parent and the Company will coordinate with each other regarding the declaration of dividends in respect of the Parent Ordinary Shares and the Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Parent Ordinary Shares and shares of Company Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or the Parent Ordinary Shares any such holder receives in exchange therefor in the Merger.

    Section 5.15 POOLING. During the period from the date of this Agreement to the Effective Time, each of Parent, Sub and the Company will not, and will not permit any of their respective subsidiaries to, take any action which (i) would reasonably be expected to prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment under United States generally accepted accounting principles and applicable SEC rules and regulations or (ii) would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Nothing in the foregoing sentence shall preclude Parent from exercising its rights under the Stock Option Agreement.

                                   ARTICLE VI
                                   CONDITIONS

    Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

        (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been received.

        (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing or making illegal the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties hereto shall use their reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.

        (c) HSR AND OTHER APPROVALS. Any waiting period (and any extension thereof) or period for any referral to any body applicable to the Merger under the HSR Act or similar or equivalent statute or statutes in other jurisdictions shall have expired or been terminated.

        (d) FORM S-4. The Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

        (e) NYSE LISTING. The Parent Ordinary Shares to be issued in the Merger and the Parent Ordinary Shares to be reserved for issuance upon the exercise of Converted Stock Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (f) GOVERNMENTAL AND REGULATORY APPROVALS. All regulatory approvals and other actions or approvals by any Governmental Entity required to permit the consummation of the Merger (including those which are not compulsory but are desirable to obtain in the reasonable opinion of Parent, Sub and the Company) (including the insurance regulatory approvals set forth in SECTION 6.1(F) of the Company Disclosure Letter), shall have been obtained (without any terms or conditions to such approvals which would impose material and adverse limitations on the ability of Parent and its subsidiaries (including the Surviving Corporation following the Merger) to conduct their business after the Effective Time, which would require changes to the terms of this Agreement or which would change the consideration payable to stockholders of the Company in the Merger) and such approvals shall be in full force and effect.

        (g) POOLING. The Company shall have received and delivered to Parent and Parent's independent public accountants a letter from its independent public accountants, dated as of the Closing Date, stating that the Company qualifies as a "combining company" in accordance with the criteria set forth in Opinion 16 of the Accounting Principles Board and accordingly is a poolable entity. Parent shall have received and delivered to the Company a letter from its independent public accountants, dated as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement. Notwithstanding the foregoing, the satisfaction of this SECTION 6.1(G) shall not be a condition to the obligations of a party to effect the Merger if the failure to satisfy this condition results from any action taken or agreed to be taken by or on behalf of such party.

    Section 6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company qualified as to materiality shall be true and accurate (and those not so qualified shall be true and accurate in all material respects) as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate (or true and accurate in all material respects) as of such date or with respect to such period. Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

        (b) PERFORMANCE OF OBLIGATIONS. The Company and its subsidiaries shall have performed or complied with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date that are not so qualified, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

        (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any event, change, circumstance, condition or effect that shall have caused, or shall be reasonably likely to cause, a Material Adverse Effect with respect to the Company.

        (d) CLOSING DOCUMENTS. Parent shall receive customary closing documents in form and substance reasonably satisfactory to it.

        (e) CONSENTS, ETC. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of all third parties listed on SECTION 6.2(E) of the Company Disclosure Letter have been obtained without, in the case of third parties, the payment or imposition of any material costs or obligations.

        (f) NO TRIGGER OF COMPANY RIGHTS. The Company Rights Agreement shall have been amended to cause the expiration of the Company Rights at or prior to the Effective Time or the Company Rights shall have been redeemed or otherwise terminated, and no trigger event shall have occurred thereunder.

        (g) TAX OPINION. Parent shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the transfer of Company Common Stock by holders of Company Common Stock, other than holders that are or will be "5% transferee shareholders" within the meaning of Treasury regulations Section 1.367(a)-3(c)(5)-(ii) pursuant to the Merger will qualify for an exception under Treasury regulations Section 1.367(a)-3 and, accordingly, Parent will be treated as a corporation for U.S. federal income tax purposes. Each party agrees to make all reasonable representations and covenants reasonably requested in connection with the rendering of such opinion.

    Section 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub qualified as to materiality shall be true and accurate (and those not so qualified shall be true and accurate in all material respects) as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate (or true and accurate in all material respects) as of such date or with respect to such period. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

        (b) PERFORMANCE OF OBLIGATIONS. Parent and its subsidiaries shall have performed or complied with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date that are not so qualified, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

        (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred and be continuing any event, change, circumstance, condition or effect that shall have caused, or shall be reasonably likely to cause, a Material Adverse Effect with respect to Parent.

        (d) CLOSING DOCUMENTS. Parent shall receive customary closing documents in form and substance reasonably satisfactory to it.

        (e) TAX OPINION. The Company shall have received an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel to the Company, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the transfer of Company Common Stock by holders of Company Common Stock, other than Company shareholders that are or will be "5% transferee shareholders" within the meaning of Treasury regulations Section 1.367(a)-3(c)(5)-(ii), pursuant to the Merger will qualify for an exception under Treasury regulations Section 1.367(a)-3 and, accordingly, Parent will be treated as a corporation for U.S. federal income tax purposes. Each party agrees to make all reasonable representations and covenants reasonably requested in connection with the rendering of such opinion.

    Section 6.4 ADJUSTMENT OF TERMS IN CERTAIN CIRCUMSTANCES. Each of Parent, Sub and the Company agrees that, in the event that the Merger is not consummated as a result of the failure to have satisfied or waived any of the conditions set forth in this ARTICLE VI (other than SECTION 6.1(A), SECTION 6.2(A), (B) OR (C) or SECTION 6.3(A), (B) OR (C)) on the Closing Date, it will negotiate with the other parties to this Agreement in good faith, for a period of 30 days, to adjust the terms of this Agreement and the transactions contemplated hereby so as to achieve as nearly as is practicable the benefits expected to be received by each of them upon entering into this Agreement as of the date hereof. In the event that the parties are not able to reach an agreement with respect to such an adjustment, this Agreement may be terminated by either party as provided in SECTION 7.1(I), unless the party seeking to terminate this Agreement shall have breached a representation, warranty or covenant which breach (or the substance thereof) shall be the cause of the failure to have satisfied such condition.

                                  ARTICLE VII
                                  TERMINATION

    Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval shall have been received.

        (a) by the mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable, in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in SECTIONS 6.1(B) and 6.1(F); PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(B) shall not be available to any party whose failure to comply with SECTION 5.4 has been the cause of such action or failure to act; or

        (c) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1999 (the "TERMINATION DATE"); provided, that the right to terminate this Agreement under this SECTION 7.1(C) shall not be available to the party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

        (d) by Parent or the Company, if the Company Stockholder Approval shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof; or

        (e) by Parent, if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent its recommendation of the adoption of this Agreement, (ii) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement/Prospectus to its stockholders, unless such failure was caused by the actions or inactions of Parent or its representatives, or failed to include in such statement the Company Board Recommendation, (iii) approved, recommended or entered into an agreement with respect to, or consummated, any Transaction Proposal from a person other than Parent or any of its affiliates, (iv) resolved to do any of the foregoing or (v) in response to the commencement of any tender offer or exchange offer for 10% or more of the outstanding the Company Common Stock, not recommended rejection of such tender offer or exchange offer within ten business days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act);

        (f) (i) by the Company, if Parent breaches any of its representations, covenants or agreements contained in this Agreement and such breach (A) would permit the Company not to consummate the Merger pursuant to SECTIONS 6.3(A) or 6.3(B), and (B) either by its terms cannot be cured by the Closing Date or with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after the Company has furnished Parent with written notice of such breach; or (ii) by Parent, if the Company breaches any of its representations, covenants or agreements contained in this Agreement and such breach (A) would permit Parent not to consummate the Merger pursuant to SECTIONS 6.2(A) or 6.2(B), and (B) either by its terms cannot be cured by the Closing Date or with respect to any such breach that is reasonably capable of being remedied, is not remedied within 20 days after Parent has furnished the Company with written notice of such breach; or

        (g) By the Company, if its Board of Directors determines at any time, by the vote of a majority of the members of its entire board, during the five-day period commencing on the business day following the Determination Date, that both of the following conditions are satisfied:

           (i) the Average Closing Price on the Determination Date of Parent Ordinary Shares shall be less than the product of the Starting Price and 0.85; and

           (ii) (A) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (such number being the "PARENT RATIO") shall be less than (B) the number obtained by dividing the Average Index Price on the Determination Date by the Average Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "INDEX RATIO");

        SUBJECT, HOWEVER, to the following four sentences: If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Parent which notice shall specify that the conditions set forth above have been satisfied; PROVIDED THAT such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period and the five-day period described in the following sentence. During the five-day period commencing with its receipt of such notice, Parent shall have the option of adjusting the Exchange Ratio to equal the lesser of (x) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price on the Determination Date, and (y) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. If Parent makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this SECTION 7.1(G) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 7.1(G).

        For purposes of this SECTION 7.1(G), the following term shall have the following meanings:

        "AVERAGE CLOSING PRICE ON THE DETERMINATION DATE" means the average of the daily closing prices of Company Common Stock as reported on the NYSE Composite Tape (as reported in The Wall Street Journal or, if not reported therein, in another mutually acceptable authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date (the "COMPANY STOCK MEASUREMENT PERIOD").

        "AVERAGE INDEX PRICE" means, as of the Starting Date or the Determination Date, the average of the weighted average (weighted in accordance with the market capitalization of such companies on the Starting
    Date) of the daily closing prices of the common stocks of the companies composing the Index Group as reported on the NYSE Composite Tape (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) on the Starting Date or for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

        "DETERMINATION DATE" means the trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the

    Closing Date) set forth in ARTICLE VI shall have been satisfied or waived, subject to change as provided in this SECTION 7.1(G).

        "INDEX GROUP" means the group of the ten companies listed in SECTION 7.1(G) of the Company Disclosure Letter. In the event that the common stock of any such company ceases to be publicly traded or a proposal shall be announced for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date, such company will be removed from the Index Group, and the weights (which have been determined based on market capitalization) redistributed proportionately for purposes of determining the Average Index Price.

        "STARTING DATE" means the first full trading day following the issuance of a press release announcing the execution of this Agreement.

        "STARTING PRICE" shall mean the last sale price per Parent Ordinary Share on the Starting Date, as reported by the NYSE Composite Tape (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

        If between the date of this Agreement and the Determination Date, the outstanding shares of any stock in the Index Group shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities or extraordinary cash dividend shall be declared with a record date within such period, or any similar event shall have occurred, appropriate adjustments shall be made to the Average Index Price, as the case may be, for purposes of this Agreement; or

        (h) By the Company, prior to the receipt of the Company Stockholder Approval, if its Board of Directors approves a Superior Proposal; PROVIDED, HOWEVER, that (i) the Company shall have complied with SECTION 5.8, (ii) the Board of Directors of the Company shall have concluded in good faith, on the basis of the advice of its outside legal counsel and financial advisors, that such proposal is a Superior Proposal and (iii) the Board of Directors shall have concluded in good faith, based upon the advice of its outside legal counsel, that approving and entering into an agreement in connection with, and consummating, such Superior Proposal would likely be required in order to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under the DGCL; PROVIDED, that this Agreement may not be terminated pursuant to this Section 7.1(h) unless (A) concurrently with, and as a condition to the effectiveness of, such termination, the Company pays to Parent the Termination Fee and Expenses (as defined in SECTIONS 7.3(A) and 7.3(B)), (B) concurrently with such termination the Company enters into a definitive agreement with respect to, or consummates, such Superior Proposal, (C) the Company shall have given Parent three business days' prior written notice of the terms and identity of the party proposing such Superior Proposal and of such proposed termination, and (D) during such three business day period, the Company shall have negotiated in good faith with Parent to permit Parent to make an equivalent proposal, which will be accepted by the Company; or

        (i) By the Company or Parent in accordance with the provisions of
    SECTION 6.4 hereof.

    Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in SECTION 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Sub or the Company except (a) for fraud or for willful breach of this Agreement, (b) for the payment of the Termination Fee and Expenses in accordance with SECTION 7.3 and (c) as set forth in this SECTION 7.2, in ARTICLE VIII hereof and in the last sentence of SECTION 5.3.

    Section 7.3 TERMINATION FEES AND EXPENSES. (a) In addition to any other amounts which may be payable pursuant to any other paragraph of this SECTION 7.3, the Company shall, following the termination of this Agreement pursuant to SECTIONS 7.1(E) or 7.1(H), promptly, but in no event later than one business day following written notice thereof, together with reasonable supporting documentation, reimburse Parent, in an aggregate amount of up to $8,000,000, for all out-of-pocket expenses and fees (including fees payable to all counsel, accountants, financial advisors, financial printers, experts and consultants), whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the Merger and the consummation of all transactions contemplated by this Agreement and the Stock Option Agreement (collectively, the "EXPENSES").

    (b) In the event that this Agreement is terminated by Parent pursuant to SECTIONS 7.1(E) or 7.1(H), the Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent on the next business day following such termination an amount equal to $38,000,000 (the "TERMINATION FEE").

    (c) If all of the following events have occurred:

        (i) a Transaction Proposal is commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company at any time on or after the date of this Agreement and prior to the termination hereof, and either
    (A) Parent or the Company terminates this Agreement pursuant to SECTIONS 7.1(C) or 7.1(D) or (B) Parent terminates this Agreement pursuant to SECTION 7.1(F)(II); and

        (ii) thereafter, within 18 months of the date of such termination, the Company enters into a definitive agreement with respect to, or consummates, any Transaction Proposal (whether or not such Transaction Proposal was commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company prior to such termination);

then, the Company shall pay to Parent an amount equal to the Termination Fee and Expenses concurrently with the earlier of the execution of such definitive agreement or the consummation of such Transaction Proposal.

    (d) In the event this Agreement is terminated by the Company pursuant to
SECTION 7.1(I) following the failure of the condition contained in Section 6.1(g) to be satisfied on the Closing Date (other than as a result of a breach by the Company of its representation and warranty contained in SECTION 3.22 or the covenants contained in SECTIONS 5.4(C) or 5.16), Parent shall pay to the Company by wire transfer of immediately available funds, to an account designated by the Company, on the next business day following notice of such termination, together with receipt of reasonable supporting documentation, the amount of $8 million as reimbursement of expenses incurred by the Company in connection with this Agreement.

    (e) In the event this Agreement is terminated by mutual consent pursuant to
SECTION 7.1(A), by the Company pursuant to SECTIONS 7.1(B), 7.1(C), 7.1(F), 7.1(G) or 7.1(I) or by Parent pursuant to SECTIONS 7.1(B), 7.1(C)(unless the conditions set forth in SECTIONS 6.1(A), 6.2(A), 6.2(B) or 6.2(C) shall not be satisfied as of the time of such termination) or 7.1(i) (unless the Company shall have breached a representation, warranty or covenant which breach (or the substance thereof) shall be a cause of the termination under SECTION 7.1(I)) and the Company has declared an increase in respect of its quarterly cash dividend for the Company's second fiscal quarter or any quarter thereafter in accordance with the terms of SECTION 5.1(A), the Company shall deliver to Parent written notice of the Dividend Increase (as hereinafter defined), together with reasonable supporting documentation, and on the third business day following notice of the Dividend Increase Parent shall pay to the Company by wire transfer, to an account designated by the Company, an amount equal to the Dividend Increase.

    For purposes of this Section 7.3(e), "DIVIDEND INCREASE" means:

       if the Company has declared a quarterly cash dividend upon shares of Company Common Stock for the second fiscal quarter of 1999 or any subsequent fiscal quarter through the Termination Date, the aggregate sum of the Excess Dividend (as herinafter defined) for each such fiscal quarter.

    For purposes of this Section 7.3(e), the "EXCESS DIVIDEND" for a fiscal quarter means:

       the product of (i) the amount per share of the quarterly cash dividend upon shares of Company Common Stock for such fiscal quarter minus $0.09 and (ii) the number of shares of Company Common Stock issued and outstanding as of the close of business on the record date for determining stockholders entitled to receive such quarterly cash dividend.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    Section 8.1 COSTS AND EXPENSES. Except for expenses incurred in connection with printing the Proxy Statement/Prospectus, as well as the filing fees relating thereto, which costs shall be shared equally by Parent and the Company, and except as set forth in ARTICLE VII, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

    Section 8.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Company's stockholders in the Merger except as set forth in SECTION 7.1(G).

    Section 8.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

    Section 8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (e) if to Parent or Sub, to:

        Cumberland House
      One Victoria Street
      P.O. Box HM 2245
      Hamilton HM JX
      Bermuda
      Attention: Paul S. Giordano, Esq.
      Telephone No.: (441) 294-7162
      Telecopy No.: (441) 292-5280
        with a copy to:

        Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Attention: Lee Meyerson, Esq.
      Telephone No.: (212) 455-3675
      Telecopy No.: (212) 455-2502

    (b) if to the Company, to:

        One Greenwich Plaza
      P.O. Box 2568
      Greenwich, CT 06836-2568
      Attention: Martha G. Bannerman, Esq.
      Telephone No.: (203) 622-5248
      Telecopy No.: (203) 625-5511

        with a copy to:

        Cadwalader, Wickersham & Taft
      100 Maiden Lane
      New York, New York 10028
      Attention: Dennis J. Block, Esq.
      Telephone No.: (212) 504-5555
      Telecopy No.: (212) 504-5557

    Section 8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

    Section 8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in SECTION 5.11 with respect to the obligations of Parent thereunder, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

    Section 8.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

    Section 8.10 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

    Section 8.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent; PROVIDED, HOWEVER, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 8.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world and, without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in
Section 8.4, together with written notice of such service to such party shall be deemed effective service of process upon such party.

    Section 8.13 HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles or Sections, unless otherwise specified, are to Articles and Sections of this Agreement.

    Section 8.14 CERTAIN DEFINITIONS. Certain capitalized terms used in this Agreement shall have the meaning set forth below:

        (a) "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

        (b) "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a bank holiday in Bermuda or in the State of New York.

        (c) "DOLLARS" or "$" means United States dollars.

        (d) "LIEN" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, the lien or retained security title of a purchase money creditor or conditional vendor, and any easement, right of way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

        (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

        (f) "SUBSIDIARY" means, with respect to a specified person, each corporation, partnership or other entity in which the specified person owns or controls, directly or indirectly through one or more intermediaries, 50 percent or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions or rights to 50 percent or more of any distributions; PROVIDED, HOWEVER, with respect to the Company, "SUBSIDIARY" shall also include any syndicate at Lloyd's of London managed by any such subsidiary.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                XL CAPITAL LTD

                                By:  /s/ BRIAN M. O'HARA
                                     -----------------------------------------
                                     Name: Brian M. O'Hara
                                     Title: President and Chief Executive
                                     Officer

ATTEST: /s/ PAUL S. GIORDANO
      -------------------------
      Secretary

               [SEAL]

                                DASHER ACQUISITION CORP.

                                By:  /s/ BRIAN M. O'HARA
                                     -----------------------------------------
                                     Name: Brian M. O'Hara
                                     Title: President

                                NAC RE CORP.

                                By:  /s/ NICHOLAS M. BROWN, JR.
                                     -----------------------------------------
                                     Name: Nicholas M. Brown, Jr.
                                     Title: President and Chief Executive
                                     Officer

                                                                      APPENDIX B

       THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN RESTRICTIONS
             CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of February 15, 1999 (the "AGREEMENT"), by and between NAC Re Corp., a Delaware corporation ("ISSUER"), and XL Capital Ltd, a limited liability company organized and incorporated under the laws of the Cayman Islands ("GRANTEE").

                                    RECITALS

    A. THE MERGER AGREEMENT. Grantee, Issuer and Dasher Acquisition Corp., a Delaware corporation ("SUB") are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), among Issuer, Grantee and Sub, providing for, among other things, the merger of Sub with and into Issuer, with Issuer being the surviving corporation.

    B. CONDITION TO MERGER AGREEMENT. As a condition and inducement to Grantee's and Sub's execution of the Merger Agreement, Grantee and Sub have required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined).

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

    1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

    2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "OPTION") to purchase up to 1,860,215 shares (as adjusted as set forth herein, the "OPTION SHARES") of common stock, par value $0.10 per share, of Issuer ("ISSUER COMMON STOCK"), at a purchase price per Option Share (as adjusted as set forth herein, the "PURCHASE PRICE") equal to $45.3125; PROVIDED that in no event shall the number of Option Shares for which this Option is exercisable exceed 10.1% of the issued and outstanding shares of Issuer Common Stock. Each Option Share issued upon exercise of the Option shall be accompanied by the applicable number of Company Rights as provided in the Company Rights Agreement.

    3.  EXERCISE OF OPTION.

    (a) Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); PROVIDED that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event (as hereinafter defined) or (C) the later of (1) February 15, 2000 and (2) 6 months after a termination of the Merger Agreement following the occurrence of a Purchase Event; and PROVIDED, FURTHER that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee or Holder, as the case may be, shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms of this Agreement prior to the termination of the Option. The term "HOLDER" shall mean the holder or holders of the Option from time to time, which initially is Grantee. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "PURCHASE EVENT" means any of the following events:

        (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly disclosed an intention to authorize, recommend or propose, or entered into one or more agreements with any person (other than Grantee or any subsidiary of Grantee) to effect, or effected, in a single transaction or a series of related transactions, any Transaction Proposal; or

        (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the voting power of Issuer or any of its Subsidiaries; or

       (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
    Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "TENDER OFFER" or an "EXCHANGE OFFER," respectively); or

       (iv) the Company Stockholder Approval shall not have been received at a duly held meeting of stockholders or at any adjournment thereof, or the Stockholders Meeting shall not have been held or shall have been canceled prior to the termination of the Merger Agreement, in each case after it shall have been publicly disclosed that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a Transaction Proposal, or (B) filed an application or notice, whether in draft or final form, with a Governmental Entity for approval or consent to make or consummate a Transaction Proposal; or

       (v) the Issuer or its Board of Directors shall have (A) withdrawn, modified or amended in any respect adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, (B) failed as promptly as practicable after the Form S-4 is declared effective to mail the Proxy Statement/ Prospectus to its stockholders, unless such failure was caused by the actions or inactions of Grantee or its representatives, or failed to include in such Proxy Statement/ Prospectus the Company Board Recommendation or (C) resolved to take any of the foregoing actions; or

       (vi) the Merger Agreement shall have been terminated in accordance with its terms under any circumstances in which the Termination Fee is or, upon the occurrence of the events specified therein, would become payable as provided in Section 7.3(b) or 7.3(c) of the Merger Agreement.

As used in this Agreement, "PERSON" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

    (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "NOTICE DATE") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing (the "CLOSING") of such purchase (the "CLOSING DATE"); PROVIDED that if the Closing cannot be consummated by reason of any applicable Law or the need to obtain any necessary approvals or consents of applicable

Governmental Entities, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and PROVIDED, FURTHER, without limiting the foregoing, that if prior notification or application to, approval of or authorization by any Governmental Entity is required in connection with such purchase, Issuer shall use all reasonable efforts to cooperate with the Holder in the prompt filing of the required notice or application for approval or authorization, and the Closing shall occur immediately following the date on which such approvals have been obtained or any required notification or waiting periods have expired. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (e) Notwithstanding Section 3(d), in no event shall any Closing Date be more than 12 months after the related Notice Date, and if the Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Holder receives official notice that an approval of any Governmental Entity required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option (whether or not the Option would have otherwise terminated) in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 11. The provisions of this Section 3 and Section 4 shall apply with appropriate adjustments to any such exercise.

    4.  PAYMENT AND DELIVERY OF CERTIFICATES.

    (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer (PROVIDED that the failure or refusal of Issuer to designate a bank account shall not preclude the Holder from exercising the Option), an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 14(f).

    (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

    (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

       THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 15, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE SECRETARY OF THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act, (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference and (iii) such legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

    (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(d), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all federal, foreign, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Holder or its assignee, transferee, or designee.

    (e) Issuer agrees (i) that it shall at all times maintain, free from Liens and preemptive or similar rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock ("AVAILABLE AUTHORIZED SHARES") so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock then outstanding, (ii) that it will not, by charter amendment or through reorganization, recapitalization, consolidation, merger, dissolution, liquidation, spin-off, sale of assets or similar transaction, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, agreements, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
(B) in the event prior approval or authorization of or notice or application to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution. Notwithstanding the foregoing, it is understood that as of the date of this Agreement, Issuer does not have Available Authorized Shares sufficient to permit the exercise of the Option in full. Issuer covenants and agrees to use its best efforts to cause its Board of Directors to designate, in accordance with its certificate of incorporation and the DGCL, a series of preferred stock of Issuer having terms such that each 1/100 of a share of such preferred stock (a "PREFERRED SHARE") shall have voting, dividend and liquidation rights equivalent to one share of Issuer Common Stock. In the event of an exercise of the Option for a number of shares of Issuer Common Stock in excess of the number of Available Authorized Shares (such excess, the "EXCESS SHARES"), Grantee shall be entitled to purchase a number of such Preferred Shares equal to the number of Excess Shares at a price per 1/100th of a Preferred Share equal to the Purchase Price. Any such Preferred Shares so issued pursuant to the terms hereof shall be "Option Shares" and shares of "Issuer Common Stock" for all purposes under this Agreement and all references herein to "Option Shares" and "Issuer Common Stock" shall include the Preferred Shares.

    5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

    (a) CORPORATE AUTHORITY. Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary approvals or authorizations from Governmental Entities, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    (b) SHARES RESERVED FOR ISSUANCE; CAPITAL STOCK. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance, upon the exercise of the Option, that number of shares of Issuer Common Stock (including Preferred Shares) equal to the maximum number of shares of Issuer Common Stock and other shares and securities which are at any time and from time to time purchasable upon exercise of the Option, and all such shares and other securities (including Preferred Shares), upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens (other than those created by this Agreement) and not subject to any preemptive or other similar rights.

    (c) NO VIOLATIONS. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any Company Agreement (with or without the giving of notice, the lapse of time or both) or under any Law or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

    (d) BOARD ACTION. The Board of Directors of Issuer has approved this Agreement and the consummation of the transactions contemplated hereby as required under Section 203 of the DGCL and any other applicable state takeover laws so that any such state takeover laws do not and will not apply to this Agreement or any of the transactions contemplated hereby (including the purchase of shares of Issuer Common Stock pursuant to this Agreement).

    (e) RIGHTS AMENDMENT. The Company Rights Agreement has been amended to provide that neither Grantee nor any Holder will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee or Holder pursuant to this Agreement.

    6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

    (a) CORPORATE AUTHORITY. Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by

Grantee and (assuming due authorization, execution and delivery by Issuer) constitutes a valid and binding obligation of the Grantee, enforceable against the Grantee in accordance with its terms.

    (b) PURCHASE NOT FOR DISTRIBUTION. Any Option Shares or other securities acquired by Grantee or Holder upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    7.  ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

    (a) In the event of any change from time to time in Issuer Common Stock and any other shares or securities subject to the Option by reason of a stock dividend, subdivision, spinoff, stock split, split-up, merger, consolidation, recapitalization, combination, exchange of shares, distribution on or in respect of the Issuer Common Stock that would be prohibited under the terms of the Merger Agreement, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Holder shall receive, upon exercise of the Option, the economic benefits provided hereunder, including the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a) or upon exercise of the Option) the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 10.1% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. In the event that Issuer issues or agrees to issue any shares of Issuer Common Stock (other than as permitted by the Merger Agreement) at a price per share less than the Purchase Price (as theretofore adjusted pursuant to this Section 7) the Purchase Price shall be reduced to equal such lesser price. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants, agreements, representations or warranties in the Merger Agreement.

    (b) Without limiting the parties' relative rights, remedies, liabilities and obligations under the Merger Agreement or this Agreement, in the event that Issuer shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for another class or series of stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall, after such merger, represent less than 75% of the outstanding shares and share equivalents having general voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or the assets of its subsidiaries taken as a whole, in one transaction or a series of related transactions, to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "SUBSTITUTE OPTION ISSUER").

    (c) The Substitute Option shall have the same terms as the Option, PROVIDED that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder, and PROVIDED, FURTHER that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a further Purchase Event. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "SUBSTITUTE OPTION PRICE") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

        (i) "ACQUIRING CORPORATION" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer's assets (or the assets of its subsidiaries taken as a whole).

        (ii) "ASSIGNED VALUE" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the date on which the merger, consolidation, asset sale or other transaction in question is consummated, and (z) in the event of a sale of all or substantially all of Issuer's assets (or of the assets of its subsidiaries as a whole) an amount equal to (I) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder, DIVIDED BY (II) the number of shares of Issuer Common Stock outstanding at such time. In calculating the Assigned Value, in the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

       (iii) "AVERAGE PRICE" shall mean the average closing price of a share of Substitute Common Stock on the NYSE (or if such Substitute Common Stock is not listed on the NYSE, the average closing price on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, the highest bid price per share as quoted on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the date of consummation of the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, by the person merging into Issuer or by any company which controls such person, as Holder may elect.

        (iv) "SUBSTITUTE COMMON STOCK" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

    (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 10.1% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 10.1% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

    (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

    8.  REPURCHASE AT THE OPTION OF HOLDER.

    (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 3(e) (but solely as to shares of Issuer Common Stock with respect to which the required approval was not received, Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "SECTION 8 REPURCHASE CONSIDERATION") equal to the sum of:

        (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

        (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

       (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

    (b) If Holder exercises its rights under this Section 8, Issuer shall, within 5 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and the Option and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Governmental

Entity is required in connection with the payment of all or any portion of the
Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Governmental Entity prohibits the repurchase (and Issuer hereby undertakes to use all reasonable efforts to obtain all required approvals from Governmental Entities to accomplish such repurchase) in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; whereupon, in the case of clause (ii), Issuer shall promptly (x) deliver to the Holder that portion of the Section 8 Repurchase Consideration Price that Issuer is not prohibited from delivering and (y) deliver to the Holder, as appropriate, either (A) a new Agreement evidencing the right of the Holder to purchase that number of shares of Issuer Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Holder and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then so prohibited from repurchasing; PROVIDED, that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Holder shall nonetheless have the right so to exercise the Option or exercise its rights under Section 9 until the expiration of such period of 30 business days. Holder shall notify Issuer of its determination under the preceding sentence within 10 business days of receipt of notice of disapproval of the repurchase.

    (c) For purposes of this Agreement, the "APPLICABLE PRICE" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), and (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not listed on the NYSE, the highest closing price per share as quoted on the Nasdaq National Market System or, if the shares of Issuer Common Stock are not quoted thereon, the highest bid price per share as quoted on the principal trading market in which such shares are traded as reported by a recognized source) during the 40 business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, a "REPURCHASE EVENT" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 35% or more of the then outstanding shares of Issuer Common Stock, (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) has been consummated or (iii) Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated.

    9.  REPURCHASE OF SUBSTITUTE OPTION.

    (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Substitute Repurchase Event (as defined in Section 9(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of
Section 3(e) (but solely as to shares of Substitute Common Stock with respect to which the required approval was not received), Substitute Option Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Substitute Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 9 is referred to as the "SECTION 9 REQUEST DATE". Such repurchase shall be at an aggregate price (the "SECTION 9 REPURCHASE CONSIDERATION") equal to the sum of:

       (i) the aggregate Purchase Price paid by Holder for any shares of Substitute Common Stock acquired pursuant to the Substitute Option with respect to which Holder then has beneficial ownership;

       (ii) the excess, if any, of (x) the Substitute Applicable Price (as defined below) for each share of Substitute Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised; and

       (iii) the excess, if any, of the Substitute Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares (for purposes of this Agreement, Option Shares shall include shares of Substitute Common Stock and related securities subject to the Substitute Option) with respect to which the Substitute Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Substitute Common Stock with respect to which the Substitute Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

    (b) If Holder exercises its rights under this Section 9, Substitute Option Issuer shall, within 5 business days after the Section 9 Request Date, pay the
Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Substitute Option Issuer the Substitute Option and the certificates evidencing the shares of Substitute Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and the Substitute Option and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Governmental Entity is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Substitute Option Issuer deliver from time to time that portion of the
Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 9 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Governmental Entity disapproves of any part of Substitute Option Issuer's proposed repurchase pursuant to this Section 9, Substitute Option Issuer shall promptly give notice of such fact to Holder (such notice a "NOTICE OF DISAPPROVAL"). If any Governmental Entity prohibits the repurchase (and Substitute Option Issuer hereby undertakes to use all reasonable efforts to obtain all required approvals from Governmental Entities to accomplish such repurchase) in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Governmental Entity, determine whether the repurchase should apply to the Substitute Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Substitute Option as to the number of Option Shares for which the Substitute Option was exercisable at the
Section 9 Request Date less the sum of the number of shares covered by the Substitute Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Substitute Option (if any) that has been repurchased; whereupon, in the case of clause
(ii), Substitute Option Issuer shall promptly (x) deliver to the Holder that portion of the Section 9 Repurchase Consideration Price that Substitute Option Issuer is not prohibited from delivering and (y) deliver to the Holder, as appropriate, either (A) a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Substitute Common Stock obtained by multiplying the number of shares of Substitute Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 9 Repurchase Consideration less the portion thereof theretofore delivered to the Holder and the denominator of which is the Section 9 Repurchase Consideration or
(B) a certificate for the Option Shares it is then so prohibited from repurchasing; PROVIDED, FURTHER, that if the Substitute Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Substitute Option or exercise its rights under Section 9 until the expiration of such period of 30 business days. Holder shall notify Substitute Option Issuer of its determination under the preceding sentence within ten business days of receipt of Notice of Disapproval of the repurchase.

    (c) For purposes of this Agreement, the "SUBSTITUTE APPLICABLE PRICE" means the highest of (i) the highest price per share of Substitute Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Substitute Common Stock received by holders of Substitute Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not listed on the NYSE, the highest closing price per share as quoted the Nasdaq NMS or, if the shares of Substitute Common Stock are not quoted thereon, the highest bid price on the principal trading market in which such shares are traded by a recognized source) during the 40 business days preceding the Section 9 Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Substitute Option Issuer's assets, the Substitute Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Substitute Option Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Substitute Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, a "SUBSTITUTE REPURCHASE EVENT" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 35% or more of the then outstanding shares of Substitute Common Stock, (ii) any of the transactions described in
Section 7(b)(i), 7(b)(ii) or 7(b)(iii) has been consummated or (iii) Substitute Option Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated. If the consideration paid or to be paid to holders of Substitute Common Stock in the transactions referred to in either of the foregoing clauses
(i) or (ii) shall be other than cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder, which determination shall be conclusive for all purposes of this Agreement.

    (e) All references to "Issuer", "Issuer Common Stock" and "Section 8" contained herein shall also be deemed to be references to "Substitute Option Issuer," "Substitute Common Stock" and "Section 9" respectively.

    10. RIGHT OF FIRST REFUSAL. If, within one year after the Closing Date (but not thereafter), Grantee proposes to sell all or any part of the Option Shares in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger or consolidation, in a tender or exchange offer or in a sale under Rule 144 or a successor provision under the Securities Act), it shall give Issuer the opportunity, in the following manner, to purchase such Option Shares:

    (a) Grantee shall give notice to Issuer in writing of its intent to sell Option Shares (a "DISPOSITION NOTICE"), specifying the number of Option Shares to be sold, the price and the material terms of any agreement relating thereto. The Disposition Notice may be given at any time.

    (b) Issuer shall have the right, exercisable by written notice given to Grantee within 5 business days after receipt of a Disposition Notice, to purchase all, but not less than all, of the Option Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by Issuer shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average of the last sale prices for such securities on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the average of the closing prices for the Issuer's common stock on the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, Grantee and Issuer or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by Issuer and approved by Grantee within 30 days of the closing. Such determination shall be final and binding on all parties hereto.

    (c) If Issuer exercises its right of first refusal hereunder, the closing of the purchase of the Option Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise; provided, however, that at any time prior to the closing of the purchase of Option Shares hereunder, Grantee may determine not to sell the Option Shares and revoke the Disposition Notice and, by so doing, cancel Issuer's right of first refusal with respect thereto. Issuer shall pay for the Option Shares in immediately available funds.

    (d) If Issuer does not exercise its right of first refusal hereunder within the time specified for such exercise, Grantee shall be free for 90 days following the expiration of such time for exercise to sell or enter into an agreement to sell the Option Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period (unless the approval or consent of a Governmental Entity is required to consummate such sale, in which case the 90-day period shall not be deemed to have expired until after such approval or consent shall have been granted), then the provisions of this Section 10 will again apply to the sale of such Option Shares.

    11.  REGISTRATION RIGHTS.

    (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of
Section 11(c) below, if requested by any Holder, including Grantee and any permitted transferee ("SELLING STOCKHOLDER"), as expeditiously as possible prepare, file and keep current a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Stockholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Stockholder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

    (b) PIGGYBACK REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Stockholders of its intention to do so and, upon the written request of any Selling Stockholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Stockholder), Issuer will cause all such shares for which a Selling Stockholder requests participation in such registration, to be so registered and included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause such shares to be so registered (i) if in the reasonable good faith opinion of the underwriters for such offering, the inclusion of all such shares by the Selling Stockholder would materially interfere with the marketing of such offering (in which case Issuer shall register as many shares as possible without materially interfering with the marketing of the offering), or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 11(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Stockholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Stockholder bears to the total number of shares requested to be registered by all such Selling Stockholders then desiring to have Issuer Common Stock registered for sale.

    (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 11(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; PROVIDED, HOWEVER, that Issuer may delay any registration of Option Shares required pursuant to Section 11(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 11(a) above:

        (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Article VII thereof, (b) failure to obtain the Company Stockholder Approval, and (c) a Purchase Event;

        (ii) on more than two occasions during any calendar year;

        (iii) within 90 days after the effective date of a registration referred to in Section 11(b) above pursuant to which the Selling Stockholder or Selling Stockholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested;

        (iv) unless a request therefor is made to Issuer by Selling Stockholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock and other securities issuable upon exercise of the Option) then outstanding; and

        (v) after such date as all the Option Shares may be resold in one transaction pursuant to Rule 144 of the Securities Act (or any successor or similar rule or act).

    In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of one year from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 11 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 11, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal fees and expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 11(a) or 11(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 11(a) or 11(b) above.

    (e) INDEMNIFICATION. In connection with any registration under Section 11(a) or 11(b) above Issuer hereby indemnifies the Selling Stockholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by each such Selling Stockholder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Selling Stockholder or such underwriter, as the case may be, expressly for such use.

    Promptly upon receipt by a party indemnified under this Section 11(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 11(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 11(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

    If the indemnification provided for in this Section 11(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Stockholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall any Selling Stockholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

    In connection with any registration pursuant to Section 11(a) or 11(b) above, Issuer and each Selling Stockholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 11(e).

    (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Stockholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule
144. Issuer shall at its expense provide the Selling Stockholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of the NASD or any stock exchange.

    (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Stockholders harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

    12. QUOTATION: LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE, the Nasdaq NMS or any other securities exchange or securities quotation system, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or any other securities (including Preferred Shares) to be acquired upon exercise of the Option on the NYSE, the Nasdaq NMS or such other securities exchange or securities quotation system and will use all reasonable efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

    13. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Stock Option Agreement and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    14. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined below) exceed $38,000,000, exclusive of any reimbursement of expenses pursuant to Section 7.3 of the Merger Agreement (the "Maximum Profit"), and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option (and any Substitute Option), (ii) deliver to Issuer, or the Substitute Issuer, as the case may be, for cancellation shares of Issuer Common Stock or Substitute Common Stock, as the case may be (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or the Substitute Issuer, as the case may be, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

    (b) For purposes of this Agreement, "TOTAL PROFIT" shall mean: (i) the aggregate amount of (A) the excess of (x) the net cash amounts received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) to any unaffiliated third party within

12 months after the exercise of the Option, over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), PLUS (B) all amounts received by Grantee on the transfer of the Option (including pursuant to Section 8), PLUS (C) all equivalent amounts with respect to the Substitute Option (including pursuant to Section 9), PLUS (D) all amounts received by Grantee pursuant to Section 7.3 of the Merger Agreement (other than reimbursement in respect of Expenses), MINUS (ii) all amounts of cash previously paid to Issuer pursuant to this Section 14 plus the value of the Option Shares (or other securities) previously delivered to Issuer for cancellation pursuant to this Section 14.

    (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any payment provided for in Section 7.3 of the Merger Agreement; PROVIDED that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 14(a) within 30 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) to any unaffiliated party within 12 months after the exercise of this Option with respect to such Option Shares, (iii) the date of receipt of net cash from the disposition of the Option or Substitute Option, as the case may be, and (iv) the date of receipt of equivalent amounts pursuant to the sale of the Substitute Option or shares of Substitute Common Stock (or other securities into which such Substitute Common Stock is converted or exchanged).

    (d) For purposes of paragraph (a) of this Section and clause (b)(ii) of this Section, the value of any Option Shares delivered to Issuer shall be the Assigned Value of such Option Shares and the value of any Substitute Common Stock delivered to Substitute Issuer shall be the Substitute Applicable Price of such Substitute Common Stock.

    15.  MISCELLANEOUS.

    (a) EXPENSES. Except as otherwise provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

    (c) ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto or their respective successors and assigns (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 15(h)) any rights, remedies, obligations or liabilities hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected impaired or invalidated. If for any reason such court or Governmental Entity determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) FURTHER ASSURANCES. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    (k) RIGHTS PLAN. Until the Option has been exercised or terminated in full and Grantee or Holder no longer holds any Option Shares, Issuer shall not amend, modify or waive any provision of the Company Rights Agreement or take any other action which would cause Grantee or Holder to be an "Acquiring Person", or which would cause a "Stock Acquisition Date" or "Distribution Date", or any event specified in Section 11 or 13 of the Company Rights Agreement or any similar event with respect to the Company Rights to occur, by reason of the existence or exercise (in whole or in part) of the Option, the beneficial ownership by Grantee or Holder or any of their respective "Affiliates" or "Associates" of any of the Option Shares, or the consummation of the other transactions contemplated hereby (all terms in quotes are used as defined in the Company Rights Agreement). This covenant shall also apply to any Substitute Option or shares of Substitute Common Stock issued in respect thereof, and to any securities into which any Option Shares or Substitute Common Stock are converted or exchanged.

    (l) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world and, without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.4 of the Merger Agreement, together with written notice of such service to such party shall be deemed effective service of process upon such party.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                NAC RE CORP.

                                By:  /s/ NICHOLAS M. BROWN, JR.
                                     -----------------------------------------
                                     Name: Nicholas M. Brown, Jr.
                                     Title: President and Chief Executive
                                     Officer

                                XL CAPITAL LTD

                                By:  /s/ BRIAN M. O'HARA
                                     -----------------------------------------
                                     Name: Brian M. O'Hara
                                     Title: President and Chief Executive
                                     Officer

                                                                      APPENDIX C

MORGAN STANLEY DEAN WITTER

                                          1585 BROADWAY
                                          NEW YORK, NEW YORK 10036
                                          (212) 761-4000

                                          February 15, 1999

Board of Directors
NAC Re Corporation
One Greenwich Plaza
Greenwich, CT 06836

Members of the Board:

We understand that NAC Re Corporation ("NAC Re" or the "Company"), XL Capital Ltd. ("XL Capital") and Dasher Acquisition Corp., a wholly owned subsidiary of XL Capital ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of February 15, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into NAC Re. Pursuant to the Merger Agreement, NAC Re will become a wholly owned subsidiary of XL Capital and each issued and outstanding share of common stock, par value $.10 per share, of NAC Re (the "NAC Re Common Stock"), other than shares held in treasury or held by XL Capital or any affiliate of XL Capital, will be converted into the right to receive .915 shares (the "Exchange Ratio") of Class A Ordinary Shares, par value $.01 per share, of XL Capital (the "XL Capital Ordinary Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of NAC Re Common Stock (other than XL Capital and its affiliates).

For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of NAC Re and XL Capital, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning NAC Re and XL Capital prepared by the managements of NAC Re and XL Capital, respectively;

   (iii) analyzed certain financial projections prepared by the managements of NAC Re and XL Capital;

    (iv) discussed the past and current operations and financial condition and the prospects of NAC Re and XL Capital with senior executives of NAC Re and XL Capital, respectively, and analyzed the pro forma impact of the Merger on XL Capital's earnings per share, consolidated capitalization and financial ratios;

    (v) reviewed the reported prices and trading activity for NAC Re Common Stock and XL Capital Ordinary Shares

    (vi) compared the financial performance of NAC Re and XL Capital and the prices and trading activity of NAC Re Common Stock and XL Capital Ordinary Shares with that of certain other comparable publicly-traded companies and their securities;

   (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (viii) Discussed with senior senior managements of NAC Re and XL Capital the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

    (ix) participated in discussions and negotiations among representatives of NAC Re and XL Capital and their financial and legal advisors;

    (x) reviewed the Merger Agreement and certain related documents; and

    (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the synergies and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of NAC Re and XL Capital, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling of interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. We have not made any independent valuation or appraisal of the assets or liabilities of NAC Re or XL Capital, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we had limited discussions with certain third parties but we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition or merger involving NAC Re or any of its assets.

We have acted as financial advisor to the Board of Directors of NAC Re in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for NAC Re and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of NAC Re, except that this opinion may be included in its entirety in any filing made by NAC Re with the Securities and Exchange Commission with respect to the Merger. In addition, this opinion does not in any manner address the prices at which NAC Re Common Stock or XL Capital Ordinary Shares will trade following announcement or consummation of the transaction, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of NAC Re should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of NAC Re Common Stock (other than XL Capital and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ PHILLIP BARNETT
                                             -----------------------------------

                                              Phillip Barnett
                                             Managing Director

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    XL Capital Ltd is a Cayman Islands company. Article 109 of XL's Articles of Association, contains provisions with respect to indemnification of XL's officers and directors. The provisions provide that XL shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of XL), by reason of the fact that he is or was a director, officer, employee or agent of XL, or is or was serving at the request of XL as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by XL, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of XL, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For actions brought by or in the right of XL, the above indemnity applies, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to XL or such employee benefit plan unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or such other court shall deem proper.

    To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    XL may also advance the expenses of defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by XL as authorized in Article 109 of XL's Articles of Association.

    The indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    The Companies Law (1998 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of general principles and certain Commonwealth case law which is likely to be persuasive (although not binding) in the Cayman Islands would indicate that indemnification of a director or officer who has exercised the appropriate standard of care required by the articles of association of the company is generally permissible except where it is contrary to or in contravention of public policy, for example, in the event that there had been fraud or wilful default or neglect on the part of the officer or director.

    XL has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors and those of its subsidiaries and affiliates in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed herewith or incorporated herein by reference:

 EXHIBIT NO.                                                   DESCRIPTION
-----------------  ---------------------------------------------------------------------------------------------------

           2.1     Agreement and Plan of Merger, dated as of February 15, 1999, as amended on April 26, 1999, among XL
                   Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp. (attached as Appendix A to the Proxy
                   Statement/Prospectus contained in this Registration Statement).

           4.1     Rights Agreement, dated as of September 11, 1998 between XL Capital Ltd and ChaseMellon Shareholder
                   Services, L.L.C., as Rights Agent, incorporated by reference to XL Capital Ltd's Current Report on
                   Form 8-K dated October 21, 1998.

           5       Opinion of Hunter & Hunter regarding the legality of the XL Capital Ltd Class A Ordinary Shares to be registered under this Registration Statement.

           8.1     Opinion of Simpson Thacher & Bartlett regarding certain United States federal income tax consequences of the merger.

           8.2     Opinion of Cadwalader, Wickersham & Taft regarding certain United States federal income tax consequences of the merger.

          23.1     Consent of PricewaterhouseCoopers LLP.

          23.2     Consent of Ernst & Young LLP.

          23.3     Consent of Simpson Thacher & Bartlett (included in the opinion filed as Exhibit 8.1 to this
                   Registration Statement).

          23.4     Consent of Cadwalader, Wickersham & Taft (included in the opinion filed as Exhibit 8.2 to this
                   Registration Statement).

          23.5     Consent of Hunter & Hunter (included in the opinion filed as Exhibit 5 to this Registration
                   Statement).

          99.1     Consent of Morgan Stanley Dean Witter & Co.

          99.2     Form of Proxy for holders of NAC Re Corp. common stock.

          99.3     Stock Option Agreement, dated as of February 15, 1999 by and between NAC Re Corp. as issuer and XL
                   Capital Ltd as grantee (attached as Appendix B to the Proxy Statement/Prospectus contained in this
                   Registration Statement).

          99.4     Opinion of Morgan Stanley & Co. Incorporated (attached as Appendix C to the Proxy
                   Statement/Prospectus contained in this Registration Statement).

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

        (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment if effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

        (8) To supply by means of a post-effective amendment all information concerning the transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Pursuant to the requirements of the Securities Act of 1933, as amended, XL Capital Ltd has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 26, 1999.

                                XL CAPITAL LTD

                                By:             /s/ BRIAN M. O'HARA
                                     -----------------------------------------
                                               Name: Brian M. O'Hara
                                        Title: President and Chief Executive
                                                      Officer

                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints Brian M. O'Hara and Paul S. Giordano, and each of them, with full power of substitution and resubstitution and full power to act without the other, as such person's true and lawful attorneys-in-fact and agents to act in such person's name, place and stead and to do any and all acts and all things and to execute any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or desirable to enable XL Capital Ltd to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission promulgated thereunder in connection with the registration under the Act of XL Capital ordinary shares ("Ordinary Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to Registration Statements on Form S-4 and Form S-8 (or any other form) relating to the sale of such Ordinary Shares, to be filed with the Securities and Exchange Commission with respect to such Ordinary Shares, to any and all amendments or supplements to such Registration Statements, whether such amendments or supplements are filed before or after the effective date of such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statements or any and all amendments or supplements thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------
                                President, Chief Executive
     /s/ BRIAN M. O'HARA          Officer and Director
------------------------------    (Principal Executive        April 26, 1999
       Brian M. O'Hara            Officer)

                                Executive Vice President
                                  and Chief Financial
    /s/ ROBERT R. LUSARDI         Officer (Principal
------------------------------    Financial Officer and       April 26, 1999
      Robert R. Lusardi           Principal Accounting
                                  Officer)

 /s/ MICHAEL P. ESPOSITO, JR.
------------------------------  Director and Chairman of      April 26, 1999
   Michael P. Esposito, Jr.       the Board of Directors

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ MICHAEL A. BUTT
------------------------------  Director                      April 26, 1999
       Michael A. Butt

     /s/ ROBERT CLEMENTS
------------------------------  Director                      April 26, 1999
       Robert Clements

     /s/ SIR BRIAN CORBY
------------------------------  Director                      April 26, 1999
       Sir Brian Corby

    /s/ ROBERT R. GLAUBER
------------------------------  Director                      April 26, 1999
      Robert R. Glauber

  /s/ ROBERT V. HATCHER, JR.
------------------------------  Director                      April 26, 1999
    Robert V. Hatcher, Jr.

       /s/ IAN R. HEAP
------------------------------  Director                      April 26, 1999
         Ian R. Heap

      /s/ PAUL JEANBART
------------------------------  Director                      April 26, 1999
        Paul Jeanbart

       /s/ JOHN LOUDON
------------------------------  Director                      April 26, 1999
         John Loudon

 /s/ ROBERT J. NEWHOUSE, JR.
------------------------------  Director                      April 26, 1999
   Robert J. Newhouse, Jr.

     /s/ ROBERT S. PARKER
------------------------------  Director                      April 26, 1999
       Robert S. Parker

       /s/ CYRIL RANCE
------------------------------  Director                      April 26, 1999
         Cyril Rance

      /s/ ALAN Z. SENTER
------------------------------  Director                      April 26, 1999
        Alan Z. Senter

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ JOHN T. THORNTON
------------------------------  Director                      April 26, 1999
       John T. Thornton

     /s/ ELLEN E. THROWER
------------------------------  Director                      April 26, 1999
       Ellen E. Thrower

       /s/ JOHN WEISER
------------------------------  Director                      April 26, 1999
         John Weiser

     /s/ PAUL S. GIORDANO       Senior Vice President,
------------------------------    General Counsel and         April 26, 1999
       Paul S. Giordano           Secretary

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                   DESCRIPTION
-----------------  ---------------------------------------------------------------------------------------------------

           2.1     Agreement and Plan of Merger, dated as of February 15, 1999, as amended on April 26, 1999, among XL
                   Capital Ltd, Dasher Acquisition Corp. and NAC Re Corp. (attached as Appendix A to the Proxy
                   Statement/Prospectus contained in this Registration Statement).

           4.1     Rights Agreement, dated as of September 11, 1998 between XL Capital Ltd and ChaseMellon Shareholder
                   Services, L.L.C., as Rights Agent, incorporated by reference to XL Capital Ltd's Current Report on
                   Form 8-K dated October 21, 1998.

           5       Opinion of Hunter & Hunter regarding the legality of the XL Capital Ltd Class A Ordinary Shares to be registered under this Registration Statement.

           8.1     Opinion of Simpson Thacher & Bartlett regarding certain United States federal income tax consequences of the merger.

           8.2     Opinion of Cadwalader, Wickersham & Taft regarding certain United States federal income tax consequences of the merger.

          23.1     Consent of PricewaterhouseCoopers LLP.

          23.2     Consent of Ernst & Young LLP.

          23.3     Consent of Simpson Thacher & Bartlett (included in the opinion filed as Exhibit 8.1 to this
                   Registration Statement).

          23.4     Consent of Cadwalader, Wickersham & Taft (included in the opinion filed as Exhibit 8.2 to this
                   Registration Statement).

          23.5     Consent of Hunter & Hunter (included in the opinion filed as Exhibit 5 to this Registration
                   Statement).

          99.1     Consent of Morgan Stanley & Dean Witter Co.

          99.2     Form of Proxy for holders of NAC Re Corp. common stock.

          99.3     Stock Option Agreement, dated as of February 15, 1999 by and between NAC Re Corp. as issuer and XL
                   Capital Ltd as grantee (attached as Appendix B to the Proxy Statement/Prospectus contained in this
                   Registration Statement).

          99.4     Opinion of Morgan Stanley & Co. Incorporated (attached as Appendix C to the Proxy
                   Statement/Prospectus contained in this Registration Statement).